Prospectus Supplement to Prospectus Dated July 11, 2005

                                 $1,361,390,000
                                 (Approximate)

              Mortgage Pass-Through Certificates, Series 2006-OPT2 HSI Asset Securitization Corporation Trust 2006-OPT2
                                 Issuing Entity

                      HSI Asset Securitization Corporation
                                   Depositor

                      HSBC Bank USA, National Association
                               Sponsor and Seller

                         Option One Mortgage Corporation
                            Originator and Servicer

                             Wells Fargo Bank, N.A.
                                Master Servicer

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Consider carefully the Risk Factors beginning on page S-15 in this prospectus supplement and page 16 in the accompanying prospectus.

The certificates will represent interests in the trust only and will not represent interests in or obligations of the sponsor, the depositor, the trustee, any of their respective affiliates or any other party.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
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The trust will issue certificates including the following classes offered hereby:

o Five classes of senior certificates

o Ten classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates in the table under "Summary--The Offered Certificates" on page S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-5 and not to the other classes of certificates that will be issued by the trust as described herein.

Each class of certificates will receive monthly distributions of interest and principal, as described in this prospectus supplement. Distributions on the certificates will be made on the 25th day of each month, or if the 25th day is not a business day on the next business day, beginning in March 2006.

Credit enhancement for the offered certificates includes excess interest, overcollateralization, limited cross-collateralization and subordination. Amounts payable under an interest rate cap agreement and an interest rate swap agreement, both provided by Bear Stearns Financial Products Inc., will be applied to pay certain interest shortfalls (including basis risk shortfalls), maintain overcollateralization and repay certain losses.

The trust's main source of funds for making distributions on the certificates will be collections on a pool consisting of two groups of closed-end, adjustable and fixed rate, interest-only, fully amortizing and balloon mortgage loans secured by first and second lien mortgages or deeds of trust on residential real properties.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

HSBC Securities (USA) Inc., Blaylock & Company, Inc. and H&R Block Financial Advisors Inc., the underwriters, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to HSI Asset Securitization Corporation from the sale of the offered certificates (excluding accrued interest) will be approximately 99.82% of the class principal balance of the offered certificates before deducting expenses. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking and Euroclear Bank, as operator of the Euroclear System, on or about February 28, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  HSBC [Logo]
                           HSBC SECURITIES (USA) INC.
BLAYLOCK & COMPANY, INC.                       H&R BLOCK FINANCIAL ADVISORS INC.

          The date of this prospectus supplement is February 27, 2006.

              Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

      We provide information about the offered certificates for Series 2006-OPT2 in two separate documents that progressively include more detail:

      o the accompanying prospectus dated July 11, 2005, which provides general information, some of which may not apply to the Series 2006-OPT2 certificates.

      o this prospectus supplement, which describes the specific terms of the Series 2006-OPT2 certificates.

      Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

      If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      All dealers selling certificates will deliver a prospectus supplement and prospectus for a period of 90 days following the date of this prospectus supplement. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

                           For European Investors Only

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                               Tables of Contents

Prospectus Supplement Page

SUMMARY......................................................................S-1
RISK FACTORS................................................................S-15
GLOSSARY....................................................................S-28
THE MORTGAGE LOAN POOL......................................................S-28
   The Statistical Cutoff Date..............................................S-28
   General..................................................................S-28
   Historical Delinquency Information.......................................S-30
   Prepayment Premiums......................................................S-30
   Adjustable Rate Mortgage Loans...........................................S-31
   The Index................................................................S-32
   The Aggregate Mortgage Loans.............................................S-32
   The Group I Mortgage Loans...............................................S-32
   The Group II Mortgage Loans..............................................S-33
   Credit Scores............................................................S-34
STATIC POOL INFORMATION.....................................................S-35
MATERIAL LEGAL PROCEEDINGS..................................................S-35
AFFILIATIONS AND RELATIONSHIPS..............................................S-35
ADDITIONAL INFORMATION......................................................S-36
UNDERWRITING GUIDELINES.....................................................S-36
   General..................................................................S-36
   The Originator...........................................................S-36
   Option One Underwriting Guidelines.......................................S-37
ASSIGNMENT OF THE MORTGAGE LOANS............................................S-40
   General..................................................................S-40
   Delivery of Mortgage Loan Documents......................................S-41
   Representations and Warranties Relating to the Mortgage Loans............S-42
DESCRIPTION OF THE CERTIFICATES.............................................S-47
   General..................................................................S-47
   Book-Entry Registration..................................................S-48
   Definitive Certificates..................................................S-51
   Payments on the Mortgage Loans...........................................S-52
   Distributions............................................................S-54
   Priority of Distributions Among Certificates.............................S-54
   Distributions of Interest and Principal..................................S-54
   Allocation of Principal Payments to Class A Certificates.................S-59
   Calculation of One-Month LIBOR...........................................S-60
   Excess Reserve Fund Account..............................................S-60
   The Derivative Agreements................................................S-61
   Overcollateralization Provisions.........................................S-64
   Reports to Certificateholders............................................S-65
FEES AND EXPENSES OF THE TRUST..............................................S-67
ADMINISTRATION OF THE TRUST.................................................S-68
   Servicing and Administrative Responsibilities............................S-68
   Trust Accounts...........................................................S-70
   Example of Distributions.................................................S-71
THE SPONSOR AND SELLER......................................................S-72
   Securitization Program...................................................S-73
THE DEPOSITOR...............................................................S-74
THE MASTER SERVICER.........................................................S-75
   General..................................................................S-75
   Compensation of the Master Servicer......................................S-76
   Indemnification and Third Party Claims...................................S-77
   Limitation of Liability of the Master Servicer...........................S-77
   Assignment or Delegation of Duties by the Master Servicer; Resignation...S-78
   Master Servicer Events of Default; Waiver; Termination...................S-78
   Assumption of Master Servicing by Trustee................................S-80
THE SERVICER................................................................S-80
THE SECURITIES ADMINISTRATOR................................................S-84
THE CUSTODIAN...............................................................S-85
THE TRUSTEE.................................................................S-85
THE POOLING AND SERVICING AGREEMENT.........................................S-86
   The Issuing Entity.......................................................S-86
   Servicing Provisions of the Pooling and Servicing Agreement..............S-86
   Termination; Optional Cleanup Call.......................................S-92
   Resignation and Removal of the Trustee...................................S-93
   Certain Matters Regarding the Depositor, the Servicer,
     the Securities Administrator and the Trustee...........................S-93
   Amendment................................................................S-94
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-95
   Structuring Assumptions..................................................S-95
   General.................................................................S-101
   Defaults................................................................S-101
   Prepayment Considerations and Risks.....................................S-101
   Overcollateralization Provisions........................................S-103
   Class M Certificates....................................................S-103
   Weighted Average Lives of the Offered Certificates......................S-104

   Decrement Tables........................................................S-104
   Prepayment Scenarios....................................................S-105
   Final Scheduled Distribution Date.......................................S-114
FEDERAL INCOME TAX CONSIDERATIONS..........................................S-114
   General.................................................................S-114
   Taxation of the Offered Certificates....................................S-114
   The Cap Contract Component..............................................S-116
   Status of the Offered Certificates......................................S-117
   Other Matters...........................................................S-117
STATE AND LOCAL TAXES......................................................S-117
ERISA CONSIDERATIONS.......................................................S-117
LEGAL INVESTMENT...........................................................S-120
UNDERWRITING...............................................................S-120
LEGAL MATTERS..............................................................S-121
RATINGS....................................................................S-121
GLOSSARY...................................................................S-123
ANNEX I: CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..........I-1
ANNEX II: INTEREST RATE SWAP SCHEDULE.......................................II-1
ANNEX III: INTEREST CAP SWAP SCHEDULE......................................III-1
ANNEX A: MORTGAGE LOAN STATISTICAL INFORMATION...............................A-1

                                     SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties:

Sponsor and Seller

      HSBC Bank USA, National Association, a national banking association and an affiliate of the depositor. The primary executive office of the sponsor and seller is 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-6120. HSBC Bank USA, National Association acquired the mortgage loans from the originator and will sell them to the depositor on the closing date. See "The Sponsor and Seller" and "Assignment of the Mortgage Loans" in this prospectus supplement.

Depositor

      HSI Asset Securitization Corporation, a corporation organized under the laws of Delaware. The principal executive office of the depositor is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-8119. The depositor is a direct wholly owned subsidiary of HSBC Markets
(USA) Inc. and an affiliate of the sponsor and seller. See "The Depositor" in the accompanying prospectus.

Issuing Entity

      HSI Asset Securitization Corporation Trust 2006-OPT2, a common law trust created pursuant to a pooling and servicing agreement governed by New York law, dated as of February 1, 2006, by and among the depositor, the master servicer, the securities administrator, the custodian, the servicer, the originator and the trustee. See "The Pooling and Servicing Agreement--The Issuing Entity" in this prospectus supplement.

Trustee

      Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4134, and its telephone number is (714) 247-6000. See "The Trustee" in this prospectus supplement.

Securities Administrator

      Wells Fargo Bank, N.A., a national banking association. The securities administrator maintains an office located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and its telephone number is (410) 884-2000. Its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. As paying agent, the securities administrator will be responsible for making monthly distributions and preparing the related monthly distribution statements provided to certificateholders. The securities administrator will also be responsible for preparing certain tax information for investors, certain tax filings for the trust and certain periodic reports relating to the trust and the certificates that are required to be filed with the Securities and Exchange Commission. See "The Securities Administrator" in this prospectus supplement.

Master Servicer

      Wells Fargo Bank, N.A. In its capacity as master servicer, Wells Fargo Bank, N.A. will be responsible for monitoring the performance of the servicer and for reconciling the servicer loan-level report which serves as the basis for the monthly distribution statement prepared by the securities administrator. See "The Master Servicer" in this prospectus supplement.

Servicer

      Option One Mortgage Corporation, a corporation organized under the laws of California. The principal executive office of the servicer is located at 3 Ada, Irvine, California 92618, and its telephone number is (800) 704-0800 ext. 37546.

      The servicer will:

      (1) provide customary servicing functions with respect to the mortgage loans;

      (2) provide certain loan-level reports to the master servicer; and

      (3) make certain principal and interest advances with respect to the mortgage loans and certain servicing advances with respect to the related mortgage properties.

See "The Servicer" in this prospectus supplement.

Custodian

      Wells Fargo Bank, N.A. In its capacity as custodian, Wells Fargo Bank, N.A. will maintain and secure the mortgage document files underlying the mortgage loans on behalf of the trust. See "Assignment of the Mortgage Loans" in this prospectus supplement.

Originator

      Option One Mortgage Corporation, a corporation organized under the laws of California. The principal executive office of the originator is located at 3 Ada, Irvine, California 92618, and its telephone number is (800) 704-0800 ext. 37546.

      Option One Mortgage Corporation originated all of the mortgage loans.

      See "Underwriting Guidelines" in this prospectus supplement for a description of the underwriting guidelines applied by the originator in underwriting the mortgage loans.

Derivative Counterparty

      Bear Stearns Financial Products Inc., a New York corporation. The principal executive office of the derivative counterparty is located at 383 Madison Ave., New York, New York, 10179, and its telephone number is (212) 272-4009.

Rating Agencies

      Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

Relevant Dates:

Statistical Cut-off Date

      January 1, 2006. Unless otherwise indicated in this prospectus supplement, any statistical information with respect to the mortgage loans contained in this prospectus supplement, including the statistical information in Annex A, is based on the scheduled principal balances of those mortgage loans selected to be included in the mortgage pool acquired by the trust (the "sample mortgage pool") as of January 1, 2006.

Cut-off Date

      February 1, 2006. On the closing date, the trust will acquire a pool of mortgage loans, including all principal outstanding as of, and interest due thereon after, the close of business on the cut-off date. The collateral characteristics of the final mortgage pool acquired by the trust on the closing date may vary from the collateral characteristics of the sample mortgage pool in several respects: (1) the mortgage loan balances acquired by the trust will, except in the case of interest-only mortgage loans, be reduced by the February 1, 2006 scheduled principal payment; (2) certain mortgage loans contained in the sample mortgage pool may not be included in the final mortgage pool due to losses on, or prepayments in full of, such mortgage loans, or as a result of not meeting the eligibility requirements for the final mortgage pool; and (3) certain replacement mortgage loans may be included in the final mortgage pool in substitution of the deleted mortgage loans referred to in clause (2) above. The sponsor believes that the collateral characteristics of the sample mortgage pool are representative of the final mortgage pool to be acquired by the trust and that any variance between the statistical distribution of characteristics of the sample mortgage pool as of the statistical cut-off date as presented in this prospectus supplement and the final mortgage pool as of the closing date should not be material.

Closing Date

      On or about February 28, 2006.

Distribution Date

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in March 2006, to the holders of record on the preceding record date.

Record Date

      The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date).

Due Period

      With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which such distribution date occurs.

The Mortgage Loans

      The mortgage loans to be included in the trust will be comprised of adjustable and fixed rate, interest-only, fully amortizing and balloon mortgage loans secured by first and second lien mortgages or deeds of trust on one- to four-family residential real properties. All of the mortgage loans were originated or acquired by the originator, and sold to the sponsor pursuant to a master loan purchase and servicing agreement. On the closing date, the sponsor will sell the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement and the depositor will, in turn, sell the mortgage loans to the trust pursuant to the pooling and servicing agreement.

      Under these agreements, the originator has the obligation to remedy a material defect in the documentation constituting part of the mortgage file relating to the related mortgage loan, or if such defect cannot be remedied, substitute or repurchase the defective mortgage loan. In addition, under these agreements, the originator and the sponsor make certain representations and warranties relating to, among other things, their ability to convey unencumbered good title to the mortgage loans, the underwriting criteria pursuant to which the mortgage loans were originated and certain other characteristics of the mortgage loans. A breach of any such representation and warranty that materially and adversely affects the value of the related mortgage loan will require the breaching party to either cure the breach or substitute or repurchase the affected mortgage loan. See "Assignment of the Mortgage Loans" in this prospectus supplement.

      As of the statistical cut-off date, the mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 354 months and have the following additional approximate characteristics:

Aggregate scheduled
principal balance:                        $1,445,705,215

Number of loans:                                7,778

Average principal balance:                    $185,871

Adjustable rate (by
aggregate scheduled
balance and percentage of
total pool):                        $1,084,372,270    75.01%

Fixed rate (by aggregate
scheduled balance and
percentage of total pool):          $361,332,945      24.99%

Interest-only (by aggregate
scheduled balance and
percentage of total pool):          $352,751,531      24.40%

Second liens (by aggregate
scheduled balance and
percentage of total pool):          $60,988,818        4.22%

Range of mortgage rates:            4.990%     to     13.730%

Weighted average
mortgage rate:                      7.387%

Range of gross margins:             0.100%     to      9.300%

Weighted average gross
margin:(1)                          5.584%

Range of minimum
mortgage rates: (1)                 4.990%     to     12.200%

Weighted average minimum
mortgage rate:(1)                   7.336%

Range of maximum
mortgage rates:(1)                  9.990%     to     19.980%

Weighted average maximum
mortgage rate:(1)                   13.337%

Range of principal balances:        $14,935    to   $3,159,168

Range of original
loan-to-value ratio:                7.17%      to     100.00%

Weighted average original
loan-to-value ratio:                79.31%

Weighted average original
combined loan-to-value ratio:       82.74%

Weighted average next
rate adjustment date: (1)           January 2008

Geographic concentration in         California        25.88%
excess of 5%:                       Florida            9.38%
                                    New York           8.98%
                                    Massachusetts      7.63%

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(1) The weighted average is based only on the adjustable rate mortgage loans. Approximately 24.40% of the mortgage loans are interest-only for a period of five years following origination.

      The interest rate on each adjustable rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement. The first adjustment of the interest rates for approximately 86.38%, 3.67%, 9.36% and 0.17% of the adjustable rate mortgage loans will occur after an initial period of approximately two, three, five or fifteen years following origination.

      For purposes of calculating principal distributions on the senior certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac original loan amount limitation guidelines for first and second liens on one-to-four-family residential properties. The group II mortgage loans will consist of all other remaining mortgage loans that may or may not conform to such Freddie Mac guidelines. Information about the characteristics of the mortgage loans in each group as of the statistical cut-off date is described under "The Mortgage Loan Pool" in this prospectus supplement and in Appendix A thereto. Payments of principal and interest on the Class I-A certificates will be based primarily on collections from the group I mortgage loans. Payments of principal and interest on the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates will be based primarily on collections from the group II mortgage loans. Payments of principal and interest on each class of subordinate certificates will be based on collections from both mortgage groups.

      For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

                            The Offered Certificates

      The certificates consist of the classes of certificates listed below, together with the Class M-11, Class P, Class X and Class R certificates. Only the classes of certificates listed below are offered by this prospectus supplement:

                                                         Interest Rate      Interest Rate Formula
             Related   Initial Class     Initial         Formula (until        (after Initial
             Mortgage   Principal        Interest       Initial Optional    Optional Termination
 Class         Pool     Balance(1)       Rate(2)      Termination Date)(3)         Date)(4)            Principal Type
-------      --------  ------------      --------     --------------------  ---------------------    -------------------
I-A             1      $368,076,000       4.790%      LIBOR plus 0.220%(5)   LIBOR plus 0.440%(5)          Senior
                                                                                                     Senior, Sequential
II-A-1          2      $458,107,000       4.650%      LIBOR plus 0.080%(5)   LIBOR plus 0.160%(5)            Pay
                                                                                                     Senior, Sequential
II-A-2          2       $47,179,000       4.700%      LIBOR plus 0.130%(5)   LIBOR plus 0.260%(5)            Pay
                                                                                                     Senior, Sequential
II-A-3          2      $195,875,000       4.760%      LIBOR plus 0.190%(5)   LIBOR plus 0.380%(5)            Pay
                                                                                                     Senior, Sequential
II-A-4          2       $19,316,000       4.860%      LIBOR plus 0.290%(5)   LIBOR plus 0.580%(5)            Pay
M-1           1, 2      $52,876,000       4.940%      LIBOR plus 0.370%(5)   LIBOR plus 0.555%(5)        Subordinate
M-2           1, 2      $48,646,000       4.960%      LIBOR plus 0.390%(5)   LIBOR plus 0.585%(5)        Subordinate
M-3           1, 2      $29,610,000       4.980%      LIBOR plus 0.410%(5)   LIBOR plus 0.615%(5)        Subordinate
M-4           1, 2      $26,790,000       5.090%      LIBOR plus 0.520%(5)   LIBOR plus 0.780%(5)        Subordinate
M-5           1, 2      $24,675,000       5.110%      LIBOR plus 0.540%(5)   LIBOR plus 0.810%(5)        Subordinate
M-6           1, 2      $22,560,000       5.180%      LIBOR plus 0.610%(5)   LIBOR plus 0.915%(5)        Subordinate
M-7           1, 2      $21,150,000       5.820%      LIBOR plus 1.250%(5)   LIBOR plus 1.875%(5)        Subordinate
M-8           1, 2      $19,035,000       5.970%      LIBOR plus 1.400%(5)   LIBOR plus 2.100%(5)        Subordinate
M-9           1, 2      $14,805,000       6.570%      LIBOR plus 2.000%(5)   LIBOR plus 3.000%(5)        Subordinate
M-10          1, 2      $12,690,000       6.570%      LIBOR plus 2.000%(5)   LIBOR plus 3.000%(5)        Subordinate

                                 Initial Certificate Ratings
                                 ---------------------------
 Class       Interest Type       Fitch       Moody's     S&P
-------      --------------      -----       -------     ---
I-A          Variable Rate       AAA           Aaa       AAA

II-A-1       Variable Rate       AAA           Aaa       AAA

II-A-2       Variable Rate       AAA           Aaa       AAA

II-A-3       Variable Rate       AAA           Aaa       AAA

II-A-4       Variable Rate       AAA           Aaa       AAA
M-1          Variable Rate       AA+           Aa1       AA+
M-2          Variable Rate       AA+           Aa2       AA+
M-3          Variable Rate       AA+           Aa3        AA
M-4          Variable Rate        AA           A1        AA-
M-5          Variable Rate       AA-           A2         A
M-6          Variable Rate        A+           A3         A
M-7          Variable Rate        A           Baa1        A-
M-8          Variable Rate       BBB+         Baa2       BBB+
M-9          Variable Rate       BBB          Baa3       BBB-
M-10         Variable Rate       BBB-          Ba1       BBB-

----------
(1)   Subject to variance of plus or minus 10%.

(2)   Reflects the interest rate used in the modeling assumptions.

(3) Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer can exercise the option to purchase the mortgage loans as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call."

(4) Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in the prospectus supplement under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call."

(5) Subject to the applicable available funds cap limitation as described under "--Payments of Interest--Calculation of Interest Rate."

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                                                              Expected
                                                 Final         Final
                                  Interest     Scheduled     Scheduled
          Record   Delay/Accrual   Accrual    Distribution  Distribution     Minimum     Incremental
 Class    Date(1)    Period(2)   Convention      Date(3)       Date(4)    Denominations  Denominations  CUSIP Number   ISIN Number
-------   -------  ------------- ----------   ------------  ------------  -------------  -------------  ------------  -------------
I-A        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H DV 7    US40430HDV78
II-A-1     DD       0 Day        Actual/360    1/25/2036      1/25/2008     $25,000         $1          40430H DW 5    US40430HDW51
II-A-2     DD       0 Day        Actual/360    1/25/2036      4/25/2008     $25,000         $1          40430H DX 3    US40430HDX35
II-A-3     DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H DY 1    US40430HDY18
II-A-4     DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H DZ 8    US40430HDZ82
M-1        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EA 2    US40430HEA23
M-2        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EB 0    US40430HEB06
M-3        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EC 8    US40430HEC88
M-4        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H ED 6    US40430HED61
M-5        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EE 4    US40430HEE45
M-6        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EF 1    US40430HEF10
M-7        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EG 9    US40430HEG92
M-8        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EH 7    US40430HEH75
M-9        DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EJ 3    US40430HEJ32
M-10       DD       0 Day        Actual/360    1/25/2036      1/25/2012     $25,000         $1          40430H EK 0    US40430HEK05

----------
(1) DD=For any distribution date, the close of business on the business day immediately before the distribution date.

(2) 0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the calendar day immediately before the related distribution date.

(3) Calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

(4) The expected final distribution date is based upon the applicable prepayment and modeling assumptions for the related mortgage group as described in this prospectus supplement under "Prepayment and Yield Considerations" and assuming the option to purchase the mortgage loan is exercised by the master servicer at the earliest possible distribution date, as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination; Optional Clean-Up Call."

(5) With respect to the initial European investors, the underwriters will only sell offered certificates in minimum total investment amounts of $100,000.

--------------------------------------------------------------------------------

      The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans. In addition, the supplemental interest trust will hold an interest rate swap agreement and an interest rate cap agreement for the benefit of the certificateholders.

      The 15 classes of certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under "The Offered Certificates" in the table on page S-6 above. The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denomination of each class of offered certificates are set forth in the table on page S-6 above.

      The offered certificates will have an approximate total initial principal amount of $1,361,390,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 10%.

      The trust will also issue four other classes of certificates -- the Class M-11, Class X, Class P and Class R certificates -- which will not be offered by this prospectus supplement.

      The rights of the holders of the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and M-10 certificates to receive payments of principal and interest will be subordinate to the rights of holders of certificates having a senior priority of payment, as described under "Summary - Credit Enhancement - Subordination" below. We refer to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, M-10 and M-11 certificates collectively as "subordinate" or "Class M" certificates. We refer to the Class I-A, II-A-1, II-A-2, II-A-3 and II-A-4 certificates collectively as "senior" or "Class A" certificates.

      The Class M-11 certificates will have an initial aggregate principal balance of approximately $14,100,000 and will initially evidence an interest of approximately 1.00% of the aggregate scheduled principal balance of the mortgage loans in the trust.

      The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the certificates. On the closing date, the initial overcollateralization amount will be equal to approximately $34,553,699, which is approximately 2.45% of the aggregate scheduled principal balances of the mortgage loans as of the cut-off date. Subject to the satisfaction of certain loss and delinquency tests, the required amount of overcollateralization may change over time.

      The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. Accordingly, these amounts will not be available for payment to the servicer or the holders of other classes of certificates.

Payments of Interest

      Calculation of the Interest Rate. Interest will accrue on each class of offered certificates at the applicable annual interest rate based on one-month LIBOR plus the applicable fixed margin for such class described in the table on page S-5 above, subject to the applicable available funds cap on those interest rates.

      The applicable interest accrual period and interest accrual convention for each class of offered certificates is described in the table on page S-6 above. If the option to purchase the mortgage loans is not exercised by the master servicer on the first optional termination date (as described under "--Optional Termination of the Trust"), then beginning on the next distribution date and thereafter the applicable margins will increase as described in the table on page S-5 above.

      See "Description of the Certificates--Distributions of Interest and Principal" and "The Pooling and Servicing Agreement--Termination; Optional Clean-Up Call" in this prospectus supplement.

      The applicable available funds cap for the Class I-A certificates is the "group I available funds cap" which is generally based on the weighted average mortgage rate of the group I mortgage loans during the applicable due period, net of certain fees and expenses of the trust and any net derivative payments owed to the derivative counterparty allocable to the group I mortgage loans.

      The applicable available funds cap for the Class II-A-1, II-A-2, II-A-3 and II-A-4 certificates is the "group II available funds cap" which is generally based on the weighted average mortgage rate of the group II mortgage loans during the applicable due period, net of certain fees and expenses of the trust and any net derivative payments owed to the derivative counterparty allocable to the group II mortgage loans. The applicable available funds cap for each class of subordinate certificates is generally the weighted average of the group I available funds cap and the group II available funds cap, weighted on the basis of the applicable group subordinate amount.

      Priority of Interest Payments. In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the due period related to the distribution date minus the amount of any servicing fees and master servicing fees and certain expenses and indemnities payable by the trust, will be distributed in the following order of priority:

            first, to pay any amounts owed to the derivative counterparty under the interest rate swap agreement (other than a swap termination payment caused by the derivative counterparty);

            second, concurrently, (1) from the interest collected on the group I mortgage loans, to the Class I-A certificates, the amount of current interest and any unpaid interest carryforward amounts from prior periods due such class and (2) from the interest collected on the group II mortgage loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, on a pro rata basis based on the interest entitlement of each such class, the amount of current interest and any unpaid interest carryforward amounts from prior periods due such class. Any interest collections remaining after the payments described in clauses (1) and (2) of this priority have been made will be applied to pay any interest due and not paid to the senior certificates related to the other mortgage loan group;

            third, any remaining interest collections from either mortgage loan group shall be distributed sequentially to each class of Class M certificates, in ascending order by numerical class designation, to pay the amount of current interest due that class for that distribution date; and

            fourth, any remaining interest from either mortgage loan group after all required payments above have been made (referred to herein as "excess interest") will be applied as described under "--Net Monthly Excess Cashflow" below.

      As described under "Description of the Certificates--Distributions of Interest and Principal," there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the interest rate on your certificate balance.

Derivative Agreements

      The securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement and an interest rate cap agreement with Bear Stearns Financial Products Inc., as derivative counterparty.

      Under the interest rate swap agreement, on the business day prior to each distribution date, beginning in April 2006 and ending in May 2009, the supplemental interest trust will be obligated to make fixed payments at 5.05% annually, as described in this prospectus supplement, and the derivative counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted on a monthly basis.

      Under the interest rate cap agreement, on the business day prior to each distribution date, beginning on the distribution date in September 2006 and ending on the distribution date in December 2011, the derivative counterparty will be obligated to make payments to the supplemental interest trust if one-month LIBOR (as determined under the interest rate cap agreement) moves above 5.65%, in each case calculated on a scheduled notional amount and adjusted to a monthly basis.

      To the extent that a fixed payment payable by the supplemental interest trust under the interest rate swap agreement exceeds the aggregate amount of the floating payment payable by the derivative counterparty under the interest rate swap agreement and any amounts payable by the derivative counterparty under the interest rate cap agreement relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net derivative payment to the derivative counterparty. To the extent that the aggregate amount of the floating payment payable by the derivative counterparty under the interest rate swap agreement and any amounts payable by the derivative counterparty under the interest rate cap agreement exceeds the fixed payment payable by the supplemental interest trust on any distribution date, the derivative counterparty will owe a net derivative payment to the supplemental interest trust. Any net amounts received by the supplemental interest trust under the interest rate swap agreement and the interest rate cap agreement will be applied as described under "--Net Monthly Excess Cashflow."

Payments of Principal

      Allocation of Principal. The amount of principal payable on the offered certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans between the mortgage loan groups and among the different classes of certificates, (2) funds received on the mortgage loans that are available to make principal payments on the certificates, and (3) the application of excess interest from each mortgage group to pay principal on the certificates.

      Principal collections received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchase of mortgage loans under the circumstances described in this prospectus supplement.

      The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

o whether a distribution date occurs before or on or after the "stepdown date" which is the earlier of (A) the first distribution date on which the aggregate class principal amounts of all the senior certificates have been paid to zero or (B) the later of (1) the distribution date in March 2009 and (2) the first distribution date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust equals or exceeds the percentage specified in this prospectus supplement;

o whether a "cumulative loss trigger event" occurs, which is when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement; and

o whether a "delinquency event" occurs, which is when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

      Priority of Principal Payments. In general, on each distribution date, principal collections attributable (or allocated) to the group I mortgage loans (the "group I principal payment amount") and the group II mortgage loans (the "group II principal payment amount") will be distributed, after payment of certain fees, expenses and indemnities of the trust, as follows:

      A. For any distribution date prior to the stepdown date or if a cumulative loss trigger event or a delinquency event is in effect:

            (i) to pay net derivative payments or swap termination payments owed to the derivative counterparty (other than a swap termination payment caused by the derivative counterparty);

            (ii) to pay the group I principal payment amount to the Class I-A certificates until their principal balances are reduced to zero and then, after taking into account the payments made under clause (iii) below, to pay the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, sequentially in that order, until their respective principal balances are reduced to zero;

            (iii) to pay the group II principal payment amount to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 certificates, sequentially in that order, until their respective principal balances are reduced to zero; then, after taking into account the payments made under clause (ii) above, to pay the Class I-A certificates until their principal balances are reduced to zero; and

            (iv) sequentially, to the Class M certificates, in ascending order by numerical class designation, any remaining group I principal payment amount and group II principal payment amount until their principal balances are reduced to zero.

      B. For any distribution date on and after the stepdown date and on which either a cumulative loss trigger event or a delinquency event is not in effect:

            (i) to pay any net derivative payment or swap termination payment owed to the derivative counterparty (other than a swap termination payment caused by the derivative counterparty);

            (ii) concurrently:

                  (a) to the Class I-A certificates, the group I principal
            payment amount or such lesser amount that is necessary to satisfy the credit support requirement for such class, as described in this prospectus supplement, until their principal balances are reduced to zero;

                  (b) to the Class II-A-1, Class II-A-2, Class II-A-3 and Class
            II-A-4 certificates, sequentially in that order, the group II principal payment amount, or such lesser amount that is necessary to satisfy the applicable credit support requirements for such classes, as described in this prospectus supplement, until their principal balances are reduced to zero; and

            (iii) concurrently:

                  (a) to the Class I-A certificates, any remaining amount not applied in clause (ii)(b) above, an amount necessary to satisfy the necessary credit support requirement for such class;

                  (b) to the Class II-A-1, Class II-A-2, Class II-A-3 and Class
            II-A-4 certificates, sequentially in that order, any remaining amount not applied in clause (ii)(a) above, an amount necessary to satisfy the necessary credit support requirement for such classes; and

            (iv) sequentially, to each class of Class M certificates, in ascending order by numerical class designation, the lesser of (a) any remaining principal collections after payment of the required principal distributions described above to all classes of certificates more senior than that class and (b) an amount necessary to satisfy the necessary credit support requirement for such class, as described in the prospectus supplement, until their respective principal balances are reduced to zero.

Net Monthly Excess Cashflow

      With respect to each distribution date, any excess interest and any remaining principal collections after all required principal distributions have been made, as described under "Payments of Principal--Priority of Principal Payments" above, will constitute "net monthly excess cashflow" for that distribution date. The net monthly excess cashflow with respect to any distribution date will be applied in the following order: (i) to achieve or maintain the required amount of overcollateralization as described under "--Credit Enhancement-- Overcollateralization" below, (ii) to pay any unpaid carryforward interest due to the Class M certificates, (iii) to repay any losses previously allocated to the Class M certificates, (iv) to pay any basis risk shortfalls to the certificates to the extent not previously paid and (v) to make certain swap termination payments to the derivative counterparty.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the certificates consists of excess interest, overcollateralization, limited cross-collateralization, subordination and loss allocation.

      Excess Interest. Excess interest is expected to be generated because the amount of interest collected on the mortgage loans for each due period is expected to be higher than the interest distributable on the certificates and certain fees and expenses payable by the trust for the related distribution date. A portion of this excess interest will be applied both to absorb interest shortfalls and to maintain the required level of overcollateralization.

      Overcollateralization. On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the offered certificates and the Class M-11 certificates by approximately 2.45% of the total scheduled principal balance of the mortgage loans as of the cut-off date, which is approximately $34,553,699. We call this condition "overcollateralization."

      The overcollateralization amount is the first amount to absorb realized losses on the mortgage loans and designated unreimbursed expenses of the trust. The overcollateralization amount is generally required to be maintained at this amount. However, subject to the satisfaction of certain loss and delinquency tests, the required amount of overcollateralization may change over time. As described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated to maintain the required level of overcollateralization.

      Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the mortgage loans in one mortgage loan group may be distributed as principal to holders of the senior certificates relating to the other mortgage loan group.

      If the senior certificates relating to one mortgage loan group have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other mortgage loan group, if any, before being distributed to the subordinate certificates.

      Subordination. The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior certificates is intended to enhance the likelihood of regular distributions on the more senior certificates.

      Allocation of Losses. Losses on the mortgage loans will be allocated first to any overcollateralization amount and then to the Class M certificates then outstanding in inverse order of priority as further described in this prospectus supplement. However, losses in excess of any overcollateralization amount and the aggregate principal balance of the Class M certificates will not reduce the principal balances of the Class A certificates.

Fees and Expenses

      The Servicer. Before payments are made on the certificates, the servicer will be paid a monthly servicing fee for each distribution date equal to one-twelfth of 0.300%, with respect to the first ten distribution dates, 0.400%, with respect to the 11th through the 30th distribution dates, and 0.650%, with respect to the 31st distribution date and each distribution date thereafter, of the aggregate stated principal balance of the serviced mortgage loans as of the prior distribution date (or the cut-off date in the case of the first distribution date). In addition, the servicer will also be entitled to receive as additional servicing compensation, any late payment charges, modification fees, assumption fees and other similar items (excluding prepayment premiums) and any investment earnings on amounts in the collection account and escrow accounts relating to the serviced mortgage loans.

      Master Servicer. Before payments are made on the certificates, the master servicer will be paid a monthly fee equal to one-twelfth of 0.005% of the stated principal balance of the mortgage loans as of the prior distribution date (or the cut-off date in the case of the first distribution date).

      As compensation for its services, the securities administrator will receive an allocated portion of the master servicing fee. The securities administrator is also entitled to retain all investment earnings on funds held in the distribution account pending their distribution to certificateholders. The trustee will be paid a fixed fee by the master servicer out of its master servicing fee.

      Certain expenses of the servicer, the master servicer, the custodian, the trustee and the securities administrator will be reimbursed before payments are made on the certificates.

      See "Fees and Expenses of the Trust" in this prospectus supplement.

Servicing Standard; Advances

      As servicer, Option One Mortgage Corporation will be obligated to service and administer the mortgage loans on behalf of the trust. The servicer will be required to service the loans on a "scheduled/scheduled" basis. This means that the servicer will be responsible for advancing scheduled payments of principal and interest on the mortgage loans in accordance with the pooling and servicing agreement, as described below. The servicer will be required to cause the loans to be serviced

      o with the same care as it customarily employs in servicing and administering similar loans for its own account,

      o in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicers that service similar mortgage loans, and

      o giving due consideration to the interests of holders of all classes of certificates.

      Wells Fargo Bank, N.A. will function as the master servicer and will be required to monitor the performance of the servicer pursuant to the pooling and servicing agreement. The master servicer may (and at the direction of a majority of certificateholders will), remove the servicer upon the occurrence and continuation beyond the applicable cure period of certain servicer events of default specified in the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--Removal and Resignation of the Servicer" in this prospectus supplement.

      The servicer will be required to advance delinquent payments of principal and interest on the loans and advance any property protection expenses relating to the loans. The master servicer will be required to advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Neither the servicer nor the master servicer will be required to make any advance that in its good faith business judgment it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover certain prepayment interest shortfalls to the extent of its servicing fee; however, the master servicer will have no similar obligation to make such compensating interest payments. See "The Pooling and Servicing Agreement-- Servicing Provisions of the Pooling and Servicing Agreement--P&I Advances and Servicing Advances" and "--Prepayment Interest Shortfalls" in this prospectus supplement.

Optional Termination of the Trust

      Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, the master servicer, upon the instruction of the depositor, will have the option to purchase the mortgage loans on the initial optional termination date, which is the distribution date following the month in which the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning on the next distribution date and thereafter, the interest rate on the offered certificates will be increased as described in the table on S-5. If the depositor fails to provide such instructions, the master servicer may voluntarily exercise the option to purchase the mortgage loans and terminate the trust when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and the termination of the trust. See "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

Federal Tax Aspects

      McKee Nelson LLP is acting as tax counsel to the depositor and is of the opinion that:

      o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

      o the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk carry forward payments will be treated as a notional principal contract for federal income tax purposes.

      See "Federal Income Tax Considerations" in this prospectus supplement.

ERISA Considerations

      Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement and the interest rate cap agreement unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations."

Legal Investment

      None of the certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

      In order to be issued, the offered certificates must be assigned ratings not lower than the ratings by Fitch, Inc., Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth on the table on page S-6.

      A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

      In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the statistical cut-off date, which is January 1, 2006.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses if Those Jurisdictions Experience Economic Downturns

      Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

      In particular, approximately 25.88%, 9.38%, 8.98% and 7.63%, of the mortgage loans (in the aggregate) were secured by mortgaged properties located in California, Florida, New York and Massachusetts, respectively; approximately 17.57%, 9.63%, 7.75% and 7.19% of the group I mortgage loans were secured by mortgaged properties located in California, Florida, Massachusetts and New York, respectively; and approximately 30.16%, 9.91%, 9.25% and 7.57% of the group II mortgage loans were secured by mortgaged properties located in California, New York, Florida and Massachusetts, respectively.

      Because of the relative geographic concentration of the mortgaged properties within California and, to a lesser extent, in Florida, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, California and Florida mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

      o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

      o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

      o If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

      o Approximately 71.17% of the group I mortgage loans and approximately 76.46% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

      o The originator or the sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

      o Prepayment of the mortgage loans will also occur if the master servicer (at the direction of the depositor or voluntarily) exercises its option to purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is less than or equal to 10% or 5% respectively, of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

      o As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and any proceeds received under the derivative agreements as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

      o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions until the required overcollateralization level is achieved and, thereafter, at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

      o The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. In particular, the Class M certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in March 2009. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the Class M certificates will therefore be longer than would otherwise be the case.

      o The effect on the market value of the Class M certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

      If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

      General. The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and, to a lesser degree, the holders of the Class M certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

      If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

      The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied (together with any amounts received under the interest rate cap agreement) as described in this prospectus supplement to pay interest shortfalls (including basis risk shortfalls), maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the derivative counterparty in respect of the interest rate swap agreement unless the floating amount owed by the derivative counterparty on a distribution date exceeds the fixed amount owed to the derivative counterparty. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust which is 5.05% per annum on the scheduled notional amount as described in Annex II to this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received (together with amounts received under the interest rate cap agreement) thereunder will be sufficient to maintain required overcollateralization, pay interest shortfalls (including basis risk shortfalls) or repay losses on the mortgage loans.

      The Interest Rate Cap Agreement. Any amounts received under the interest rate cap agreement will be applied (together with any amounts received under the interest rate swap agreement) as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the derivative counterparty in respect of the interest rate cap agreement unless one-month LIBOR (as determined pursuant to the interest rate cap agreement) exceeds 5.65%, in each case calculated on a scheduled notional amount and adjusted to a monthly basis. We cannot assure you that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received thereunder (together with any amounts received under the interest rate swap agreement) will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

      Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

      o if you buy a Class M-10 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-10 certificates by the amount of that excess;

      o if you buy a Class M-9 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the total principal amount of the Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-9 certificates by the amount of that excess;

      o if you buy a Class M-8 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any proceeds received under the derivative agreements, plus the total principal amount of the Class M-9 and Class M-10 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-8 certificates by the amount of that excess;

      Losses on the mortgage loans will reduce the principal amount of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order, in accordance with the same pattern described above; however, losses on the mortgage loans will not reduce the principal amount of the senior certificates.

      If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust and any swap payments owed to the derivative counterparty, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

      Limited Cross-Collateralization. Principal payments on the senior certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage loan group; however, under limited circumstances, as described in the prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal" and "--Allocation of Principal Payments to Class A Certificates," principal payments on the mortgage loans in one mortgage loan group may be distributed as principal to holders of the senior certificates relating to the other mortgage loan group. The Class M certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from both mortgage loan groups. That means that even if the rate of losses on mortgage loans in the mortgage group related to any class of senior certificates is low, losses in the unrelated mortgage group may reduce the loss protection for those certificates.

Interest Generated by the Mortgage Loans May be Insufficient to Maintain the Required Level of Overcollateralization

      The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the offered certificates and the Class M-11 certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses payable by the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

      o Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because either the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

      o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

      o All of the mortgage loans have either fixed interest rates or interest rates that adjust based on the six-month LIBOR index rather than the one-month LIBOR index used to determine the interest rates on the offered certificates. In addition, the first adjustment of the interest rates for approximately 86.38%, 3.67%, 9.36% and 0.17% of the adjustable rate mortgage loans will not occur until two, three, five or fifteen years, respectively, after the date of origination. As a result, the interest rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the interest rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The interest rates on the Class A certificates cannot exceed the weighted average interest rate of the mortgage loans in the applicable mortgage loan group less certain fees payable by the trust, including any swap payments owed to the derivative counterparty, and the interest rates on the Class M certificates cannot exceed the weighted average interest rate of the subordinate portions of the mortgage loans in both mortgage loan groups less certain fees payable by the trust, including any swap payments owed to the derivative counterparty.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

      o Investors in the offered certificates, and particularly the Class M certificates offered hereby, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates and Other Factors on the Interest Rates of the Offered Certificates

      The offered certificates accrue interest at interest rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the interest rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans in the applicable mortgage loan group (in the case of the senior certificates) or of all the mortgage loans (in the case of the subordinate certificates) net of certain fees payable by the trust, including any swap payments owed to the derivative counterparty.

      A variety of factors, in addition to those described in the previous risk factor, could limit the interest rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

      o The adjustable rate mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and approximately, 86.38%, 3.67%, 9.36% and 0.17% of these adjustable rate mortgage loans will have the first adjustment to their interest rates two, three, five or fifteen years, respectively, after their first payment dates. As a result, the offered certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

      o The interest rates for the offered certificates adjust monthly based on the one-month LIBOR index, while the interest rates on the mortgage loans either adjust semi-annually based on the six-month LIBOR index or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

      o The interest rates on the adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index. It is possible that the interest rates on the adjustable rate mortgage loans may decline while the interest rates on the certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans and the interest rates on the certificates may both decline or increase during the same period, but that the interest rates on the certificates may decline or increase more slowly or rapidly.

      o To the extent that the mortgage loans are subject to default or prepayment, the interest rates on the certificates may be reduced as a result of the available funds cap limitations described in this prospectus supplement.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the interest rates on the offered certificates are more likely to be limited.

      Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis. We cannot assure you that funds will be available for this purpose.

Risks Related to the Interest Rate Swap Agreement

      Any swap payment payable to the derivative counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates unless offset by any proceeds received under the interest rate cap agreement for such distribution date. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the derivative counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net derivative payments to the derivative counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

      In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net derivative payment to the derivative counterparty, a swap termination payment as described in this prospectus supplement will be owed to the derivative counterparty. Any termination payment payable to the derivative counterparty in the event of an early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Effect of Creditworthiness of Derivative Counterparty on Ratings of Certificates

      As of the date of this prospectus supplement, the derivative counterparty currently has the ratings described under "Description of the Certificates--The Derivative Agreements--The Derivative Counterparty." The ratings of the certificates are dependent in part upon the credit ratings of the derivative counterparty. If a credit rating of the derivative counterparty is qualified, reduced or withdrawn and the derivative counterparty does not post collateral securing its obligations under the derivative agreements or a substitute counterparty is not obtained in accordance with the terms of the derivative agreements, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

Approximately 24.40% the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses

      Approximately 31.17% of the adjustable rate mortgage loans have an initial interest-only period of five years following origination and approximately 4.07% of the fixed rate mortgage loans have an initial interest-only period of five years following origination. During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan were required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates and the Class M-11 certificates.

      The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Balloon Loans

      Approximately 3.67% of the fixed rate mortgage loans and approximately 5.49% of the adjustable rate mortgage loans are balloon loans. Balloon loans pose a special payment risk because the borrower must make a large lump sum payment of principal at the end of the loan term. Any loss on a balloon loan as a result of a borrower's inability to refinance the mortgage loan will be borne by the certificateholders to the extent not covered by any applicable credit enhancement. Neither the servicer nor the master servicer will be required to make any principal or interest advance with respect to delinquent balloon payments.

Special Default Risk of Second Lien Mortgage Loans

      Approximately 2.67% of the group I mortgage loans and 5.02% of the group II mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

      When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period, i.e., the sixteenth day of the calendar month immediately preceding the month in which the distribution date occurs through the fifteenth day of the calendar month of the related distribution date. In the event the timing of any voluntary prepayments would cause there to be less than one full month's interest, at the applicable mortgage rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the fifteenth day of that month and only to the extent of the servicing fees for that distribution date payable to the servicer.

      If the servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates

      The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac in certain respects. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Additional Risks Associated with the Subordinate Certificates

      The weighted average lives of, and the yields to maturity on, the Class M certificates will be progressively more sensitive, in inverse order of priority of payment, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class M certificates in inverse order of priority. As a result of such reductions, less interest will accrue on such classes of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M certificates will not be entitled to any principal distributions until at least March 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

      In addition, the multiple class structure of the Class M certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest or the other forms of credit enhancement, the Class X certificates or a class of Class M certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

      The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

      If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer from appointing a successor servicer.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 35.18% and 35.94% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination in excess of 80% but not more than 100% and approximately 47.44% and 55.72% of the group I mortgage loans and group II mortgage loans, respectively, had original combined loan-to-value ratios in excess of 80% but not more than 100%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

      There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

      Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of a servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

      The originator and the sponsor will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, the originator and the sponsor will represent that none of the mortgage loans sold by it is subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, or is a "high cost," "covered," "high risk home" or "predatory" mortgage loan or any other comparable term, no matter how defined under any applicable federal, state or local law. In the event of a breach of any of such representations, the originator and the sponsor, as applicable, will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

The Originator May Not be Able to Repurchase Defective Mortgage Loans

      The originator will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Assignment of the Mortgage Loans--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      If the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that the originator will not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. Although the sponsor may, in its sole discretion, repurchase or substitute for defective loans as described in this prospectus supplement, in the event that the originator is insolvent or otherwise financially unable to fulfill its obligation to do so, the inability of the originator to repurchase or substitute for defective mortgage loans could cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Failure of the Servicer to Perform May Adversely Affect Distributions on Certificates

      The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicer" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

Transfers of Servicing May Result in Higher Delinquencies and Defaults Which May Adversely Affect the Yield on Your Certificates

      Upon the occurrence of certain servicer events of default under the pooling and servicing agreement, the master servicer may terminate the rights and obligations of the servicer and, subject to certain conditions in the pooling and servicing agreement, arrange for the transfer of the servicing rights for the related mortgage loans to a successor servicer. Any such transfer of servicing rights may involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of any such servicing transfer, the rate of delinquencies and defaults could increase at least for a period of time, which may adversely affect the yield on your certificates.

External Events May Increase the Risk of Loss on the Mortgage Loans

      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicer is not obligated under the pooling and servicing agreement to cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws. This may result in interest shortfalls on the mortgage loans, which, if not covered by the forms of credit enhancement, may result in shortfalls of interest on your certificates. None of the depositor, any underwriter, the trustee, the master servicer, the servicer, the originator, the sponsor, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

The Certificates are Obligations of the Trust Only

      The certificates will not represent an interest in or obligation of the depositor, the master servicer, the servicer, the securities administrator, the originator, the sponsor, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the master servicer, the servicer, the trustee, the securities administrator or any of their respective affiliates. Proceeds of the assets included in the trust (including proceeds received under the interest rate swap agreement) will be the sole source of payments on the certificates, and there will be no recourse to the sponsor, the depositor, the master servicer, the servicer, the securities administrator, the originator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for to the certificates.

Your Investment May Not Be Liquid

      The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

The Ratings on Your Certificates Could be Reduced or Withdrawn

      Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Offered Certificates May Not Be Suitable Investments

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                    GLOSSARY

      A glossary of defined terms used in this prospectus supplement begins on page S-123. Any capitalized terms used in this prospectus supplement not defined within the text are defined in the Glossary or the accompanying prospectus.

                             THE MORTGAGE LOAN POOL

The Statistical Cut-off Date

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans selected to be included in the mortgage pool to be acquired by the Trust (the "Sample Mortgage Loan Pool") as of January 1, 2006 (the "Statistical Cut-off Date"). On the Closing Date, the Trust will acquire a pool of mortgage loans (the "Final Mortgage Loan Pool"), including all principal outstanding as of, and interest due thereon after, the close of business on February 1, 2006 (the "Cut-off Date"). The collateral characteristics of the Final Mortgage Loan Pool acquired by the Trust on the Closing Date may vary from the collateral characteristics of the Sample Mortgage Loan Pool in several respects: (1) except in the case of interest-only mortgage loans, the mortgage loan balances of the Final Mortgage Loan Pool will be reduced by the February 1, 2006 scheduled principal payment; (2) certain mortgage loans contained in the Sample Mortgage Loan Pool may not be included in the Final Mortgage Loan Pool due to losses on, or prepayments in full of, such mortgage loans, or as a result of not meeting the eligibility requirements for the Final Mortgage Loan Pool; and (3) certain replacement mortgage loans may be included in the Final Mortgage Loan Pool in substitution of the deleted mortgage loans described in clause (2) above. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date and as of the Closing Date for the Final Mortgage Loan Pool may vary somewhat from the statistical distribution of such characteristics as of the Statistical Cut-off Date as presented in this prospectus supplement, although such variance should not exceed a range of plus or minus 10%.

General

      The Trust assets will primarily consist of approximately 7,778 conventional, adjustable and fixed rate, interest-only, fully-amortizing and balloon, first-lien and second-lien, one- to four-family residential mortgage loans (the "Mortgage Loans") with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $1,445,705,215 as of the Statistical Cut-off Date.

      The Mortgage Loans have original terms to maturity from the first scheduled payment due date of 10, 15, 20 or 30 years, in the case of the Fixed Rate Mortgage Loans, and 15 or 30 years, in the case of the Adjustable Rate Mortgage Loans.

      All of the Mortgage Loans were originated or acquired by the Originator and subsequently sold to the Sponsor pursuant to the Master Mortgage Loan Purchase and Servicing Agreement. On or prior to the Closing Date, the Sponsor will sell the Mortgage Loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement and the Depositor, in turn, will sell the Mortgage Loans to the Trust pursuant to the Pooling and Servicing Agreement. See "--Assignment of the Mortgage Loans" below.

      The Mortgage Loans were originated or acquired by the Originator generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below.

      Approximately 361,332,945 or 24.99% of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately 1,084,372,270 or 75.01% of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year of twelve 30-day months.

      Approximately 95.78% of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property, and approximately 4.22% are Second Lien Mortgage Loans or deeds of trust or similar security instruments on residential Mortgaged Property.

      Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that Mortgage Loan or the replacement value of the improvements on the related Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 35.68% of the Mortgage Loans have loan-to-value ratios at origination in excess of 80%. The "loan-to-value ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification. The "combined loan-to-value ratio" of a Mortgage Loan at any time is the ratio of the (a) sum of (i) the principal balance of the First Lien Mortgage Loan, and (ii) the principal balance of the Second Lien Mortgage Loan, if any, that was originated by the Originator at the time the First Lien Mortgage Loan was originated to (b)
(i) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (ii) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

      Approximately 75.60% of the Mortgage Loans are fully amortizing. However, approximately 5.03% of the Mortgage Loans are Balloon Loans. All of Balloon Loans are expected to have original terms to maturity of thirty years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the Mortgage Loan will be borne by the Certificateholders to the extent not covered by any applicable credit enhancement. Neither of the Servicer nor the Master Servicer will be required to make any P&I Advance with respect to delinquent Balloon Payments.

      Approximately 31.17% of the Adjustable Rate Mortgage Loans are interest-only Mortgage Loans that provide for the payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination. Approximately 4.07% of the Fixed Rate Mortgage Loans are interest-only Mortgage Loans that provide for the payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination. Following such interest-only period, the monthly payment with respect to the interest-only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the interest-only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

      As of the Statistical Cut-off Date, approximately 98.59% of the Mortgage Loans were less than 30 days delinquent in payment and approximately 1.41% of the Mortgage Loans were at least 30 but less than 60 days delinquent.

      As of the Statistical Cut-off Date and as of the Closing Date, none of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. None of the Mortgage Loans are subject to negative amortization.

Historical Delinquency Information

      The following table sets forth the historical delinquency of the Mortgage Loans from their origination date to the Statistical Cut-off Date:

                                                    Number of Mortgage Loans
                                    Aggregate             Delinquent
                    Number of       Scheduled       ------------------------
                    Mortgage        Principal        30     60    90   120
     Month            Loans          Balance        days   days  days  days
--------------      ---------    --------------     ----   ----  ----  ----
May 2004                   1     $      340,000       0      0     0      0
June 2004                  2     $      656,631       1      0     0      0
July 2004                  1     $      469,991       0      0     0      0
September 2004             1     $      330,000       0      0     0      0
October 2004               1     $      378,038       0      0     0      0
December 2004              5     $      130,659       1      0     0      0
January 2005              10     $    1,117,517       2      0     0      0
February 2005              6     $      231,907       1      0     0      0
March 2005                19     $    1,543,155       0      0     0      0
April 2005                50     $   14,100,777       1      0     0      0
May 2005                 124     $   24,342,490       6      0     0      0
June 2005                587     $   80,715,735      11      0     0      0
July 2005              1,148     $  208,202,740       5      0     0      0
August 2005            2,334     $  410,115,439      87      0     0      0
September 2005         2,364     $  463,421,205      14      0     0      0
October 2005           1,115     $  236,617,264       0      0     0      0
November 2005             10     $    2,991,667       0      0     0      0
                       -----     --------------     ---     --    --     --
Total:                 7,778     $1,445,705,215     129      0     0      0

Prepayment Premiums

      Approximately 71.17% and 76.46% of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium or charge (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to five years from the date of origination of such Mortgage Loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P Certificates and will neither be available for payment to the holders of any other class of Certificates or to the Servicer as additional servicing compensation.

      The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the Pooling and Servicing Agreement if such waiver would, in the Servicer's judgment, maximize recoveries on the related Mortgage Loan or if the Prepayment Premium is not permitted to be collected under applicable law. The Servicer will be obligated to pay from its own funds for deposit into the Distribution Account on each Servicer Remittance Date the amount of any Prepayment Premium to the extent not collected from the borrower (except with respect to a permissible waiver of any such Prepayment Premium as described above).

Adjustable Rate Mortgage Loans

      All of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR index (the "Loan Index") (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

      The first adjustment of the interest rates for approximately 91.08% of the Adjustable Rate Mortgage Loans (with original maturities of fifteen years) will occur after an initial period of approximately two years following origination (the "2/13 Adjustable Rate Mortgage Loans"), in the case of approximately 8.92% of the Adjustable Rate Mortgage Loans (with original maturities of fifteen years), approximately three years following origination (the "3/12 Adjustable Rate Mortgage Loans"), in the case of approximately 86.37% of the Adjustable Rate Mortgage Loans (with original maturities of thirty years), approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans"), in the case of approximately 3.66% of the Adjustable Rate Mortgage Loans (with original maturities of thirty years), approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans"), in the case of approximately 9.38% of the Adjustable Rate Mortgage Loans (with original maturities of thirty years), approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans") and in the case of approximately 0.17% of the Adjustable Rate Mortgage Loans (with original maturities of thirty years), approximately fifteen years following origination (the "15/15 Adjustable Rate Mortgage Loans"). Approximately 0.43% of the Adjustable Rate Mortgage Loans have no such delay in their first Adjustment Date, but rather, provide for semi-annual adjustment of the related Mortgage Rate from origination (the "Non-Delay Adjustable Rate Mortgage Loans"). Approximately 30.71% of the 2/28 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination. Approximately 29.41% of the 3/27 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination. Approximately 37.96% of the 5/25 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination. Lastly, approximately 38.82% of the 15/15 Adjustable Rate Mortgage Loans require payment of interest but no payment of principal for the first five years following origination.

      On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the "Gross Margin"), provided, that, the Mortgage Rates on the Adjustable Rate Mortgage Loans will not increase or decrease by more than 1.000% (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum Mortgage Rate over the life of any such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Cap is 1.000% for approximately 0.46% of the Adjustable Rate Mortgage Loans, 2.000% for approximately 4.13% of the Adjustable Rate Mortgage Loans, and 3.000% for approximately 95.41% of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, or following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The Mortgage Loans generally do not permit the related borrowers to convert their adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

      The Loan Index used in determining the interest rates on all of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Aggregate Mortgage Loans

      The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance........................     $1,445,705,215
Mortgage Rates:
   Weighted average..........................................             7.387%
   Range ....................................................  4.990% to 13.730%
Margin:
   Weighted average*.........................................             5.584%
Loan-to-value ratio at origination:
   Weighted average .........................................             79.31%
   Exceeding 80% ............................................             35.68%
Original combined loan-to-value ratio:
   Weighted average .........................................             82.74%
   Exceeding 80% ............................................             52.90%
Weighted average months to roll (in months)*.................                 24
Weighted average remaining term to maturity (in months) .....                354
Weighted average remaining interest-only term (in months)**..                 57

----------
*     Based only on the Adjustable Rate Mortgage Loans.

**    Based only on the interest-only Mortgage Loans.

      The scheduled principal balances of the Mortgage Loans range from approximately $14,935 to approximately $3,159,168. The Mortgage Loans had an average scheduled principal balance of approximately $185,871.

      No more than approximately 0.22% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Statistical information with respect to the Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this prospectus supplement. Due to rounding, the percentages shown may not precisely total 100%.

The Group I Mortgage Loans

      The Group I Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance........................       $492,062,568
Number of Mortgage Loans.....................................              3,150
Adjustable Rate (by aggregate scheduled principal
   balance and percentage of group).........................$401,976,148  81.69%
Fixed Rate (by aggregate scheduled principal
   balance and percentage of group)..........................$90,086,420  18.31%
Interest Only (by aggregate scheduled principal
   balance and percentage of group)..........................$90,591,230  18.41%
Mortgage Rates:
   Weighted average .........................................             7.599%
   Range ....................................................  4.990% to 13.600%
Margin:
   Weighted average*.........................................             5.765%
Original loan-to-value ratio:
   Weighted average .........................................             78.17%
   Exceeding 80% ............................................             35.18%
Original combined loan-to-value ratio:
   Weighted average .........................................             80.65%
   Exceeding 80% ............................................             47.44%
Weighted average months to roll (in months)*.................                 23
Weighted average remaining term to maturity (in months) .....                354
Weighted average remaining interest-only term (in months)**..                 56

----------
*     Based only on the Group I Adjustable Rate Mortgage Loans.

**    Based only on the Group I interest-only Mortgage Loans.

      The scheduled principal balances of the Group I Mortgage Loans range from approximately $14,935 to approximately $686,620. The Group I Mortgage Loans had an average scheduled principal balance of approximately $156,210.

      No more than approximately 0.28% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Statistical information with respect to the Group I Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this prospectus supplement. Due to rounding, the percentages shown may not precisely total 100%.

The Group II Mortgage Loans

      The Group II Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Statistical Cut-off Date:

Aggregate scheduled principal balance........................       $953,642,647
Number of Mortgage Loans.....................................             4,628
Adjustable Rate (by aggregate scheduled principal
   balance and percentage of group)........................$682,396,122   71.56%
Fixed Rate (by aggregate scheduled principal
   balance and percentage of group)........................$271,246,525   28.44%
Interest Only (by aggregate scheduled principal
   balance and percentage of group)........................$262,160,301   27.49%
Mortgage Rates:

   Weighted average .........................................             7.278%
   Range ....................................................  5.000% to 13.730%
Margin:
   Weighted average* ........................................             5.478%
Original Loan-to-value ratio:
   Weighted average .........................................             79.90%
   Exceeding 80% ............................................             35.94%
Original combined loan-to-value ratio:
   Weighted average .........................................             83.82%
   Exceeding 80% ............................................             55.72%
Weighted average months to roll (in months)*.................                 25
Weighted average remaining term to maturity (in months) .....                355
Weighted average remaining interest-only term (in months)**..                 57

----------
*     Based only on the Group II Adjustable Rate Mortgage Loans.

**    Based only on the Group II interest-only Mortgage Loans.

      The scheduled principal balances of the Group II Mortgage Loans range from approximately $14,980 to approximately $3,159,168. The Group II Mortgage Loans had an average scheduled principal balance of approximately $206,059.

      No more than approximately 0.33% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Statistical information with respect to the Group II Mortgage Loans as of the Statistical Cut-off Date is set forth in Annex A to this prospectus supplement. Due to rounding, the percentages shown may not precisely total 100%.

Credit Scores

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

      Information as to the Credit Scores obtained in connection with the origination of each Mortgage Loan is set forth in Annex A to this prospectus supplement.

                             STATIC POOL INFORMATION

      Static pool information with respect to the Sponsor's prior securitized pools, HSI Asset Securitization Corporation Trust, Series 2005-NC1, HSI Asset Securitization Corporation Trust, Series 2005-NC2, HSI Asset Securitization Trust 2005-OPT1 and HSI Asset Securitization Trust 2005-I1, which were formed during the third and fourth calendar quarters of 2005, presented by pool, is available on line at www.RegABSolutions.com/HASCO. Static pool information with respect to those prior securitized pools originated by Option One Mortgage Corporation during the period 2001 to January 2006 is available on line at www.oomc.com/StaticPoolData.htm. Access to these web addresses is unrestricted and free of charge. Information available at these web addresses is not deemed to be part of this prospectus supplement or the registration statement of which this prospectus is part, except with respect to static pool information relating to those pools formed after January 1, 2006.

      The various securitized mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, geographic concentration, originator concentration (in the case of the Sponsor's prior securitized pools), servicer concentration (in the case of the Sponsor's prior securitized pools), average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet addresses is in any way indicative of the performance of the Mortgage Loans in the Trust.

                           MATERIAL LEGAL PROCEEDINGS

      Option One is subject to certain litigation proceedings that may be material to Certificateholders. See "The Servicer--Litigation Concerning Option One" in this prospectus supplement.

                         AFFILIATIONS AND RELATIONSHIPS

      The Depositor, HSBC Securities (USA) Inc. and the Sponsor are all affiliates of each other and have the following ownership structure:

      o The Depositor and HSBC Securities (USA) Inc. are each direct wholly-owned subsidiaries of HSBC Markets (USA) Inc.

      o The Sponsor, the Depositor and HSBC Securities (USA) Inc. are each indirect wholly-owned subsidiaries of HSBC Holdings plc.

      HSBC Securities (USA) Inc. has entered into an agreement with the Depositor to purchase the Class M-11, Class R, Class P and Class X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

                             ADDITIONAL INFORMATION

      The description in this prospectus supplement of the mortgage pools and the Mortgaged Properties is based upon each mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for scheduled payments due on or before that date. A Current Report on Form 8-K will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates, together with the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and certain other transaction documents. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in such Current Report on Form 8-K.

      Pursuant to the Pooling and Servicing Agreement, the Securities Administrator is responsible for preparing a monthly distribution reports to Certificateholders containing the information described under "Description of the Certificates--Reports to Certificateholders." The Securities Administrator may make available each month, to any interested party, the monthly distribution report to Certificateholders via the Security Administrator's website, located at http://www.ctslink.com.

                            UNDERWRITING GUIDELINES

General

      All of the Mortgage Loans to be acquired by the Trust from the Depositor were originated or acquired by Option One Mortgage Corporation (the "Originator") in accordance with the Originator's underwriting criteria described below under "--Option One Underwriting Guidelines." Immediately upon or subsequent to origination or acquisition of the Mortgage Loans, the Originator sold the Mortgage Loans to the Sponsor under the Master Mortgage Loan Purchase and Servicing Agreement. See "Assignment of the Mortgage Loans" in this prospectus supplement.

      The information below has been provided by the Originator in response to the Sponsor's request for information regarding the Originator and its underwriting guidelines.

The Originator

      Option One, a California corporation, was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. Option One operates in 48 states and employs more than 5,800 associates. Option One's principal executive offices are located in Irvine, California.

      Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

      Option One Mortgage Corporation ("Option One") is a nationwide mortgage banking company engaged in the business of originating, servicing, selling and securitizing non-prime mortgage loans secured primarily by one-to-four family residences. Non-prime, or non-conforming, mortgage loans are those that do not conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac, or other government-sponsored loan agencies, particularly with respect to a borrower's debt-to-income ratio or credit history. Option One originates mortgage loans through two primary channels:

      o Wholesale - Option One's wholesale origination channel works with independent brokers throughout the U.S. to fund non-prime mortgage loans through a national branch network.

            Option One also forms partnerships with financial institutions, including national and regional banks, to allow them to offer non-prime loans. Wholesale originations represent the majority of Option One's total loan production.

      o Retail - HRBMC, a wholly-owned subsidiary of Option One, originates prime, non-prime and government residential mortgage loans directly to retail consumers through various sales channels.

      The following table details Option One's originations by channel for the years ended April 30, 2003, 2004 and 2005 and the six months ended October 31, 2005:
                                                                  Six Months
                              Year Ended April 30,             Ended October 31,
                              --------------------             -----------------
(dollars in 000s)       2003          2004          2005              2005
--------------------------------------------------------------------------------
Wholesale           $13,659,243   $20,150,992   $26,977,810       $20,616,187
Retail              $ 2,918,378   $ 3,105,021   $ 4,023,914       $ 2,892,250
--------------------------------------------------------------------------------
     Total          $16,577,621   $23,256,013   $31,001,724       $23,508,437
--------------------------------------------------------------------------------

      Information regarding Option One's non-prime originations is as follows:

                                                                Six Months Ended
                                       Year Ended April 30,        October 31,
                                      ----------------------    ----------------
(dollars in 000s)                     2003     2004     2005          2005
--------------------------------------------------------------------------------
Loan type:
   2-year ARM                         70.3%    63.4%    61.6%         48.0%
   3-year ARM                          5.1%     5.2%     4.0%          2.1%
   Fixed 1st                          23.9%    28.7%    17.7%         16.0%
   Fixed 2nd                           0.7%     1.6%     3.8%          4.8%
   Interest only                        - %     0.7%    12.6%         26.4%
   Other                                - %     0.4%     0.3%          2.7%
Loan purpose:
   Cash-out refinance                 64.9%    67.1%    63.5%         57.7%
   Purchase                           26.9%    26.0%    30.8%         36.1%
   Rate or term refinance              8.2%     6.9%     5.7%          6.2%
Loan characteristics:
   Average loan size                 $ 144    $ 151    $ 160         $ 176
   Weighted-average loan-to-value     78.7%    78.1%    78.9%         80.8%
   Weighted-average FICO score         604      608      614           626
--------------------------------------------------------------------------------

Option One Underwriting Guidelines

      The Mortgage Loans will have been originated generally in accordance with Option One's Guidelines (the "Option One Underwriting Guidelines"). The Option One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant's ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

      On a case-by-case basis, exceptions to the Option One Underwriting Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

      Each mortgage loan applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and made available through the three national credit data repositories--Equifax, TransUnion and Experian.

      Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

      The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,400,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio ("LTV") and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i) 10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01% and 95%, and (iii) 3% for LTVs over 95%. References to LTV's in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property and (b) in the case of a refinance mortgage loan, the appraised value. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

      Option One Underwriting Guidelines require a reasonable determination of an applicant's ability to repay the loan. Such determination is based on a review of the applicant's source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant's credit history and the type and intended use of the property being financed.

      Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required to be deposited by the applicant into escrow. The income verification required under Option One's various mortgage loan programs is as follows:

      Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant's most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or personal bank statements.

      Lite Documentation is for applicants who otherwise cannot meet the requirements of the full documentation program and requires applicants to submit 3 months' bank statements or a paystub as verification of income.

      Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

      No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

      For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

      Latitude Advantage Program. The majority of Option One's loan originations are underwritten using its "Latitude Advantage" program guidelines. Under the Latitude Advantage program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV (100%) under the program. The debt-to-income ratio is generally less than 55%. Latitude Advantage guidelines require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than 12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, "AA+" to "CC", based on the applicant's previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six 30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis.

      Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score for qualifying purposes; provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

      Legacy Program. In addition to its credit score based origination program, Latitude Advantage, Option One offers the "Legacy" program. Under the Legacy program, LTV limitations are determined based on the applicant's risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

      Option One has established five credit grades under the Legacy program, "AA" to "CC", and considers an applicant's prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan's risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade and B grade with a LTV greater than 80%,18 months for B grade with a LTV less than or equal to 80%, or one year for C grade applicants. Chapter 7 and Chapter 11 bankruptcies may have occurred during the preceding two years for AA and A credit grades and B grade with a LTV greater than 80%, 18 months for B grade with a LTV less than or equal to 80%, and one year for C grade. CC risk bankruptcies are permitted if paid in full, discharged or dismissed at or prior to closing. If an applicant's Chapter 13 bankruptcy has been discharged and the applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

      Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others: a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; greater than 50% fixed source of income; ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 20% or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

                        ASSIGNMENT OF THE MORTGAGE LOANS

General

     Pursuant to the Master Mortgage Loan Purchase and Servicing Agreement entered with the Sponsor, the Originator sold the Mortgage Loans, without recourse, to the Sponsor, and the Sponsor will, in turn, sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the Cut-off Date, without recourse, to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell, without recourse, to the Trust, all right, title and interest in and to each

Mortgage Loan, including all principal outstanding as of, and interest due after, the close of business on the Cut-off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such Mortgage Loan after the Cut-off Date. However, the Sponsor will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each Mortgage Loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such Mortgage Loan prior to the Cut-off Date and
(y) interest due and accrued on each Mortgage Loan on or prior to the Cut-off Date.

Delivery of Mortgage Loan Documents

      In connection with the transfer and assignment of each Mortgage Loan to the Trust, the Depositor will cause to be delivered to the Custodian, on behalf of the Trustee, on or before the Closing Date, the following documents with respect to each Mortgage Loan which constitute the mortgage file:

            (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the Originator to the last endorsee;

            (b) the original of any guaranty executed in connection with the mortgage note (if provided);

            (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the Originator, escrow agent, title insurer, or closing attorney;

            (d) originals or certified copy of each modification agreement, if any;

            (e) the mortgage assignment(s), or in certain limited circumstances, an officer's certificate of the Originator, escrow agent, title insurer, or closing attorney, showing a complete chain of ownership from the Originator to the last assignee;

            (f) a mortgage assignment in recordable form, with the assignee's name left blank;

            (g) if the mortgage note, the mortgage, any assignment of mortgage or any other related document has been signed by a person on behalf of the mortgagor, the copy of the power of attorney or other instrument that authorized and empowered such person to sign;

            (h) an original lender's title insurance policy or, in the event the original policy has not yet been issued, a marked title insurance commitment; and

            (i) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the Pooling and Servicing Agreement, the Custodian, on behalf of the Trustee, will agree to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the Mortgage Loans delivered to the Custodian, with any exceptions noted. The Custodian will agree, for the benefit of the holders of the Certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the Closing Date -- or, with respect to any Substitute Mortgage Loan delivered to the Custodian, within 30 days after the receipt of the mortgage file by the Custodian -- and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the schedule of Mortgage Loans that:

      o all documents required to be reviewed by it pursuant to the Pooling and Servicing Agreement are in its possession;

      o each such document has been reviewed by it and appears regular on its face and relates to such Mortgage Loan;

      o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of Mortgage Loans accurately reflects the information set forth in the mortgage file delivered on such date; and

      o each mortgage note has been endorsed as provided in the Pooling and Servicing Agreement.

      If the Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of Mortgage Loans, the Custodian is required to promptly so notify the Originator, the Master Servicer, the Servicer, the Securities Administrator and the Depositor in writing. The Originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the Custodian. If, however, within thirty days after the Depositor's notice of the defect, the Originator has not caused the defect to be remedied, the Originator will be required to either (a) substitute a Substitute Mortgage Loan for the defective Mortgage Loan, or (b) repurchase the defective Mortgage Loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a Mortgage Loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the Originator to cure the defect or to substitute or repurchase the defective Mortgage Loan and to indemnify for such breach will constitute the sole remedies available to the holders of the Certificates, the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, the Originator will make certain representations and warranties with respect to each Mortgage Loan, as of the applicable Initial Sale Date or such other date specified in the Pooling and Servicing Agreement, including but not limited to the following:

            (1) All payments required to be made for such Mortgage Loan under the terms of the mortgage note have been made and no payment under the Mortgage Loan has been more than 30 days Delinquent, exclusive of any grace period, at any time since the origination of the Mortgage Loan;

            (2) There is no default, breach, violation or event of acceleration existing under the mortgage or the related mortgage note and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by written instrument, recorded, or in the process of being recorded, in the applicable public recording office if necessary to maintain the lien priority of the mortgage. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and such assumption agreement has been delivered to the custodian and the terms of which are reflected in the related Mortgage Loan schedule;

            (4) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the mortgage note or the mortgage;

            (5) All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located;

            (6) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans to be transferred to the Trust have been complied with;

            (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

            (8) The mortgage is a valid, existing and enforceable first or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to:

                  (i) the first lien on the Mortgaged Property, in the case of a
            Second Lien Mortgage Loan;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Originator and which do not adversely affect the appraised value of the Mortgaged Property; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

            (9) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the signatory, enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law. All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties. No error, omission, misrepresentation, gross negligence, fraud or similar occurrence with respect to the origination, modification or amendment of a Mortgage Loan has taken place on the part of any person, including without limitation the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

            (10) The Mortgage Loan is covered by an American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Originator, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i) through (iv) of representation 8 above;

            (11) The Mortgage Loan was originated or acquired by the Originator and if acquired, underwritten in all material respects with the Originator's underwriting guidelines or by a mortgagee approved by the Secretary of Housing and Urban Development or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority;

            (12) The mortgage and the related mortgage note contain customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage and the related mortgage note adequate for the realization against the Mortgaged Property of the benefits of the security provided by the Mortgaged Property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption;

            (13) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

            (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

            (15) The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

            (16) The mortgage file contains an appraisal of the related Mortgaged Property signed by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

            (17) No Mortgage Loan is (i) subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended, (ii) a "High Cost Loan" or "Covered Loan," as applicable, as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary, (iii) a "high cost" mortgage loan, "covered" mortgage loan, "high risk home" mortgage loan or "predatory" mortgage loan or any comparable term, no matter how defined under any federal, state or local law or (iv) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans;

            (18) Each Mortgage Loan constitutes a "qualified mortgage" under section 860G(a)(3)(A) of the Code and section 1.860G-2(a)(1) of the U.S. Treasury Regulations;

            (19) None of the Mortgage Loans has a prepayment penalty period at origination in excess of five years;

            (20) No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies;

            (21) The servicer has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis;

            (22) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:
      (i) prior to the Mortgage Loan's origination, the related mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the related mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, and (iii) the prepayment premium is disclosed to the related mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law;

            (23) No mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single premium credit life, mortgage, disability, accident, unemployment or health insurance product in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (24) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, were disclosed in writing to the related mortgagor in accordance with applicable state and federal laws and regulations; and

            (25) No mortgagor was required to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

      Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Originator, the Master Servicer, the Servicer, the Securities Administrator, the Depositor or the Trustee that any of the representations and warranties of the Originator contained in the Pooling and Servicing Agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trustee or the holders of the Certificates in, the related Mortgage Loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within sixty days of the earlier to occur of the Originator's discovery or its receipt of notice of any such breach with respect to a representation or warranty made by it, will be required to:

      o     promptly cure such breach in all material respects,

      o if prior to the second anniversary of the Closing Date, remove each Mortgage Loan which has given rise to the requirement for action, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Servicer on the related Distribution Date the amount of such shortfall (a "Substitution Adjustment Amount"), or

      o purchase such Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the Servicer or the Master Servicer or other expenses of the Master Servicer, the Servicer, the Trustee or the Securities Administrator in connection with the Mortgage Loan or such purchase.

      Notwithstanding the foregoing, in the event of discovery by any party to the Pooling and Servicing Agreement that a Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the Pooling and Servicing Agreement or, in the case of a Group I Mortgage Loan, a breach of the representations and warranties listed as item numbers (19) through
(25) in the second preceding paragraph, the Originator will be required to repurchase the related Mortgage Loan at the purchase price within 60 days of such discovery or receipt of notice (i.e., a breach of any of the foregoing numbered representations and warranties shall be deemed to materially and adversely affect the interest of the Trust and the Certificateholders in the related Mortgage Loan).

      The purchase price with respect to such Mortgage Loan will be required to be deposited into the Distribution Account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans that are being held in the Distribution Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

      In addition, the Originator is obligated to indemnify the Depositor and any of its affiliates, the Master Servicer, the Servicer, the Securities Administrator and the Trustee for any third-party claims arising out of a breach of its representations or warranties regarding the Mortgage Loans. The obligations of the Originator to cure such breach or to substitute or purchase any Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the Certificates, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and any of its affiliates.

      In addition to the representations and warranties made by the Originator, under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders) certain limited representations and warranties made with respect to the Mortgage Loans, the purpose of which is to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Initial Sale Date of the Mortgage Loans by the Originator to the Sponsor and the Closing Date. In addition, the Sponsor will make certain representations and warranties required by Freddie Mac with respect to the Group I Mortgage Loans, including the representations and warranties listed as item numbers (19) through (25) in the third preceding paragraph.

      In the event of a breach of any representation or warranty made by the Sponsor with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement that does not also constitute a breach of any representation or warranty made by the Originator, the Sponsor will be obligated in the same manner as the Originator to cure such breach or repurchase, or provide a substitute for, the affected Mortgage Loan. However, except in the case of the representations and warranties made in item numbers (19) through (25) in the fourth preceding paragraph, the Sponsor will have no obligation to cure a breach or replace a Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the Originator under the Pooling and Servicing Agreement and the Originator fails to fulfill its repurchase (or substitution) obligation.

      As in the case of the Originator, the Sponsor is obligated to indemnify the other parties to the Pooling and Servicing Agreement for any third party claims arising out of a breach of its representations and warranties regarding the Mortgage Loans. The obligation of the Sponsor to cure such breach or to substitute or purchase the affected Mortgage Loan and to indemnify for such breach constitute the sole remedies with respect to such breach available to the parties.

                         DESCRIPTION OF THE CERTIFICATES

General

      On the Closing Date, the Trust will be created and the Depositor will cause the Trust to issue the Certificates. The Certificates will be issued in nineteen classes, the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class P, Class X and Class R Certificates (collectively, the "Certificates"). Only the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the "Offered Certificates") will be offered under this prospectus supplement. HSBC Securities (USA) Inc., an affiliate of the Sponsor and the Depositor, will initially hold the Class R, Class P and Class X Certificates and intends to enter into a NIMS Transaction. The Certificates will represent the entire undivided ownership interest in the Trust created and held under the Pooling and Servicing Agreement, subject to the limits and priority of distribution provided for in that agreement. In addition, the Certificates will represent a beneficial ownership interest in the Supplemental Interest Trust, the primary asset of which will be the Interest Rate Swap Agreement described under "--The Derivative Agreements--Interest Rate Swap Agreement," the Interest Rate Cap Agreement described under "--The Derivative Agreements--Interest Rate Cap Agreement," and all proceeds thereof.

      The Trust will consist of:

      o the Mortgage Loans, together with the related mortgage files and all related collections and proceeds due and collected after the Cut-off Date;

      o such assets as from time to time are identified as REO Property and related collections and proceeds; and

      o assets that are deposited in the Trust Accounts, and invested in accordance with the Pooling and Servicing Agreement.

      The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one Certificate of each class may be issued in a different amount. With respect to initial European investors only, the Underwriters will only sell Offered Certificates in minimum total investment amounts of $100,000 and integral multiples of $1 in excess of that amount. Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances of their respective Certificates on such date, except that the Class X, Class P and Class R Certificates will each be allocated 1% of the voting rights.

      The Group I Certificates generally represent interests in the Group I Mortgage Loans. The Group II Certificates generally represent interests in the Group II Mortgage Loans. The Class M Certificates represent interests in all of the Mortgage Loans.

Book-Entry Registration

      The Offered Certificates are sometimes referred to in this prospectus supplement as "Book-Entry Certificates." No person acquiring an interest in the Book-Entry Certificates will be entitled to receive a Definitive Certificate representing an obligation of the Trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., which will be the "holder" of such Certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC.

      The beneficial owners of the Offered Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Holders or Certificateholders as those terms are used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and Trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United

States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates.

      Monthly and annual reports on the Trust provided or made available over its website by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

      None of the Trust, the Depositor, the Master Servicer, the Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding Certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

      The Offered Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Book-Entry Certificates and the Securities Administrator or the depositor is unable to locate a qualified successor or (b) the Depositor, at its option (but with the Securities Administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the Certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Securities Administrator will reissue the Book-Entry Certificates as Definitive Certificates to beneficial owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Securities Administrator directly to holders of definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

      Definitive Certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the Closing Date, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments on the Mortgage Loans

      The Pooling and Servicing Agreement provides that the Servicer is required to establish and maintain a Collection Account. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in such Collection Account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      The Servicer is obligated to deposit or cause to be deposited in the Collection Account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the Mortgage Loans after the Cut-off Date, other than in respect of monthly payments on the Mortgage Loans due and accrued on each Mortgage Loan up to and including any due date occurring prior to the Cut-off Date:

      o all payments on account of principal, including prepayments of principal on the Mortgage Loans;

      o all payments on account of interest, net of the Servicing Fee, on the Mortgage Loans;

      o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with the Servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

      o any amounts required to be deposited in connection with any losses realized on investments of funds in the Collection Account; and

      o all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement.

      The Securities Administrator, as paying agent for the benefit of the Trustee and the Certificateholders, will be obligated to set up a Distribution Account with respect to the Certificates into which the Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by the Servicer on the Servicer Remittance Date. The Pooling and Servicing Agreement permits but does not require the Securities Administrator to invest the funds in the Distribution Account in one or more eligible investments that mature on or prior to the next Distribution Date.

      The funds required to be remitted by the Servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

      o all collections of scheduled principal and interest on the Mortgage Loans, received by the Servicer on or prior to the related Determination Date;

      o all principal prepayments (including the applicable Prepayment Premiums), Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the Servicer during the related Prepayment Period;

      o all P&I Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related due date but not received by the related Determination Date; and

      o any other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement;

      but excluding the following:

                  (a) for any Mortgage Loan with respect to which the Servicer has previously made an unreimbursed P&I Advance, amounts received on such Mortgage Loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

                  (b) amounts received on a particular Mortgage Loan with
            respect to which the Servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

                  (c) for such Servicer Remittance Date, the aggregate Servicing
            Fee;

                  (d) all net income from eligible investments that are held in the Collection Account for the account of the Servicer;

                  (e) all amounts actually recovered by the Servicer in respect of late fees, assumption fees and similar fees;

                  (f) for all Mortgage Loans for which P&I Advances or servicing advances are determined to be nonrecoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such Mortgage Loans;

                  (g) certain other amounts which are reimbursable to the
            Servicer as provided in the Pooling and Servicing Agreement; and

                  (h) all collections of principal and interest not required to be remitted on the related Servicer Remittance Date.

      The amounts described in clauses (a) through (h) above may be withdrawn by the Servicer from the Collection Account on or prior to each Servicer Remittance Date.

Distributions

      Distributions on the Certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (the "Distribution Date"), commencing in March 2006, to the persons in whose names the Certificates are registered on the related Record Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable Certificate register or, in the case of a Certificateholder who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the Certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the Certificates will be made only upon presentment and surrender of those Certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the Certificates will be made on each Distribution Date from Available Funds (after deduction of certain fees and expenses of the Trust, including any payments owed to the Derivative Counterparty) and will be made to the classes of Certificates in the following order of priority:

                  (i) from the Interest Remittance Amount for each Loan Group, to interest on each class of Offered Certificates and the Class M-11 Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                  (ii) from the principal portion of Available Funds plus any remaining Interest Remittance Amount, to principal on the classes of Offered Certificates and the Class M-11 Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                  (iii) from remaining Available Funds, to unpaid interest and
            Unpaid Realized Loss Amounts in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

                  (iv) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carryover Amount, and finally to be released to the Class X Certificates,

in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal".

Distributions of Interest and Principal

      For any Distribution Date, the "Interest Rate" for each class of Offered Certificates and the Class M-11 Certificates will be as set forth below:

                  (a) for the Group I Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the Group I Available Funds Cap (as defined below);

                  (b) for the Group II Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the Group II Available Funds Cap (as defined below); and

                  (c) for the Class M Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that Distribution Date and (2) the Class M Available Funds Cap (as defined below).

      The fixed margin for each class of Offered Certificates and the Class M-11 Certificates is as follows:

     Class              (1)%             (2)%
     ------            ------           ------
      I-A              0.220%           0.440%
     II-A-1            0.080%           0.160%
     II-A-2            0.130%           0.260%
     II-A-3            0.190%           0.380%
     II-A-4            0.290%           0.580%
       M-1             0.370%           0.555%
       M-2             0.390%           0.585%
       M-3             0.410%           0.615%
       M-4             0.520%           0.780%
       M-5             0.540%           0.810%
       M-6             0.610%           0.915%
       M-7             1.250%           1.875%
       M-8             1.400%           2.100%
       M-9             2.000%           3.000%
      M-10             2.000%           3.000%
      M-11             2.000%           3.000%

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      (1) For each Distribution Date on or prior to the first Distribution Date on which the optional clean-up call is exercisable.

      (2) For each Distribution Date after the first Distribution Date on which the optional clean-up call is exercisable.

      The "Group I Available Funds Cap" is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment allocated to the Group I Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment caused by the Derivative Counterparty) made to the Derivative Counterparty and the denominator of which is equal to the Stated Principal Balance of the Group I Mortgage Loans and (ii) 12.

      The "Group II Available Funds Cap" is the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate of the Group II Mortgage Loans then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment allocated to the Group II Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment caused by the Derivative Counterparty) made to the Derivative Counterparty and the denominator of which is equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans and (ii) 12.

      The "Class M Available Funds Cap" is a per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Available Funds Cap, weighted on the basis of the Group Subordinate Amount for Group I and the Group Subordinate Amount for Group II, respectively.

      The "Group Subordinate Amount" for any Distribution Date (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Group I Certificates immediately prior to such Distribution Date and (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Group II Certificates immediately prior to such Distribution Date.

      The "Group Percentage" for any Distribution Date and for each of Group I and Group II will be equal to a fraction (expressed as a percentage) the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such group and the denominator of which is equal to the aggregate Stated Principal Balance of all the Mortgage Loans as of such date.

      On each Distribution Date, distributions in reduction of the Class Certificate Balance of the Certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Payment Amount. The "Principal Payment Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Payment Amount for that Distribution Date and (ii) the Extra Principal Payment Amount for that Distribution Date.

      On each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date), the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the Distribution Account specified below in the following order of priority:

            (i) to the Supplemental Interest Trust and the holders of each class of Offered Certificates and the Class M-11 Certificates in the following order of priority:

            (a) from the Interest Remittance Amount, for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment caused by the Derivative Counterparty) owed to the Derivative Counterparty (including any such amounts remaining unpaid from previous Distribution Dates);

            (b) concurrently, (1) from the Interest Remittance Amount related to the Group I Mortgage Loans, to the Class I-A Certificates, the related Senior Interest Payment Amount, and (2) from the Interest Remittance Amount related to the Group II Mortgage Loans, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata (based on the amounts distributable under this clause (i)(b)(2)), the related Senior Interest Payment Amount for those classes of Certificates; provided, that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (i)(b)(1) or (i)(b)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Senior Interest Payment Amount will be available to cover that shortfall; and

            (c) from any remaining Interest Remittance Amount related to either the Group I Mortgage Loans or the Group II Mortgage Loans, sequentially to each class of

                  Class M Certificates, in ascending order by numerical class designation, the Interest Payment Amount for the applicable class on that Distribution Date;

            (ii) (A) on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date) prior to the Stepdown Date or on which a Trigger Event is in effect, to the Supplemental Interest Trust and the holders of the class or classes of Offered Certificates and the Class M-11 Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Payment Amount in the following order of priority:

            (a) for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment caused by the Derivative Counterparty) owed to the Derivative Counterparty (to the extent not paid from the Interest Remittance Amount above);

            (b)   concurrently:

                  (1) to the Group I Certificates, the Group I Principal Payment Amount, allocated as described under "--Allocation of Principal Payments to Class A Certificates" below until the Class Certificate Balance of the Class I-A Certificates is reduced to zero;

                  (2) to the Group II Certificates, the Group II Principal Payment Amount, allocated among the classes of Group II Certificates as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (c) sequentially to each class of Class M Certificates, in ascending order by numerical class designation, until their respective Class Certificate Balances are reduced to zero.

                 (B) on each Distribution Date (or, in the case of deposits into the Supplemental Interest Trust, the business day prior to such Distribution Date) on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the Supplemental Interest Trust and the holders of the class or classes of Offered Certificates and the Class M-11 Certificates then entitled to distribution of principal an amount equal to the Principal Payment Amount in the following amounts and order of priority:

            (a) for deposit into the Supplemental Interest Trust Account, any Net Derivative Payment or Swap Termination Payment (other than a Swap Termination Payment caused by the Derivative Counterparty) owed to the Derivative Counterparty (to the extent not paid from the Interest Remittance Amount above);

            (b)   concurrently:

                  (1) to the Group I Certificates, the Group I Senior Principal Payment Amount, allocated as described under "--Allocation of Principal Payments to Class A Certificates" below until the Class Certificate Balance of the Class I-A Certificates is reduced to zero;

                  (2) to the Group II Certificates, the Group II Senior Principal Payment Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (c) sequentially to each class of Class M Certificates, in ascending order by numerical class designation, the Class M Principal Payment Amount for the related class of Class M Certificates.

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority:

            (a) to the Class A Certificates and the Class M Certificates, in accordance with the same priorities set forth in clauses
                  (ii)(A)(b), (ii)(A)(c), (ii)(B)(b) and (ii)(B)(c) above, as applicable, an amount necessary to maintain the Overcollateralization Target Amount;

            (b) sequentially to each class of Class M Certificates, in ascending order by numerical class designation, first any Interest Carry Forward Amount for that class, and second, any Unpaid Realized Loss Amount for that class;

            (c) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

            (d) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Basis Risk Carryover Amount with respect to the Offered Certificates and the Class M-11 Certificates for that Distribution Date to the Offered Certificates and the Class M-11 Certificates in the same order and priority in which the Interest Payment Amount is allocated among those classes of Certificates except that the Class A Certificates will be paid (a) first, pro rata, based on their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carryover Amount and (b) second, pro rata, based on any remaining unpaid Basis Risk Carryover Amounts;

            (e) to the Derivative Counterparty, any Swap Termination Payment caused by the Derivative Counterparty;

            (f) to the Class X Certificates, those amounts as set forth in the Pooling and Servicing Agreement; and

            (g)   to the Class R Certificates, any remaining amount.

      On each Distribution Date, prior to any distribution on any other class of Certificates, the Securities Administrator is required to distribute to the holders of the Class P Certificates all amounts representing Prepayment Premiums in respect of the Mortgage Loans received during the related Prepayment Period.

      If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the Offered Certificates and the Class M-11 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, the Class Certificate Balance of the Class M Certificates will be reduced, in inverse order of seniority (beginning with the Class M-11 Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of Certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carryover Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Class M Certificates, amounts are subsequently received with respect to any Mortgage Loan or related Mortgaged Property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of Class M Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class M Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Distribution Date.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Prepayment Interest Excesses or Compensating Interest payments from the Servicer (as further described in "The Pooling and Servicing Agreement-- Servicing Provisions of the Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amounts otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Interest Payment Amount for the Offered Certificates and the Class M-11 Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. The holders of the Offered Certificates and the Class M-11 Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

      All principal distributions to the holders of the Class A Certificates on any Distribution Date prior to the Stepdown Date will be allocated to the Class I-A Certificates (the "Group I Certificates"), on the one hand, and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the "Group II Certificates"), on the other hand, based on the Group Principal Allocation Percentage for the Group I Certificates and the Group II Certificates, as applicable, for that Distribution Date. After the Stepdown Date, as long as no Trigger Event is in effect, principal distributions to the holders of the Class A Certificates of either group will be determined based on the Group I Senior Principal Payment Amount or Group II Senior Principal Payment Amount, as applicable. The Group I Certificates and the Group II Certificates are each a "Certificate Group." However, if the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero before the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this section, until their Class Certificate Balance has been reduced to zero. Any distributions of principal to the Group I Certificates will be made first from payments relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Certificates will be made first from payments relating to the Group II Mortgage Loans. If the Class Certificate Balances of the Class A Certificates in either Certificate Group are reduced to zero on or after the Stepdown Date, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date will be distributed in accordance with clause (ii)(B) under "Distributions of Interest and Principal" without regard to the related Certificate Group's Principal Payment Amount.

      Any principal distributions allocated to the Group II Certificates will be allocated sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Class Certificate Balance of each such class has been reduced to zero. However, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M Certificates have been reduced to zero, any principal distributions allocated to the Group II Certificates are required to be allocated pro rata, among the classes of Group II Certificates, based upon their respective Class Certificate Balances.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, for the next Interest Accrual Period for the Offered Certificates and the Class M-11 Certificates.

Excess Reserve Fund Account

      The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carryover Amounts for that date. However, the payment with respect to any Distribution Date cannot exceed the amount otherwise distributable on the Class X Certificates.

      The "Basis Risk Carryover Amount" on any Distribution Date and for any class of Offered Certificates and the Class M-11 Certificates is the sum of, if applicable, (x) the excess of (i) the amount of interest that class of Certificates would have been entitled to receive on that Distribution Date had the Interest Rate not been subject to the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, over
(ii) the amount of interest that class of Certificates was entitled to receive on that Distribution Date based on the Group I Available Funds Cap, the Group II Available Funds Cap, or the Class M Available Funds Cap, as applicable, and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Interest Rate on that class of Certificates, without giving effect to the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable). Any Basis Risk Carryover Amount on any class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of Certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this prospectus supplement). The ratings on the Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

      Pursuant to the Pooling and Servicing Agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the Trust, by the Securities Administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of Offered Certificates and the Class M-11 Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the Pooling and Servicing Agreement in an amount equal to any Basis Risk Carryover Amount for that class of Certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X Certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

The Derivative Agreements

      The Derivative Counterparty. Bear Stearns Financial Products Inc. ("BSFP") will be the derivative counterparty. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from S&P and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

      As of the Cut-off Date, the aggregate significance percentage with respect to the Derivative Counterparty will be less than 10%.

      Interest Rate Cap Agreement. On or prior to the Closing Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, will enter into the Interest Rate Cap Agreement for the benefit of the Offered Certificates and the Class M-11 Certificates.

      Under the terms of the Interest Rate Cap Agreement, in exchange for a fixed payment made on behalf of the Supplemental Interest Trust on the Closing Date, the Derivative Counterparty is obligated to pay to the Supplemental Interest Trust at least one business day prior to each Distribution Date, commencing with the Distribution Date in September 2006 and ending with the Distribution Date in December 2011, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR (as determined pursuant to the Interest Rate Cap Agreement) over the strike rate on a Scheduled Notional Amount for the related Distribution Date, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period related to such Distribution Date and the denominator of which is 360. The strike rate is equal to 5.65%. The initial Scheduled Notional Amount will equal approximately $86,416,358.23 for the Distribution Date in September 2006. The Interest Rate Cap Agreement will terminate after the Distribution Date in December 2011.

      The Interest Rate Cap Agreement and any payments made by the Derivative Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

      Interest Rate Swap Agreement. Under the Interest Rate Swap Agreement, one business day prior to each Distribution Date commencing in April 2006, the Securities Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Derivative Counterparty a fixed amount equal to the product of (a) 5.05%, (b) the Scheduled Notional Amount for the related Distribution Date (as set forth in Annex II hereof) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Derivative Counterparty will be obligated to pay to the Securities Administrator, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of
(x) LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is 360. A Net Derivative Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any amount payable by the Derivate Counterparty under the Interest Rate Cap Agreement, or (b) by the

Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of such floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and such amount payable by the Derivative Counterparty under the terms of the Interest Rate Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement.

      The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in May 2009 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

      The Interest Rate Swap Agreement and any payments made by the Derivative Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

      The respective obligations of the Derivative Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date shall have occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust should terminate or if the Master Servicer exercises its option to purchase the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call." With respect to the Derivative Counterparty, an Additional Termination Event will occur if the applicable long-term unsecured and unsubordinated debt rating of the Derivative Counterparty is withdrawn or downgraded below the specified levels set forth in the Interest Rate Swap Agreement and the Derivative Counterparty fails to either post collateral or obtain a substitute Derivative Counterparty, as more specifically described below.

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party (as defined in the Interest Rate Swap Agreement) has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

      Upon any Swap Early Termination, the Supplemental Interest Trust or the Derivative Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Derivative Counterparty under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust on the business day prior to the related Distribution Date and on the business day prior to subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

      If the Derivative Counterparty's long-term unsecured and unsubordinated debt rating by any rating agency falls below the applicable levels specified in the Interest Rate Swap Agreement, the Derivative Counterparty will be required either to (1) post collateral securing its obligations under the Interest Rate

Swap Agreement or (2) obtain a substitute Derivative Counterparty acceptable to the Securities Administrator and the Rating Agencies that will assume the obligations of the Derivative Counterparty under the Interest Rate Swap Agreement, all as provided in the Interest Rate Swap Agreement.

      The Derivative Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement Derivative Counterparty assumes all the obligations of the Derivative Counterparty as set forth in the Interest Rate Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the Offered Certificates and the Class M-11 Certificates will not be downgraded, all as provided in the Interest Rate Swap Agreement.

      The Supplemental Interest Trust Account. The Securities Administrator will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Securities Administrator will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Securities Administrator, and the Securities Administrator will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under "--Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

      Application of Deposits and Payments Received by the Supplemental Interest Trust. On each Distribution Date (or, in the case of payments to the Derivative Counterparty, the business day prior to such Distribution Date) the Securities Administrator will be required to make the disbursements and transfers of the Supplemental Interest Trust Amount then on deposit in the Supplemental Interest Trust Account in the following order of priority:

            (1) to the Derivative Counterparty, any Net Derivative Payment owed to the Derivative Counterparty for the related Distribution Date;

            (2) to the Derivative Counterparty, any unpaid Swap Termination Payment not due to a Derivative Counterparty Trigger Event owed to the Derivative Counterparty pursuant to the Interest Rate Swap Agreement;

            (3) to the Class A Certificates and the Class M Certificates, an amount necessary to maintain the Overcollateralization Target Amount specified in clause (iii)(a) under "--Distributions of Interest and Principal" above, for application pursuant to the priorities set forth in such clause, after giving effect to distributions pursuant to such clause;

            (4) to the extent unpaid in clause (iii)(b) under "--Distributions of Interest and Principal" above, sequentially to each class of Class M Certificates, in ascending order by numerical class designation, first any Interest Carry Forward Amount for that class, and second, any Unpaid Realized Loss Amount for that class;

            (5) to the extent unpaid in clause (iii)(c) under "--Distributions of Interest and Principal" above, to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

            (6) to the extent unpaid in clause (iii)(d) under "--Distributions of Interest and Principal" above, an amount equal to any remaining unpaid Basis Risk Carryover Amount with respect to the Offered Certificates and the Class M-11 Certificates for that Distribution Date to the Offered Certificates and the Class M-11 Certificates in the same order and priority in which the Interest Payment Amount is allocated among those classes of Certificates except that the Class A Certificates will be paid
      (a) first, pro rata, based on their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk

      Carryover Amount and (b) second, pro rata, based on any remaining unpaid Basis Risk Carryover Amounts;

            (7) to the extent unpaid in clause (iii)(e) under "--Distributions of Interest and Principal" above, to the Derivative Counterparty, any Swap Termination Payment caused by the Derivative Counterparty; and

            (8) to the extent unpaid in clause (iii)(f) under "--Distributions of Interest and Principal" above, to the Class X Certificates, those amounts as set forth in the Pooling and Servicing Agreement.

      With respect to each Distribution Date, the sum of all amounts distributed in priorities (3) and (4) (with respect to any Unpaid Realized Loss Amount) may not exceed cumulative Realized Losses incurred, as reduced by any amounts previously distributed to the Offered Certificates and the Class M-11 Certificates pursuant to such priorities.

Overcollateralization Provisions

      The Pooling and Servicing Agreement requires that the Total Monthly Excess Spread, if any, on each Distribution Date be applied as an accelerated payment of principal of the Offered Certificates and the Class M-11 Certificates, but only to the limited extent described below.

      The application of Total Monthly Excess Spread to the payment of Extra Principal Payment Amount to the class or classes of Certificates then entitled to distributions of principal has the effect of accelerating the amortization of those Certificates relative to the amortization of the related Mortgage Loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates and the Class M-11 Certificates as described above on any Distribution Date will be paid to the holders of the Class X Certificates and will not be available on any future Distribution Date to cover Extra Principal Payment Amounts, Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Basis Risk Carryover Amounts.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Offered Certificates and the Class M-11 Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those Certificates on that Distribution Date) is the "Overcollateralization Amount" as of that Distribution Date. On the Closing Date, the initial overcollateralization amount will be equal to approximately $34,553,699, which is approximately 2.45% of the aggregate scheduled principal balances of the Mortgage Loans as of the Cut-off Date. The Pooling and Servicing Agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the Certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of that Distribution Date (the excess is referred to as a "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Payment Amount." The required level of the Overcollateralization Amount with respect to a Distribution Date is the "Overcollateralization Target Amount" and is set forth in the definition of Overcollateralization Target Amount in the "Glossary" in this prospectus supplement. As described above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Overcollateralization Target Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of Certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to achieve or maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

      In the event that a Overcollateralization Target Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class M-11 Certificates on that Distribution Date will be distributed to the holders of the Class X Certificates on that Distribution Date (to the extent not required to pay Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Basis Risk Carryover Amounts to the Offered Certificates and the Class M-11 Certificates or any Swap Termination Payment) until the Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates and the Class M-11 Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Overcollateralization Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on that Distribution Date over (b) the Overcollateralization Target Amount is the "Excess Overcollateralization Amount" with respect to that Distribution Date. If, on any Distribution Date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Overcollateralization Amount is, after taking into account all other distributions to be made on that Distribution Date, greater than zero (i.e., the related Overcollateralization Amount is or would be greater than the related Overcollateralization Target Amount), then any amounts relating to principal that would otherwise be distributed to the holders of the Offered Certificates and the Class M-11 Certificates on that Distribution Date will instead be distributed to the holders of the Class X Certificates (to the extent not required to pay Interest Carry Forward Amounts, Unpaid Realized Loss Amounts and Basis Risk Carryover Amounts to the Offered Certificates and the Class M-11 Certificates and any Swap Termination Payment) in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Overcollateralization Reduction Amount" for that Distribution Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds on any Distribution Date remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates and the Class M-11 Certificates on that Distribution Date.

Reports to Certificateholders

      On each Distribution Date the Securities Administrator will make available via its internet website to each holder of an Offered Certificate a monthly distribution report, based on information provided to the Securities Administrator by the Master Servicer and the Servicer, containing the following information:

            (1) the amount of each distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments, Liquidation Proceeds and Subsequent Recoveries;

            (2) the amount of each distribution allocable to interest, any Interest Carry Forward Amounts included in such distribution and any remaining Interest Carry Forward Amounts after giving effect to such distribution, any Basis Risk Carryover Amount for such Distribution Date and the amount of all Basis Risk Carryover Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (3) if the distribution to the holders of such class of Certificates is less than the full amount that would be distributable to such Certificateholders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carryover Amount not covered by amounts in the Excess Reserve Fund Account;

            (4) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (5) the Stated Principal Balance for the following Distribution
      Date;

            (6) the amount of Servicing Fees and Master Servicing Fees with respect to such Distribution Date;

            (7) the Interest Rate for each such Class of Certificates with respect to such Distribution Date;

            (8) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (8) by Loan Group and in the aggregate, the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

            (10) by Loan Group and in the aggregate, with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (11) by Loan Group and the aggregate, the total number and aggregate principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

            (12) whether a Trigger Event has occurred and is continuing;

            (13) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (14) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (15) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Interest Carry Forward Amounts;

            (16) the Overcollateralization Amount and Overcollateralization Target Amount;

            (17) Prepayment Premiums collected by the Servicer;

            (18) the Cumulative Loss Percentage; and

            (19) the amount of any Net Derivative Payment made to the Supplemental Interest Trust, any Net Derivative Payment made to the Derivative Counterparty, any Swap Termination Payment made to the Supplemental Interest Trust and any Swap Termination Payment made to the Derivative Counterparty.

      The Securities Administrator will make the monthly distribution report available via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's investor relations desk at (301) 815-6600.

                         FEES AND EXPENSES OF THE TRUST

      In consideration of their duties on behalf of the Trust, the Servicer and the Master Servicer will receive certain fees payable from the assets of the Trust as set forth in the following table:

                 Frequency of
Fee Payable To:     Payment           Amount of Fee          Source of Payment
---------------  ------------  --------------------------  ---------------------
Servicer         Monthly       A monthly fee equal to the  Paid out of interest
                               product of (a) the          collections in
                               outstanding Stated          respect of each
                               Principal Balance of each   Mortgage Loan
                               Mortgage Loan serviced by   serviced by the
                               the Servicer as of the      Servicer then on
                               prior Distribution Date     deposit in the
                               (or the Cut-off Date, in    Collection Account
                               the case of the first       maintained by the
                               Distribution Date) and (b)  Servicer, before any
                               one-twelfth of 0.300%,      payment to
                               with respect to the first   Certificateholders.
                               ten distribution dates,
                               0.400%, with respect to
                               the 11th through the 30th
                               distribution dates, and
                               0.650%, with respect to
                               the 31st distribution date
                               and each distribution date
                               thereafter.

Master Servicer    Monthly     A monthly fee equal to the  Paid out of funds on
                               product of (a) the          deposit in the
                               outstanding Stated          Distribution Account
                               Principal Balance of each   before any payment to
                               Mortgage Loan as of the     Certificateholders.
                               prior Distribution Date
                               (or the Cut-off Date, in
                               the case of the first
                               Distribution Date) and (b)
                               one-twelfth of 0.005%.

      In its capacities of Securities Administrator and Custodian, Wells Fargo Bank will receive as part of its compensation an allocated portion of the Master Servicing Fee described in the table above. As compensation, the Trustee will receive a fixed monthly fee paid by the Master Servicer out of its Master Servicing Fee pursuant to a separate agreement between Wells Fargo Bank and the Trustee.

      None of the fees set forth above may be changed without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement.

                           ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

      The following is a summary of the responsibilities of the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian with respect to the Trust. See "The Servicer," "The Master Servicer," "The Securities Administrator," "The Trustee" and "The Pooling and Servicing Agreement" in this prospectus supplement for a more detailed description of these servicing and administration functions.

    Party:                                    Responsibilities:
---------------            ----------------------------------------------------
Servicer                   Performing the servicing functions with respect to
                           the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                                o     collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the Collection
                                      Account maintained by the Servicer, and
                                      delivering all amounts on deposit in the Collection Account to the Master Servicer for deposit in the Distribution Account on the Servicer Remittance Date;

                                o collecting amounts in respect of taxes and insurance related to the Mortgaged Properties from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                                o     making P&I Advances with respect to
                                      delinquent payments of principal and
                                      interest on the Mortgage Loans (other than Balloon Payments);

                                o     paying customary costs and expenses
                                      incurred in the performance by the
                                      Servicer of its servicing obligations
                                      (i.e., servicing advances), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                                o providing monthly loan-level reports to the Master Servicer;

                                o     maintaining certain insurance policies
                                      relating to the Mortgage Loans; and

                                o     initiating foreclosure proceedings.

                           See "The Servicer" and "The Pooling and Servicing Agreement" below. Performing the master servicing functions in accordance with the provisions of the

Master Servicer            Pooling and Servicing Agreement, including but not
                           limited to:

    Party:                                    Responsibilities:
---------------            ----------------------------------------------------

                                o monitoring the Servicer's performance and enforcing the Servicer's obligations under the Pooling and Servicing Agreement;

                                o collecting monthly remittances from the Servicer for deposit in the Distribution Account on the Servicer Remittance Date;

                                o reconciling the monthly loan-level report received from the Servicer;

                                o     reviewing the servicing of defaulted
                                      Mortgage Loans;

                                o upon the termination of the Servicer, act as or appoint a successor servicer; and

                                o upon the failure of the Servicer to make P&I Advances with respect to the Mortgage Loans or certain servicing advances with respect to the Mortgaged Properties, which the Servicer is required to make, making such advances to the extent provided in the Pooling and Servicing Agreement.

                           See "The Master Servicer" and "The Pooling and Servicing Agreement" below.

Securities                 Performing the securities administration functions in
Administrator              accordance with the provisions of the Pooling and
                           Servicing Agreement, including but not limited to:

                                o collecting monthly remittances from the Master Servicer for deposit in the Distribution Account and distributing such amounts to Certificateholders on the related Distribution Date;

                                o depositing any Net Derivative Payments or Swap Termination Payments into the Supplemental Interest Trust Account;

                                o     preparing and distributing the monthly
                                      distribution date statement to
                                      Certificateholders based on information
                                      received from the Servicer, the Master
                                      Servicer and the Derivative Counterparty;

                                o     distributing amounts on deposit in the
                                      Supplemental Interest Trust Account to the
                                      Certificateholders or the Derivative
                                      Counterparty, as applicable;

                                o     acting in the capacity of certificate
                                      registrar and transfer agent with respect to the Certificates;

                                o preparing and filing annual federal and (if required) state tax returns on behalf of the Trust and providing annual information returns to Certificateholders; and

                                o preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust as required by the Securities Exchange Act of 1934, as amended.

                           See "The Securities Administrator" and "The Pooling and Servicing Agreement" below and "Description of the Certificates--Reports to Certificateholders" above.

    Party:                                    Responsibilities:
---------------            ----------------------------------------------------
Trustee                    Performing the trustee functions in accordance with
                           the provisions of the Pooling and Servicing
                           Agreement, including but not limited to:

                                o appointing a successor master servicer in the event the Master Servicer resigns or is removed.

                           See "The Trustee" and "The Pooling and Servicing Agreement."

Custodian                  Performing the custodial functions in accordance with
                           the provisions of the Pooling and Servicing
                           Agreement, including but not limited to:

                                o holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a secure facility intended for the safekeeping of mortgage files on behalf of the Trust.

Trust Accounts

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Derivative Counterparty, be deposited in the Trust Accounts, which are accounts established in the name of the Trustee. Except as noted below, funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in certain Permitted Investments, as described under "Description of the Securities--Deposits to the Trust Account" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:  Responsible Party:     Application of any Investment Earnings:
--------------  ------------------  --------------------------------------------

Collection        Servicer          Any investment earnings will be paid to the
                                    Servicer Account and will not be available for distribution to Certificateholders.

Distribution      Securities        Any investment earnings will be paid to the
  Account         Administrator     Securities Administrator and will not be
                                    available for distribution to
                                    Certificateholders.

Excess Risk       Securities        No permitted investment of funds on deposit
  Reserve         Administrator     therein.
  Account

Supplemental      Securities        Invested in Permitted Investments as
  Interest        Administrator     described in the Pooling and Servicing
  Trust                             Agreement and distributed as part of the
  Account                           distribution from the Supplemental Interest
                                    Trust Account as described under
                                    "Description of the Certificates--The
                                    Derivative Agreements--Application of
                                    Deposits and Payments Received by the
                                    Supplemental Interest Trust."

      If funds deposited in the Collection Accounts, Distribution Accounts or Supplemental Interest Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

      The following sets forth an example of the collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in April 2006:

March 2 through                     Payments due during the related Due Period
  April 1...Due Period:             (March 2 through April 1) from the borrowers
                                    will be deposited in the Servicer's
                                    Collection Account as received and will
                                    include scheduled principal payments due during the related Due Period and interest accrued on the ending scheduled balance from the prior Due Period.

March 16 through                    Principal prepayments received by the
  April 15..Prepayment Period:      Servicer during the related Prepayment
                                    Period (March 16 through April 15) will be deposited into the Servicer's Collection
                                    Account for remittance to the Master
                                    Servicer on the Servicer Remittance Date.

April 15..  Determination Date:     All collections and recoveries received by
                                    the Servicer with respect to the Mortgage
                                    Loans on or prior to the related
                                    Determination Date will be remitted to the Master Servicer on the Servicer Remittance
                                    Date. Unless deemed a nonrecoverable
                                    advance, the Servicer will make a P&I
                                    Advance for the April 1 scheduled payment on any Mortgage Loan which is not received by the Determination Date.

April 20... Servicer Remittance     The Servicer will remit collections and
            Date:                   recoveries in respect of the Mortgage Loans
                                    to the Master Servicer for deposit into the Distribution Account on or prior to the 20th day of each month (or if the 20th day is not a business day, the immediately preceding business day), as specified in the Pooling and Servicing Agreement.

April 24... Derivative Agreements   One business day immediately before the
            Payment Date:           related Distribution Date, the Derivative
                                    Counterparty will pay to the Securities
                                    Administrator for deposit into the
                                    Supplemental Interest Trust, any Net
                                    Derivative Payments or Swap Termination
                                    Payments required to be paid by the
                                    Derivative Counterparty under the Derivative
                                    Agreements, or the Securities Administrator will pay to the Derivative Counterparty any Net Derivative Payments or Swap Termination
                                    Payments
                                    required to be paid by the Securities
                                    Administrator under the Derivative
                                    Agreements, as applicable.

April 24... Record Date:            Distributions will be made to
                                    Certificateholders of record for all classes as of the business day immediately preceding the related Distribution Date.

April 25... Distribution Date:      On the 25th day of each month (or if the
                                    25th day is not a business day, the next business day), the Securities Administrator will make distributions to
                                    Certificateholders from amounts on deposit in the Distribution Account and the Supplemental Interest Trust Account.

      Succeeding months follow the same pattern.

                             THE SPONSOR AND SELLER

      HSBC Bank USA, National Association (the "Sponsor") is a member of the HSBC Group, one of the world's largest banking and financial services groups. The HSBC Group is an international commercial and investment banking and financial services organization with some 9,500 offices in 80 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. HSBC Holdings plc, the ultimate parent company in the HSBC Group, is headquartered in London.

      The Sponsor is chartered as a national banking association under the laws of the United States and, as such, is regulated primarily by the Office of the Comptroller of Currency. The Sponsor's deposits are insured by the FDIC up to applicable limits. The Sponsor's domestic operations are primarily in New York State. The Sponsor also has banking branch offices in Pennsylvania, Florida, Oregon, Washington, California and Washington D.C. In addition to its domestic offices, the Sponsor maintains foreign branch offices, subsidiaries and/or representative offices in the Caribbean, Europe, Panama, Asia, Latin America, Australia and Canada.

      The Sponsor is the principal subsidiary of HSBC USA Inc., an indirectly-held, wholly-owned subsidiary of HSBC North America Holdings Inc., one of the nations ten largest bank holding companies by assets and an indirectly-held, wholly-owned subsidiary of HSBC Holdings plc. At December 31, 2004, the Sponsor represented approximately 98% of the consolidated assets of HSBC USA Inc. and had assets of approximately $138 billion. The Sponsor had outstanding approximately $126.9 billion of obligations, including deposits totaling $81 billion and $22 billion of long-term debt, and total shareholders' equity of US$11 billion.

      The Sponsor has four lines of business:

      o The Personal Financial Services segment provides a broad range of financial products and services including installment and revolving term loans, deposits, branch services, mutual funds, investments and insurance. Residential mortgage lending provides loan financing through direct retail and wholesale origination channels.

      o The Consumer Finance segment includes point of sale and other lending activities primarily to meet the financial needs of individuals. Specifically, operating activity within the Consumer

            Finance segment relates to various consumer loans, private label credit card receivables, and retained interests in securitized receivable trusts.

      o Private Banking offers a full range of services for high-net worth individuals and families including deposits, tailored credit and banking, investment management, trust and estate administration, custody and retirement services. In addition, Private Bank professionals are able to leverage the Sponsor's vast global capabilities, resources and expertise on behalf of clients - capabilities ranging from wealth and tax advisory, philanthropy, and family office advisory, to structured products, real estate and middle market lending.

      o Commercial Banking provides loan and deposit products to small and middle-market corporations including specialized products such as real estate financing. Various credit and trade related products are also offered including standby facilities, performance guarantees and acceptance.

      o Corporate, Investment Banking and Markets provide tailored financial products and services to major government, corporate and institutional clients. It includes four main business lines: corporate and institutional banking, investment banking, markets and transaction banking. HSBC Securities (USA) Inc., a subsidiary of HSBC Markets (USA) Inc., serves as a primary dealer in U.S. government and federal agency securities.

Securitization Program

      As of this date, the Sponsor has not directly been engaged in the origination of residential mortgage loans for securitization under its own securitization program, although certain of its affiliates are engaged in the securitization of mortgage loans, automobile loan receivables and credit card receivables.

      Pursuant to a service level agreement between the Sponsor, as service receiver, and HSBC Securities (USA) Inc., as service provider (the "Service Provider"), the Sponsor has engaged the services of the Service Provider to assist in the acquisition of residential mortgage loan originations of various third party originators (the "Primary Assets") through wholesale and retail channels. Such mortgage loans are originated pursuant to such third party originator's independent underwriting criteria. Under such agreement, employees of the Service Provider (or affiliates thereof) structure securitization transactions in which such Primary Assets are sold by the Sponsor to the Depositor, in return for which the Depositor issues mortgage pass-through certificates supported by the cash flows generated by the Primary Assets or secured by the Primary Assets. The Sponsor will be required to make certain representations and warranties to the Depositor and the applicable trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, the Sponsor may have an obligation to repurchase such Primary Assets from the Depositor (or directly from the applicable trustee) or it may have an obligation to indemnify the Depositor (or the applicable trustee) against any losses on the Primary Assets. To mitigate these risks, however, the Sponsor has obtained appropriate representations and warranties from the third party originators upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the Depositor (or the applicable trustee).

      Prior to this offering, the Sponsor has participated as sponsor in the following residential mortgage securitizations:

      o $616,819,000 Mortgage Pass-Through Certificates, Series 2005-NC1 (Issue date: August 25, 2005)

      o $443,553,000 Mortgage Pass-Through Certificates, Series 2005-NC2 (Issue date: October 6, 2005)

      o $500,606,000 Mortgage Pass-Through Certificates, Series 2005-OPT1 (Issue date: November 22, 2005)

      o $571,994,000 Mortgage Pass-Through Certificates, Series 2005-I1 (Issue date: December 16, 2005)

      o $963,458,000 Mortgage Pass-Through Certificates, Series 2006-FF1 (Issue date: January 23, 2006)

      o $944,514,000 Mortgage Pass-Through Certificates, Series 2006-OPT1 (Issue date: February 1, 2006)

      As of this date, no events of default or early amortization events, or other trigger events based on pool performance, have occurred in any of the above securitization transactions. Neither the Sponsor nor any of its affiliates are engaged in the servicing of securitization assets or in the retention of any servicing rights.

      The Sponsor has in the past and may in the future provide warehouse financing to a third party originator of Primary Assets, which Primary Assets may eventually be included in one or more of the Sponsor's securitized pools.

      The Sponsor does not rely on the securitization program as a material source of funds.

                                  THE DEPOSITOR

      The Depositor, HSI Asset Securitization Corporation, was incorporated in the State of Delaware on April 1, 2005. The principal office of the Depositor is located at 452 Fifth Avenue, New York, New York 10018 and its telephone number is (212) 525-8119. The Depositor is an indirect wholly-owned subsidiary of HSBC Holdings plc.

      Since its incorporation, the business operations of the Depositor have been limited to the acquisition of residential mortgage loans from the Sponsor and the sale and pooling of such loans by the Depositor through the creation of one or more securitization trusts, which trusts, in exchange for the mortgage loans, issue mortgage pass-through certificates or notes evidencing an interest in, or secured by a pledge or assignment of, such mortgage loan assets.

      It is expected that the Depositor's future business operations will be limited to the acquiring and pooling of residential mortgage loans and securities, offering agency securities or other mortgage-or assets-related securities, and related activities. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      After the sale and pooling of mortgage loan assets and other related securities to a securitization trust in exchange for the issuance of mortgage-backed securities issued by such entity, the Depositor may be required (to the extent specified in the related securitization documents) to perform certain actions on a continual basis, including but not limited to:

      o Upon the discovery of the breach of any representation or warranty made by the Depositor in respect of a mortgage loan that materially and adversely affects the value of that loan, to repurchase the mortgage loan from the trustee, or deliver a qualified substitute mortgage loan (as defined in the related securitization documents);

      o To make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee's security interest in or lien on the mortgage loans;

      o To arrange for replacement interest rate cap contracts, interest rate swap agreements and other yield supplement agreements in the event the applicable derivative instrument issued in the related securitization transaction is terminated early;

      o To prepare and file certain reports required under the Securities Exchange Act of 1934, as amended;

      o To notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related securitization agreements; and

      o To provide the applicable trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the securitization agreements.

      Generally, however, it is expected that certain of the above functions will be performed by the Depositor's agents or one or more of the securities administrator and the master servicer in accordance with the related pooling and servicing agreements and related securitization agreements, as described in this prospectus supplement.

      The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Certificates (Registration No. 333-124032).

                               THE MASTER SERVICER

General

      Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as the Master Servicer pursuant to the Pooling and Servicing Agreement, the most significant provisions of which are summarized below. Wells Fargo Bank will also act as Securities Administrator and Custodian for the Trust. See "The Securities Administrator" and "Administration of Trust" in this prospectus supplement.

      Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Servicer, the Trustee and other parties to this transaction may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. As of November 30, 2005, Wells Fargo Bank was acting as a Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,331.

      The Servicer has primary responsibility to service the Mortgage Loans in accordance with the servicing provisions of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement" in this prospectus supplement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement, as described under "Administration of the Trust." In particular, the Master Servicer will independently calculate monthly Mortgage Loan balances based on Servicer data, compare its results to the Servicer loan-level reports and reconcile any discrepancies with the Servicer. The Master Servicer will also review the servicing of defaulted Mortgage Loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust, including the removal of the Servicer. See "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--Removal and Resignation of the Servicer" in this prospectus supplement. However, the Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except as provided in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--Removal and Resignation of the Servicer" in this prospectus supplement.

Compensation of the Master Servicer

      As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the Master Servicing Fee as described under "Fees and Expenses of the Trust." In the event the Master Servicer assumes the duties of the Servicer under the Pooling and Servicing Agreement, it shall be entitled to receive as compensation the Servicing Fees and other compensation that would have been payable to the Servicer under the Pooling and Servicing Agreement.

      Under the terms of the Pooling and Servicing Agreement, the Securities Administrator may withdraw from the Distribution Account (i) the Master Servicing Fee with respect to each Distribution Date, (ii) investment income payable to the Securities Administrator; (iii) amounts necessary to reimburse the Master Servicer or the Servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable Mortgage Loan proceeds, (iv) amounts in respect of reimbursements to which the Master Servicer or the Servicer is entitled in accordance with the terms of the Pooling and Servicing Agreement, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and
(v) any other amounts permitted to be withdrawn under the terms of the Pooling and Servicing Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

      The Master Servicer will be required to pay the costs associated with monitoring the Servicer without any right of reimbursement. The Master Servicer will also be required to pay the costs of terminating the Servicer, appointing a successor servicer or the costs of transferring servicing from the Servicer to the Master Servicer but will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated Servicer pursuant to the terms of the Pooling and Servicing Agreement. To the extent such servicing transfer costs are not paid by the Servicer or the successor servicer, the Master Servicer may be reimbursed by the Trust for all out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from the Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

      The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the Pooling and Servicing Agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Trustee and the Trust constitutes the sole remedy of the Depositor, the Trustee and the Trust in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under the Pooling and Servicing Agreement, and the termination of the Pooling and Servicing Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

      The Master Servicer will be required to indemnify the Depositor, the Trustee and the Trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain (collectively, a "Loss") as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Pooling and Servicing Agreement. The Depositor and the Trustee will be required to notify the Master Servicer if a claim is made by a third party as required under the Pooling and Servicing Agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Trustee or the Trust in respect of such claim.

      The Trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all Losses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Pooling and Servicing Agreement or the Certificates, except to the extent that any such Loss is related to (i) a material breach of the Master Servicer's representations and warranties in the Pooling and Servicing Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under the Pooling and Servicing Agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "-- Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

      Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Pooling and Servicing Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Pooling and

Servicing Agreement and the rights and duties of the parties to that agreement and the interests of the Certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the Trust.

      The Master Servicer will not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in monitoring and overseeing the obligations of the Servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

      Except as described below, the Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the Pooling and Servicing Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right with the prior written consent of the Depositor (which consent shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates, and in compliance with the other requirements set forth in the Pooling and Servicing Agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Pooling and Servicing Agreement shall be payable to such successor master servicer after such transfer, but shall in no event exceed the compensation payable to the Master Servicer.

      Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the Pooling and Servicing Agreement. However, the successor master servicer must be an entity that is qualified and approved to service Mortgage Loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

      The Master Servicer will be permitted to resign if the Master Servicer's duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

      If at any time, Wells Fargo Bank, as Securities Administrator, resigns or is removed as Securities Administrator pursuant to the Pooling and Servicing Agreement, then at such time Wells Fargo Bank will be required to resign as Master Servicer under the Pooling and Servicing Agreement.

Master Servicer Events of Default; Waiver; Termination

      Under the terms of the Pooling and Servicing Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master
Servicer:

            (a) any failure by the Master Servicer to cause to be deposited in the Distribution Account any amounts received by it from the Servicer or to make any P&I Advance required to be made by it under the terms of the Pooling and Servicing Agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party to the Pooling and Servicing Agreement;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of Certificates evidencing at least 25% of the voting rights;

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days;

            (f) except as otherwise permitted in the Pooling and Servicing Agreement, the Master Servicer attempts to assign its responsibilities under the Pooling and Servicing Agreement or to delegate all or any portion of its duties under that agreement without the consent of the Securities Administrator or the Depositor; or

            (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the Pooling and Servicing Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Pooling and Servicing Agreement (subject to the condition that such indictment is not dismissed within 90 days).

      By written notice, the Trustee may, at the direction of Certificateholders representing a majority of the voting rights in the Certificates, waive any default by the Master Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

      So long as a Master Servicer Event of Default remains uncured, the Trustee may, and at the direction of a majority of the voting rights shall, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the Pooling and Servicing Agreement and, any mortgage files related to any Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Pooling and Servicing Agreement.

Assumption of Master Servicing by Trustee

      In the event the Master Servicer can no longer function in that capacity under the Pooling and Servicing Agreement, the Trustee shall become the successor master servicer and as such shall assume all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement or the Trustee shall appoint a Freddie Mac or Fannie Mae approved Servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any other successor master servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Pooling and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of a servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Pooling and Servicing Agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all Losses incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under such agreement.

      If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of the Master Servicer in the event of such resignation or termination for cause), the Master Servicer will be required to deliver to any successor all documents and records relating to each Mortgage Loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

                                  THE SERVICER

General

      Option One, a California corporation, was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding mortgage loans indirectly in the same month. Option One operates in 48 states and employs more than 5,800 associates. Option One's principal executive offices are located in Irvine, California.

      Option One is a wholly-owned subsidiary of Block Financial Corporation ("Block Financial"), which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

Servicing Background and Portfolio

      Option One Mortgage Corporation began servicing mortgage loans in February 1993, originally operating as a wholly owned subsidiary of Plaza Home Mortgage Corp. The company was acquired by

Fleet Financial Group and began full servicing operations in May 1995. Block Financial subsequently purchased Option One in June 1997.

      Option One services primarily sub-prime first-lien residential mortgage loans. Over 70% of loans serviced by Option One were originated by Option One, and over 65% of loans serviced by Option One are in private residential mortgage asset-backed securities.

      Option One has experienced substantial growth in its servicing portfolio in the past few years, both as a result of its growth in origination and third-party servicing. The following table summarizes Option One's servicing portfolio by origin at April 30, 2003, 2004 and 2005 and at October 31, 2005:

Portfolio Balance ($000s)  At April 30, 2003     At April 30, 2004     At April 30, 2005    At October 31, 2005
                           -----------------    ------------------    ------------------    -------------------
Option One Service         $      27,669,446    $       36,485,328    $       47,554,510    $       57,760,816
Subservice                 $       3,664,365    $        8,782,775    $       20,439,954    $       24,614,920
                           -----------------    ------------------    ------------------    ------------------
     Total Portfolio       $      31,333,812    $       45,268,103    $       67,994,464    $       82,375,735
                           =================    ==================    ==================    ==================
Loan Count

Option One Service                   221,402               274,045               332,652               376,517
Subservice                            25,061                50,319               102,638               124,418
                           -----------------    ------------------    ------------------    ------------------
     Total Portfolio                 246,463               324,364               435,290               500,935
                           =================    ==================    ==================    ==================

Business Strategy and Organizational Structure

      Option One's business strategy includes incremental growth of its servicing portfolio through its origination channels while leveraging and expanding selective third-party servicing strategic partnerships for both interim and long-term sub-servicing. Option One has a scalable technology platform and expansion capacity to support its business strategy. Option One's loan servicing functions are performed in U.S. sites in Irvine, California and Jacksonville, Florida, as well as offshore outsource provider's sites in Noida, Gurgaon, Bangalore, India and Guadalajara, Mexico. The two U.S. offices operate in parallel, handling many of the same processes for loans across the entire servicing portfolio. The use of an offshore outsource provider has increased Option One's ability to perform customer service, welcome calls, new loan audits, early stage collections, and other loan administration functions. By allocating staff to multiple sites, Option One has the ability to extend its service hours and improve customer satisfaction.

      Option One's organizational structure is aligned to best serve its customers, maximize loan performance and minimize risk exposure. Management continually refines and improves its technology to enhance automated workflow processes and boost productivity throughout the operation. Option One utilizes the Fidelity Mortgage Servicing Package (MSP) as its main servicing system, along with a number of ancillary vendor and proprietary systems. Option One has also developed its own robust data warehouse and comprehensive REO and loss mitigation management system.

      In order to improve servicing efficiency and effectiveness, Option One outsources certain servicing tasks to a variety of third-party vendors. Such servicing tasks may include: property tax processing and tracking, hazard insurance tracking and related force placed insurance coverage tasks, certain field services, foreclosure, bankruptcy, loss mitigation and real estate owned related tasks, lien release services and customer service functions. Three material components of Option One's outsourcing model include redundancy, oversight and audit. In some instances, more than one outsource vendor is used to perform the same function on different segments of the servicing portfolio, which encourages competitive pricing and performance and provides additional backup capabilities. Option One's outsource vendor agreements provide that each vendor strictly comply with Option One's guidelines, policies and procedures and that any significant or material decisions are not made by the outsource vendor but are elevated to Option One associates. Option One maintains extensive quality control and review processes to assure that the outsource vendors are performing their functions in accordance with service level agreements and investor requirements and are in compliance with applicable federal and state law. Option One also retains the right to perform audits of outsource vendor's operations at Option One's sole discretion.

      All of Option One's mortgage loan document custodial responsibilities are performed by an independent custodian or, if applicable, a trustee in accordance with the related servicing agreement.

Default Management

      Option One defines and measures delinquencies in accordance with applicable investor guidelines and agreements. The company employs a proactive approach to resolving delinquencies with an emphasis on expedient timeline management. Option One pursues a dual track loss mitigation and foreclosure policy. Initial contact is based on the borrower's previous payment patterns in tandem with the application of Freddie Mac's EarlyIndicator (EI) scoring model, which seeks to identify those accounts posing a greater risk of default. Collectors work extensive evening and weekend shifts to effectively manage the nationwide portfolio and are trained to identify loss mitigation opportunities and solicit workout opportunities during the collection process. Workout specialists maintain contact with borrowers while an account is in foreclosure in an attempt to arrange an alternate resolution to the delinquency and mitigate future losses. Option One's borrower assistance department offers borrowers alternatives, all within specific investor guidelines, to foreclosure that may include reinstatement, repayment and forbearance plans, modifications, short-sales, and deed in lieu of foreclosure. A loan will remain in the borrower assistance area until a resolution has been reached or until a foreclosure sale has been completed. Option One's proprietary system, DARES, is a loss mitigation and real estate web-based database that provides the borrower assistance team with an automated decision tree, gain/loss analysis, centralization of the repayment plan process and web-based applications designed to provide customers with optimal contact avenues. Through DARES, loss mitigation specialists complete an on-line rules-based net present value analysis form, which documents the presumed loss exposure on the property and compares it to different alternatives. DARES is also used for monitoring, tracking, maintaining and communicating all real estate activities. When properties become REO, Option One obtains property valuations and analyzes each property individually to determine what sales decisions will result in the highest net return while limiting the marketing time. Option One's REO assets are marketed and listed with local real estate agents and published on local multiple listing services. Option One uses the internet for additional listing exposure.

Training, Internal Controls and Compliance

      Option One has a training program established for its servicing associates, offering a wide range of core job specific and non-job-specific training (corporate, soft skills, and mortgage fundamentals). Training curriculums are tailored for both new and seasoned associates. Seasoned associates typically receive job-specific training annually. The training program includes an extensive new hire orientation, process improvement methodologies, computer-based training, system usage techniques, leadership development, and soft-skill development classes. The training is structured to ensure that new representatives are sufficiently knowledgeable of the subject matter and applicable regulations. Training can take the form of classroom instruction, a simulated work environment exercise, and side-by-side monitoring and mentoring. Option One also has ongoing leadership development, mentoring programs, and policy and procedure manuals citing applicable statues that are widely available to associates.

      Option One has controls in place to protect the company and its investor against risk of loss. An internal audit program is utilized to evaluate the company's internal controls and safeguard against risk of loss due to noncompliance with regulatory, investor, company, and prudent servicing practices. In addition to oversight from the audit function, Option One also has dedicated compliance and legal teams for servicing-related issues, regulations, and laws. A quality assurance team performs call monitoring and helps to ensure Federal Debt Collections Practice Act (FDCPA) and Real Estate Settlement Procedures Act (RESPA) compliance. A quality control team benchmarks and measures adherence to best practices, identifies risk areas in servicing operations, centralizes communication for regulatory, investor, and industry updates, and ensures that associates are being properly trained on topics related to best practices and servicing risk. Risk management policies in place that assist in ensuring prompt, accurate reporting to its investor base include automated reporting and remitting processes, segregation of duties among reporting, remitting, and reconciling tasks, web portal access for investors to view and download securitization data, online access to bank statements, and an account liquidation database to more closely track historical losses on the portfolio and assist in trend analysis. Option One uses its own proprietary lock-box, which provides increased cash management controls resulting from direct oversight over the payment posting process. Option One maintains a separate bank accounts for each investor relationship in accordance with the related servicing agreement requirements. These custodial accounts are maintained with Mellon Bank, N.A. and are not commingled.

      Option One is not aware and has not received notice that any default, early amortization or other performance-triggered event has occurred as to any other securitization due to any servicing act or servicing failure to act. There have been no previous disclosures of material noncompliance by Option One with servicing criteria relating to any other portfolio serviced by Option One.

      Option One is required to make advances of delinquent monthly payments of interest and principal to the extent required in the Pooling and Servicing Agreement. Option One has not failed to make a required advance in connection with any mortgage-backed securitization.

Litigation Concerning Option One

      In July 2004, Option One was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Specifically, the plaintiffs allege that Option One improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act. Plaintiffs have agreed to settle their individual claims; plaintiff's counsel have a motion pending to continue prosecution of the class action. Plaintiff's counsel filed a motion to substitute Larry and Pamela Smith as plaintiffs, which was granted. Option One filed a motion to compel arbitration.

      On March 15, 2005, Option One entered into an agreement with the United States Attorney's Office for the Eastern District of Pennsylvania memorializing various revisions and enhancements to its fraud detection and prevention policies and procedures as a result of an investigation of allegations that independent mortgage brokers had committed fraud in loans submitted to Option One. The United States Attorney's Office made no finding that Option One itself violated any law or regulation.

      In April 2005, Option One was named as a defendant and served with a class action complaint filed by Carol Vines and Virginia Loucile Henderson, as plaintiffs, in the United States District Court for the Eastern District of Texas, Lufkin Division. The complaint alleges that the Texas Constitution prohibits lenders from making variable rate home equity loans and seeks forfeiture of all Texas variable rate home equity loans made prior to December 30, 2003 in which the monthly payment amount changed when the interest rate changed. Texas' state courts have dismissed two similar suits filed by plaintiffs' counsel. On September 27, 2005, plaintiff, Henderson voluntarily dismissed her claim. Pending before the Court is Option One's motion to dismiss the remaining plaintiff or in the alternative to compel arbitration.

      In September 2005, Option One was named as a defendant and served with a class action complaint filed by Pamela Phillips, as plaintiff, in the United States District Court for the Central District of California, Southern Division. The complaint alleges that Option One's affiliate H&R Block Mortgage Corporation willfully obtained the plaintiffs consumer credit report without a "permissible purpose" as defined in the federal Fair Credit Reporting Act and without the plaintiff having authorized such access or initiated a transaction. Option One is named as a defendant under the theory that H&R Block Mortgage Corporation is its alter-ego.

      On January 31, 2006, the Circuit Court of Cook County, Illinois County Department, Chancery Division, certified a nationwide class action against Option One on a complaint brought by Erin and Earl Austria, in which the Austria's allege that Option One impermissibly assessed them a reconveyance fee and authorized the assessment of a title indemnity fee on certain mortgage loans that have been paid-in-full. Option One intends to seek an interlocutory appeal of the order of class certification.

      In February 2006, Option One became aware of a September 2005 default judgment against it in an adversary proceeding brought by Jeffrey R. Pierson in the United States Bankruptcy Court for the Eastern District of Pennsylvania. The adversary complaint alleged that Option One engaged in various "predatory practices," including improperly applying payments, forced placing insurance, commencing foreclosure, and credit reporting. Option One has filed a motion to set aside the $2.4 million default judgment for failure of proper service and to dismiss the adversary complaint for failure to serve within one hundred and eighty days of Plaintiff's filing his complaint.

                          THE SECURITIES ADMINISTRATOR

      Wells Fargo Bank will act as the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

      As Securities Administrator, Wells Fargo Bank will act as paying agent and, as such, make distributions on the Certificates and prepare and provide monthly distribution statements to Certificateholders with respect to such distributions. See "Description of the Certificates--Report to Certificateholders" in this prospectus supplement. The Securities Administrator will also act as transfer agent and certificate registrar for the Certificates. Certificates may be surrendered and a copy of the Pooling and Servicing Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services HASCO 2006-OPT2, or at such other addresses as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

      As Securities Administrator, Wells Fargo Bank will also be responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D in regards to monthly distributions and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

      The Securities Administrator's duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See "Administration of the Trust" and "The Pooling and Servicing Agreement" in this prospectus supplement. The fees of the Securities Administrator will be remitted by the Master Servicer from its master servicing compensation in accordance with a separate fee schedule agreed to between Wells Fargo Bank and the Trust. See "Fees and Expenses of the Trust" in this prospectus supplement. The Securities Administrator will also be entitled to retain as additional compensation any investment earnings on amounts on deposit in the Distribution Account pending their distribution to Certificateholders on the related Distribution Date.

      If at any time, Wells Fargo Bank, as Master Servicer, resigns or is removed as Master Servicer pursuant to the Pooling and Servicing Agreement, then at such time Wells Fargo Bank will be required to resign as Securities Administrator under the Pooling and Servicing Agreement.

                                  THE CUSTODIAN

      Wells Fargo Bank will act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

      Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                   THE TRUSTEE

      Deutsche Bank National Trust Company ("Deutsche Bank") is the Trustee. Deutsche Bank is a national banking association. Deutsche Bank has previously been appointed to the role of trustee for numerous mortgaged-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. Deutsche Bank has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates.

      The Trustee will perform certain functions on behalf of the Trust and for the benefit of the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

                       THE POOLING AND SERVICING AGREEMENT

The Issuing Entity

      On the Closing Date, and until the termination of the Trust pursuant to the Pooling and Servicing Agreement, "HSI Asset Securitization Corporation Trust 2006-OPT2" will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the trust fund created thereunder.

      On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Excess Reserve Fund Account on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

      On the Closing Date, the Supplemental Interest Trust will be created under the Pooling and Servicing Agreement by the Depositor, and its assets will consist of the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Pooling and Servicing Agreement to the Trust. See "Description of the Certificates--The Derivative Agreements."

      The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicer and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement. See "The Depositor," "The Master Servicer," "The Servicer," "The Securities Administrator" and "The Trustee" in this prospectus supplement.

      The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under "--Amendment."

      If the assets of the Trust are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See "Risk Factors--The Credit Enhancement Features May Be Inadequate to Provide Protection for the Offered Certificates" in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the Trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Servicing Provisions of the Pooling and Servicing Agreement

      In servicing the Mortgage Loans, the Servicer will be required to use the same care as the Servicer customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans. The following is a description of the more material servicing provisions of the Pooling and Servicing Agreement.

      Servicing Compensation and Payment of Expenses. As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer is entitled to the servicer compensation set forth under "Fees and Expenses of the Trust." In addition, the Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees and other similar items; however, Prepayment Premiums may not be retained by the Servicer as additional servicing compensation. The Servicer will also be entitled to withdraw from the Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts. In addition, the Servicer will be entitled to retain any net Prepayment Interest Excesses related to the Mortgage Loans serviced by the Servicer for any Distribution Date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments that are received during the related Prepayment Period. See "--Prepayment Interest Shortfalls" below. The Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in the Pooling and Servicing Agreement.

      P&I Advances. The Servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each Mortgage Loan, subject to its determination in its good faith business judgment that such advance would be recoverable. P&I Advances made by the Servicer are reimbursable to such Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the Certificates. Notwithstanding the Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the Servicer will be entitled to reimbursement for that advance from the Trust. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable) will advance its own funds to make P&I Advances if the Servicer fails to do so, subject to its own recoverability determination and as required under the Pooling and Servicing Agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

      Servicing Advances. The Servicer is required to advance amounts with respect to the Mortgage Loans serviced by the Servicer, subject to its determination that such advance would be recoverable. Servicing advances are "out-of-pocket" costs and expenses relating to:

      o the maintenance, preservation, restoration, inspection and protection of the Mortgaged Property;

      o enforcement or judicial proceedings, including foreclosures and litigation;

      o executing and recording instruments of satisfaction, deeds of reconveyance or assignments of mortgages; and

      o certain other customary amounts described in the Pooling and Servicing Agreement.

      These servicing advances by the Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the advancing party subject to certain conditions and restrictions. In the event that, notwithstanding the good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the Servicer (or other advancing party) will be entitled to reimbursement for that advance from the Trust.

      Recovery of Advances. The Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the Pooling and Servicing Agreement, including from the collection of principal and interest on the Mortgage Loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan (excluding Prepayment Premiums). In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from the Collection Account.

      The Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the Servicer (or the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) (as stated in an officer's certificate of the Servicer delivered to the Trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

      Prepayment Interest Shortfalls. In the event of any voluntary principal prepayments on any Mortgage Loans (excluding any payments made upon liquidation of any Mortgage Loan) during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the month in which the applicable Distribution Date occurs, the amount of those shortfalls in interest collections resulting from those voluntary principal prepayments will be first netted against the amount of interest received on Mortgage Loans that prepay from the 1st day of the month in which the Distribution Date occurs through the 15th day of that month representing interest that accrued on those Mortgage Loans during that period ("Prepayment Interest Excesses"). If there still remains a net shortfall, then the Servicer will be obligated to pay by no later than the Servicer Remittance Date preceding the applicable Distribution Date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the Servicing Fee collected for that Distribution Date ("Compensating Interest").

      Master Servicer, Servicer and Securities Administrator Reports. The Master Servicer is required to deliver to the Securities Administrator and the Depositor a report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement and containing the information to be included in the monthly distribution statement for that Distribution Date delivered by the Securities Administrator to the Certificateholders.

      The Pooling and Servicing Agreement will provide that in March of each year, beginning March 2007, (1) the Servicer will provide to the Depositor, the Sponsor, the Master Servicer, the Trustee and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the Master Servicer will provide to the Depositor, the Sponsor, the Trustee and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria and (3) the Securities Administrator will provide to the Depositor, the Sponsor, the Trustee and the Master Servicer a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is responsible for any servicing function relating to the Mortgage Loans will also provide to the Depositor, the Sponsor, the Master Servicer, the Trustee and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

      Each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the related assessment of compliance with the AB Servicing Criteria. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

      The Pooling and Servicing Agreement will also provide for delivery to the Depositor, the Sponsor, the Master Servicer, the Trustee and the Securities Administrator in March of each year, beginning March 2007, a separate annual statement of compliance from the Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator at the address of the Securities Administrator set forth above under "The Securities Administrator" in this prospectus supplement. These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

      Collection and Other Servicing Procedures. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the provisions of the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the Pooling and Servicing Agreement.

      The Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each Mortgage Loan.

      If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless the Servicer's exercise of such "due-on-sale" clause acceleration rights is (i) prohibited by law or (ii) would impair or threaten recovery under any primary mortgage insurance policy related to such Mortgage Loan. If the Servicer is prohibited from exercising such "due-on-sale" acceleration rights for either of the foregoing reasons, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the Mortgage Rate borne by the mortgage note relating to the Mortgage Loan may not be decreased. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

      Hazard Insurance. The Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the outstanding principal balance of such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a co-insurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such Mortgaged Property. As set forth above, all amounts collected by the Servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures, will ultimately be deposited in the Collection Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer having a general policy rating of A:VI or better in Best's (or another comparable rating), insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Collection Account the sums which would have been deposited in such Collection Account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

      Realization Upon Defaulted Mortgage Loans. The Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the Pooling and Servicing Agreement; provided, that the Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless the Servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the Servicer.

      Removal and Resignation of the Servicer. The Master Servicer may, and, at the direction of Certificateholders representing a majority of voting rights in the Certificates, is required to, remove the

Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes the "Servicer event of default":

            (a) any failure by the Servicer to remit to the Master Servicer any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the Servicer by the Depositor, the Master Servicer, the Securities Administrator or the Trustee, or to the Servicer, the Depositor, the Master Servicer, the Securities Administrator and the Trustee by the holders of Certificates entitled to at least 25% of the voting rights in the Certificates; or

            (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the Servicer by the Depositor, the Master Servicer, the Securities Administrator or the Trustee, or to the Servicer, the Depositor, the Master Servicer, the Securities Administrator and the Trustee by any holders of Certificates entitled to at least 25% of the voting rights in the Certificates and (ii) actual knowledge of such failure by a servicing officer of the Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

            (d) the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

            (e) the Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

            (f) any breach of a representation and warranty of the Servicer, which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the Servicer by the Master Servicer, the Securities Administrator, Trustee or by the Depositor, or to the Servicer, the Master Servicer, the Securities Administrator, the Trustee or the Depositor by the holders of Certificates entitled to at least 25% of the voting rights in the Certificates; or

            (g) Fitch reduces its primary subprime Servicer rating of the Servicer to "RPS3" or lower, Moody's reduces its primary subprime Servicer rating of the Servicer to "SQ3" or lower, or S&P reduces its primary subprime servicer rating of the Servicer to "Average" or lower, and any such downgrade continues unremedied for a period of 90 days.

      Except to permit subservicers as provided under the Pooling and Servicing Agreement to act as subservicers, the Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties imposed on it by the Pooling and Servicing Agreement except by mutual consent of the Servicer, the Depositor, the Master Servicer and the Securities Administrator with prior written notice to the Trustee or upon the determination that the Servicer's duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed such Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

      Upon removal or resignation of the Servicer, in accordance with the Pooling and Servicing Agreement, the Master Servicer will be the successor servicer after a transition period not to exceed 90 days, except that the Master Servicer will be obligated to immediately make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Master Servicer is unwilling or unable to act as successor servicer, or if the holders of Certificates entitled to at least a majority of the voting rights in the Certificates so request, the Master Servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

      The Servicer and any successor servicer will at all times maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles) and maintain its license to do business or service residential Mortgage Loans in any jurisdictions in which the Mortgaged Properties are located. Any successor servicer will also be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer.

      The Master Servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the Collection Account) as the Servicer or such greater compensation if consented to by the Rating Agencies rating the Certificates and Certificateholders representing a majority of voting rights in the Certificates.

Termination; Optional Clean-up Call

      The Master Servicer, upon the instruction of the Depositor, shall have the option to purchase the Mortgage Loans on the initial optional termination date, which is the Distribution Date following the month in which the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. If the Depositor fails to give such instruction, the Master Servicer shall have the right to purchase the Mortgage Loans and terminate the Trust on the Distribution Date following the month in which the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Any such purchase of the Mortgage Loans would result in the payment on that Distribution Date of the final distribution on the Certificates and the termination of the Trust. The purchase price for the Mortgage Loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than Mortgage Loans related to any REO Property) plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at its expense and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest on those Mortgage Loans at the applicable Mortgage Rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the Servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable), (iv) any unreimbursed indemnification payments payable under the Pooling and Servicing Agreement and (v) any outstanding amounts owed to the Derivative Counterparty. The purchase of the Mortgage Loans and REO Properties would result in the final distribution on the Offered Certificates on that Distribution Date.

      Notwithstanding the foregoing, if any Rating Agency has rated a class of NIM Securities then outstanding that is backed by the Class X and Class P Certificates, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be permitted to exercise its option to purchase the Mortgage Loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the Certificateholders (other than the holders of the Class X, Class P and Class R Certificates), the distribution of the remaining proceeds to the Class X and Class P Certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, or (ii) (A) prior to that purchase, the Servicer remits to the Securities Administrator an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the NIM Securities, and (B) the Securities Administrator remits that amount directly to the indenture trustee under the indenture creating the NIM Securities.

      The Trust also is required to terminate upon notice to the Trustee of either the later of: (i) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or P&I Advances of same by the Servicer), or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The Trustee may at any time resign and be discharged from the Trust by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not less than 60 days before the date specified in the notice. If no qualified successor trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible in accordance with the provisions of the Pooling and Servicing Agreement and shall fail to resign after written request by the Depositor, then the Depositor or any Servicer may remove the Trustee and appoint a successor trustee. Holders of Certificates evidencing at least a majority of the voting rights may also, at any time, remove the Trustee and appoint a successor trustee.

Certain Matters Regarding the Depositor, the Servicer, the Securities Administrator and the Trustee

      The Pooling and Servicing Agreement provides that none of the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Servicer, the Securities Administrator or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor's, the Servicer's, the Securities

Administrator's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

      The Depositor, the Servicer, the Securities Administrator, the Trustee and their respective directors, officers, employees or agents will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Pooling and Servicing Agreement or (ii) the performance of their respective duties pursuant to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of the Depositor's, the Servicer's, the Securities Administrator's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

      None of the Depositor, the Servicer, the Securities Administrator or the Trustee is obligated under the Pooling and Servicing Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability; provided, that, in accordance with the provisions of the Pooling and Servicing Agreement, the Depositor, the Servicer, the Securities Administrator and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Pooling and Servicing Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the Certificateholders. In the event the Depositor, the Servicer, the Securities Administrator or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer, the Securities Administrator and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust assets.

Amendment

      The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement by written agreement, without notice to, or consent of, the holders of the Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision, to add to the duties of the parties to that agreement or to comply with any requirements in the Code. The Pooling and Servicing Agreement may also be amended to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Pooling and Servicing Agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the Certificates.

      The Pooling and Servicing Agreement may be amended from time to time by the parties to that agreement, with the consent of holders of Certificates evidencing percentage interests aggregating not less than 66?% of each class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of that Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above without the consent of the holders of Certificates of that class evidencing percentage interests aggregating not less than 66?% of that class, or (iii) reduce the percentage of the Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the Certificates then outstanding.

      Notwithstanding the foregoing, any amendment to the Pooling and Servicing Agreement which would adversely affect the rights of the Derivative Counterparty under the Derivative Agreements or the Originator under the Pooling and Servicing Agreement will require the prior consent of the Derivative Counterparty or the Originator, respectively.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans. For the 2/13 Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans and the Non-Delay Adjustable Rate Mortgage Loans in Group I and Group II, a 100% Prepayment Assumption as used in this prospectus supplement is the "ARM 1 Pricing Prepayment Speed," which assumes a constant prepayment rate ("CPR") of 2.00% per annum of the then-outstanding principal balance of a hypothetical pool of 2/13 adjustable rate mortgage loans, 2/28 adjustable rate mortgage loans and non-delay adjustable rate mortgage loans and an additional approximate 1/11th of 28.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the twenty-second month. From the twenty-third month until the twenty-seventh month the ARM 1 Pricing Prepayment Speed assumes a constant prepayment rate of 50.00% CPR per annum. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, the ARM 1 Pricing Prepayment Speed assumes a constant prepayment rate of 35.00% CPR per annum each month. For the 3/12 Adjustable Rate Mortgage Loans, 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans in Group I and Group II, a 100% Prepayment Assumption as used in this prospectus supplement is the "ARM 2 Pricing Prepayment Speed", which assumes a CPR of 2.00% per annum of the then-outstanding principal balance of a hypothetical pool of, 3/12 adjustable rate mortgage loans, 3/27 adjustable rate mortgage loans and 5/25 adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 28.00% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the thirtieth month. From the thirty-first month until the thirty-seventh month, the ARM 2 Pricing Prepayment Speed assumes a constant prepayment rate of 50.00% CPR per annum. Beginning in the thirty-eighth month and in each month thereafter during the life of such mortgage loans, the ARM 2 Pricing Prepayment Speed assumes a constant prepayment rate of 35.00% CPR per annum each month. For the 15/15 Adjustable Rate Mortgage Loans and the Fixed Rate Mortgage Loans, a 100% Prepayment Assumption as used in this prospectus supplement is the "Fixed Pricing Prepayment Speed," which assumes a CPR of 4.00% per annum of the then-outstanding principal balance of a hypothetical pool of 15/15 adjustable rate mortgage loans and fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 23.00% per annum in each month thereafter until 27.00% CPR is reached in the twelfth month. For each month thereafter during the life of such mortgage loans, the Fixed Pricing Prepayment Speed assumes a constant prepayment rate of 27.00% CPR per annum each month.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions which collectively are the structuring assumptions:

      o     the Closing Date for the Certificates occurs on February 28, 2006;

      o distributions on the Certificates are made on the 25th day of each month irrespective of whether such day is a business day, commencing in March 2006, in accordance with the priorities described in this prospectus supplement;

      o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

      o     prepayments include 30 days' interest on the related Mortgage Loan;

      o the optional clean-up call is not exercised (except with respect to the weighted average life to call);

      o the Overcollateralization Target Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

      o with respect to each Adjustable Rate Mortgage Loan, (a) the Mortgage Rate for each Mortgage Loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate) and (b) the Six-Month LIBOR Loan Index remains constant at 4.94%;

      o     One-Month LIBOR remains constant at 4.57%;

      o the ARM 1 Pricing Prepayment Speed, ARM 2 Pricing Prepayment Speed and Fixed Pricing Prepayment Speed are each capped at 85% CPR for any Distribution Date;

      o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced;

      o scheduled payments of interest and/or principal on the Mortgage Loans are received on the first day of each month commencing in the calendar month immediately succeeding the month in which the Closing Date occurs and are computed prior to giving effect to prepayments received on the last day of the calendar month in which the Closing Date occurs;

      o prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month in which the Closing Date occurs;

      o the initial Class Certificate Balance of each class of Certificates is as set forth on the cover page of this prospectus supplement;

      o interest accrues on each class of Certificates at the applicable Interest Rate set forth or described in this prospectus supplement;

      o the Servicing Fee Rate with respect to each Mortgage Loan will be as described under "Fees and Expenses of the Trust" in the prospectus supplement;

      o the Master Servicing Fee Rate with respect to each Mortgage Loan will be 0.0% per annum;

      o     no Swap Termination Payment occurs; and

      o the assumed mortgage loans have the approximate initial characteristics described below:


                                                                               Remaining   Original    Original      Initial
                                                       Gross     Cut-off Date   Term to    Term to   Amortization   Interest-
                                                      Interest     Principal    Maturity   Maturity      Term      Only Period
 Group             Type                 Index Name    Rate (%)    Balance ($)   (Months)   (Months)    (Months)     (Months)
------     ---------------------        ----------    -------- --------------- ---------   --------  ------------  -----------
    I      15/15 ARM 5 YR IO            6 Mo LIBOR    6.20035       537,654.32     356        360        300           60
    I      2/13 ARM                     6 Mo LIBOR    9.94000        67,500.97     177        180        180           N/A
    I      2/13 ARM                     6 Mo LIBOR    8.30000       294,846.70     174        180        180           N/A
    I      2/13 ARM                     6 Mo LIBOR    7.79000        98,508.76     175        180        180           N/A
    I      2/28 ARM                     6 Mo LIBOR    7.85815    80,880,857.99     355        360        360           N/A
    I      2/28 ARM                     6 Mo LIBOR    7.51827    16,237,957.38     355        360        360           N/A
    I      2/28 ARM                     6 Mo LIBOR    7.80764   145,961,898.72     355        360        360           N/A
    I      2/28 ARM                     6 Mo LIBOR    8.65000       153,235.19     356        360        360           N/A
    I      2/28 ARM                     6 Mo LIBOR    7.80051     1,876,937.22     356        360        360           N/A
    I      2/28 ARM                     6 Mo LIBOR    9.95000       104,561.77     355        360        360           N/A
    I      2/28 ARM 5 YR IO             6 Mo LIBOR    7.38549    13,433,622.32     355        360        300           60
    I      2/28 ARM 5 YR IO             6 Mo LIBOR    6.72215     5,852,109.64     356        360        300           60
    I      2/28 ARM 5 YR IO             6 Mo LIBOR    7.00656    58,003,734.58     355        360        300           60
    I      2/28 ARM 5 YR IO             6 Mo LIBOR    7.20645       872,750.00     356        360        300           60
    I      3/12 ARM                     6 Mo LIBOR    7.04000        99,885.60     175        180        180           N/A
    I      3/12 ARM                     6 Mo LIBOR    10.47500       57,932.16     177        180        180           N/A
    I      3/27 ARM                     6 Mo LIBOR    7.52442     2,383,358.95     355        360        360           N/A
    I      3/27 ARM                     6 Mo LIBOR    7.10287     1,589,451.66     355        360        360           N/A
    I      3/27 ARM                     6 Mo LIBOR    7.79478       402,288.06     356        360        360           N/A
    I      3/27 ARM                     6 Mo LIBOR    7.00000       263,339.75     357        360        360           N/A
    I      3/27 ARM                     6 Mo LIBOR    7.35739     5,168,262.13     355        360        360           N/A
    I      3/27 ARM 5 YR IO             6 Mo LIBOR    8.55000       106,000.00     352        360        300           60
    I      3/27 ARM 5 YR IO             6 Mo LIBOR    6.75000       404,000.00     357        360        300           60
    I      3/27 ARM 5 YR IO             6 Mo LIBOR    6.87051     1,238,150.00     356        360        300           60
    I      5/25 ARM                     6 Mo LIBOR    6.84862     6,410,248.18     353        360        360           N/A
    I      5/25 ARM                     6 Mo LIBOR    7.05816     2,973,086.40     354        360        360           N/A
    I      5/25 ARM                     6 Mo LIBOR    7.85379       990,292.56     355        360        360           N/A
    I      5/25 ARM                     6 Mo LIBOR    6.99636     9,313,171.32     354        360        360           N/A
    I      5/25 ARM 5 YR IO             6 Mo LIBOR    6.80000       309,841.97     355        360        300           60
    I      5/25 ARM 5 YR IO             6 Mo LIBOR    7.28654       804,250.00     356        360        300           60
    I      5/25 ARM 5 YR IO             6 Mo LIBOR    6.18782       308,300.00     357        360        300           60
    I      5/25 ARM 5 YR IO             6 Mo LIBOR    6.42358     6,401,038.10     356        360        300           60
    I      ARM 30 YR                    6 Mo LIBOR    8.29839       866,402.35     355        360        360           N/A
    I      ARM 30 YR                    6 Mo LIBOR    6.79021       497,561.11     354        360        360           N/A
    I      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    7.48614     3,864,342.11     355        360        480           N/A
    I      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    7.53698     1,131,777.68     356        360        480           N/A
    I      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    6.92095    16,268,335.86     356        360        480           N/A
    I      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    7.89420       192,449.35     354        360        480           N/A
    I      30/40-3/27 ARM (Balloon)     6 Mo LIBOR    7.30000        95,898.56     357        360        480           N/A
    I      30/40-3/27 ARM (Balloon)     6 Mo LIBOR    5.25000       250,065.62     354        360        480           N/A
    I      30/40-5/25 ARM (Balloon)     6 Mo LIBOR    6.77525       636,007.71     356        360        480           N/A
    I      30/40-5/25 ARM (Balloon)     6 Mo LIBOR    7.26255       955,966.40     355        360        480           N/A
    I      30/40 ARM (Balloon)          6 Mo LIBOR    6.35000       174,596.41     355        360        480           N/A
    I      30/40 ARM (Balloon)          6 Mo LIBOR    5.76040       487,995.92     355        360        480           N/A
    I      30/40-Fixed (Balloon)            N/A       6.95000       115,727.17     354        360        480           N/A
    I      30/40-Fixed (Balloon)            N/A       7.00592     2,089,243.25     356        360        480           N/A
    I      10 Fixed                         N/A       9.50000        48,983.37     116        120        120           N/A
    I      15 Fixed                         N/A       7.51650     1,198,566.26     175        180        180           N/A
    I      15 Fixed                         N/A       6.86150       784,881.05     176        180        180           N/A

                                         Remaining
                                         Interest-             Next       Rate
                                           Only       Gross    Rate      Reset
                                          Period     Margin    Reset    Frequency   Minimum    Maximum    Initial    Periodic
 Group             Type                  (Months)     (%)     (Months)   (Months)   Rate (%)   Rate (%)    Cap (%)   Cap (%)
------     ----------------------        --------    -------  --------  ---------  ---------   --------   --------   ---------
    I      15/15 ARM 5 YR IO                56       4.21265     176         6      6.20035    12.20035    3.00000   1.00000
    I      2/13 ARM                         N/A      7.70000      21         6      9.94000    15.94000    3.00000   1.00000
    I      2/13 ARM                         N/A      6.10000      18         6      8.30000    14.30000    3.00000   1.00000
    I      2/13 ARM                         N/A      6.04000      19         6      7.79000    13.79000    3.00000   1.00000
    I      2/28 ARM                         N/A      6.01260      19         6      7.84346    13.85305    3.00000   1.00000
    I      2/28 ARM                         N/A      5.84033      19         6      7.51827    13.51827    3.00000   1.00000
    I      2/28 ARM                         N/A      5.93459      19         6      7.80573    13.81241    3.00000   1.00000
    I      2/28 ARM                         N/A      7.65500      20         6      8.65000    14.65000    3.00000   1.00000
    I      2/28 ARM                         N/A      5.99611      20         6      7.80051    13.80051    3.00000   1.00000
    I      2/28 ARM                         N/A      7.95000      19         6      9.95000    15.95000    3.00000   1.00000
    I      2/28 ARM 5 YR IO                 55       5.75026      19         6      7.38549    13.38549    3.00000   1.00000
    I      2/28 ARM 5 YR IO                 56       5.28245      20         6      6.72215    12.72215    3.00000   1.00000
    I      2/28 ARM 5 YR IO                 55       5.34365      19         6      7.00656    13.00656    3.00000   1.00000
    I      2/28 ARM 5 YR IO                 56       5.88319      20         6      7.20645    13.20645    3.00000   1.00000
    I      3/12 ARM                         N/A      5.19000      31         6      7.04000    13.04000    3.00000   1.00000
    I      3/12 ARM                         N/A      8.00000      33         6     10.47500    16.47500    3.00000   1.00000
    I      3/27 ARM                         N/A      5.80879      31         6      7.52442    13.52442    3.00000   1.00000
    I      3/27 ARM                         N/A      5.71298      31         6      7.10287    13.10287    3.00000   1.00000
    I      3/27 ARM                         N/A      6.27793      32         6      7.79478    13.79478    3.00000   1.00000
    I      3/27 ARM                         N/A      5.35000      33         6      7.00000    13.00000    3.00000   1.00000
    I      3/27 ARM                         N/A      5.62450      31         6      7.35739    13.35739    3.00000   1.00000
    I      3/27 ARM 5 YR IO                 52       6.40000      28         6      8.55000    14.55000    3.00000   1.00000
    I      3/27 ARM 5 YR IO                 57       4.95000      33         6      6.75000    12.75000    3.00000   1.00000
    I      3/27 ARM 5 YR IO                 56       5.20164      32         6      6.87051    12.87051    3.00000   1.00000
    I      5/25 ARM                         N/A      5.03816      53         6      6.84862    12.84862    3.00000   1.00000
    I      5/25 ARM                         N/A      5.12039      54         6      7.05816    13.05816    3.00000   1.00000
    I      5/25 ARM                         N/A      6.18229      55         6      7.85379    13.85379    3.00000   1.00000
    I      5/25 ARM                         N/A      5.18417      54         6      6.99636    12.99636    3.00000   1.00000
    I      5/25 ARM 5 YR IO                 55       5.25000      55         6      6.80000    12.80000    3.00000   1.00000
    I      5/25 ARM 5 YR IO                 56       5.11438      56         6      7.28654    13.28654    3.00000   1.00000
    I      5/25 ARM 5 YR IO                 57       4.82320      57         6      6.18782    12.18782    3.00000   1.00000
    I      5/25 ARM 5 YR IO                 56       4.94028      56         6      6.42358    12.42358    2.94766   1.00000
    I      ARM 30 YR                        N/A      6.28700      4          6      8.29839    14.29839    1.00000   1.00000
    I      ARM 30 YR                        N/A      5.18969      4          6      6.79021    12.79021    1.00000   1.00000
    I      30/40-2/28 ARM (Balloon)         N/A      5.71319      19         6      7.48614    13.48614    2.15371   1.00000
    I      30/40-2/28 ARM (Balloon)         N/A      5.93651      20         6      7.53698    13.53698    2.25949   1.00000
    I      30/40-2/28 ARM (Balloon)         N/A      5.35150      20         6      6.92095    12.92095    2.45686   1.00000
    I      30/40-2/28 ARM (Balloon)         N/A      5.52324      18         6      7.89420    13.89420    2.00000   1.00000
    I      30/40-3/27 ARM (Balloon)         N/A      5.20000      33         6      7.30000    13.30000    3.00000   1.00000
    I      30/40-3/27 ARM (Balloon)         N/A      3.70000      30         6      5.25000    11.25000    2.00000   1.00000
    I      30/40-5/25 ARM (Balloon)         N/A      5.01784      56         6      6.77525    12.77525    2.36660   1.00000
    I      30/40-5/25 ARM (Balloon)         N/A      5.30537      55         6      7.26255    13.26255    1.67144   1.00000
    I      30/40 ARM (Balloon)              N/A      5.53000      1          6      6.35000    12.35000    1.00000   1.00000
    I      30/40 ARM (Balloon)              N/A      5.59369      3          6      5.76040    11.76040    1.00000   1.00000
    I      30/40-Fixed (Balloon)            N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30/40-Fixed (Balloon)            N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      10 Fixed                         N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      15 Fixed                         N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      15 Fixed                         N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A

                                                                               Remaining   Original    Original      Initial
                                                       Gross     Cut-off Date   Term to    Term to   Amortization   Interest-
                                                      Interest     Principal    Maturity   Maturity      Term      Only Period
 Group             Type                 Index Name    Rate (%)    Balance ($)   (Months)   (Months)    (Months)     (Months)
------     ---------------------        ----------    -------- --------------- ---------   --------  ------------  -----------
    I      15 Fixed                         N/A       8.00208       292,056.36     175        180        180           N/A
    I      15 Fixed                         N/A       7.11009     1,688,422.64     174        180        180           N/A
    I      20 Fixed                         N/A       7.78562       288,559.90     234        240        240           N/A
    I      20 Fixed                         N/A       9.20000       171,221.64     235        240        240           N/A
    I      20 Fixed                         N/A       7.60000       177,214.16     236        240        240           N/A
    I      20 Fixed                         N/A       7.31246       544,703.77     235        240        240           N/A
    I      30 Fixed                         N/A       7.41930    16,192,146.03     355        360        360           N/A
    I      30 Fixed                         N/A       6.92047     7,993,783.03     355        360        360           N/A
    I      30 Fixed                         N/A       7.69200     2,040,350.70     355        360        360           N/A
    I      30 Fixed                         N/A       7.45646    39,959,764.87     355        360        360           N/A
    I      30 Fixed 5 YR IO                 N/A       6.61581     1,251,335.29     356        360        300           60
    I      15/15 ARM                    6 Mo LIBOR    10.17182      242,841.55     349        360        360           N/A
    I      15 Fixed                         N/A       9.65757       114,694.82     176        180        180           N/A
    I      15 Fixed                         N/A       10.46037       90,117.19     175        180        180           N/A
    I      20 Fixed                         N/A       11.99000       45,737.51     235        240        240           N/A
    I      20 Fixed                         N/A       10.55030       75,589.35     236        240        240           N/A
    I      30 Fixed                         N/A       10.69877    8,016,161.13     355        360        360           N/A
    I      30 Fixed                         N/A       10.43099      300,940.89     355        360        360           N/A
    I      30 Fixed                         N/A       10.51251    2,132,875.09     356        360        360           N/A
    I      30 Fixed                         N/A       10.63501    1,907,398.42     355        360        360           N/A
   II      15/15 ARM                    6 Mo LIBOR    10.48517      118,179.48     355        360        360           N/A
   II      15/15 ARM 5 YR IO            6 Mo LIBOR    10.50000      171,874.77     357        360        300           60
   II      2/13 ARM                     6 Mo LIBOR    8.80000       155,842.93     175        180        180           N/A
   II      2/13 ARM                     6 Mo LIBOR    5.94203       862,992.72     176        180        180           N/A
   II      2/28 ARM                     6 Mo LIBOR    7.69840   104,005,564.83     355        360        360           N/A
   II      2/28 ARM                     6 Mo LIBOR    7.27648    27,299,340.63     355        360        360           N/A
   II      2/28 ARM                     6 Mo LIBOR    7.62346   193,234,915.36     355        360        360           N/A
   II      2/28 ARM                     6 Mo LIBOR    8.35000       198,369.67     355        360        360           N/A
   II      2/28 ARM                     6 Mo LIBOR    6.38509       979,749.89     356        360        360           N/A
   II      2/28 ARM                     6 Mo LIBOR    9.80000       154,835.89     355        360        360           N/A
   II      2/28 ARM 5 YR IO             6 Mo LIBOR    7.58931    22,449,286.88     355        360        300           60
   II      2/28 ARM 5 YR IO             6 Mo LIBOR    6.53657    18,775,474.97     356        360        300           60
   II      2/28 ARM 5 YR IO             6 Mo LIBOR    6.72762   163,080,466.81     356        360        300           60
   II      2/28 ARM 5 YR IO             6 Mo LIBOR    7.20221     1,258,500.00     355        360        300           60
   II      3/27 ARM                     6 Mo LIBOR    7.16567     6,337,265.30     355        360        360           N/A
   II      3/27 ARM                     6 Mo LIBOR    7.78817     2,854,475.00     356        360        360           N/A
   II      3/27 ARM                     6 Mo LIBOR    6.51541       659,648.16     355        360        360           N/A
   II      3/27 ARM                     6 Mo LIBOR    7.53562     5,395,631.34     355        360        360           N/A
   II      3/27 ARM 5 YR IO             6 Mo LIBOR    7.54973       683,907.22     354        360        300           60
   II      3/27 ARM 5 YR IO             6 Mo LIBOR    6.64059     1,376,836.40     356        360        300           60
   II      3/27 ARM 5 YR IO             6 Mo LIBOR    6.00000       256,000.00     357        360        300           60
   II      3/27 ARM 5 YR IO             6 Mo LIBOR    6.73640     7,578,144.06     355        360        300           60
   II      5/25 ARM                     6 Mo LIBOR    6.85003    13,536,855.39     354        360        360           N/A
   II      5/25 ARM                     6 Mo LIBOR    6.99916     3,533,627.70     354        360        360           N/A
   II      5/25 ARM                     6 Mo LIBOR    6.94724     2,135,603.64     354        360        360           N/A
   II      5/25 ARM                     6 Mo LIBOR    6.95000       178,627.42     351        360        360           N/A
   II      5/25 ARM                     6 Mo LIBOR    6.32165    18,739,471.51     354        360        360           N/A
   II      5/25 ARM 5 YR IO             6 Mo LIBOR    6.94327     2,823,181.94     356        360        300           60
   II      5/25 ARM 5 YR IO             6 Mo LIBOR    7.10949       790,000.00     356        360        300           60

                                        Remaining
                                        Interest-             Next       Rate
                                          Only       Gross    Rate      Reset
                                         Period     Margin    Reset    Frequency   Minimum    Maximum    Initial    Periodic
 Group             Type                 (Months)     (%)     (Months)   (Months)   Rate (%)   Rate (%)    Cap (%)   Cap (%)
------     ----------------------        --------    -------  --------  ---------  ---------   --------   --------   ---------
    I      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed 5 YR IO                56         N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      15/15 ARM                       N/A      8.00350     169         6     10.17182    16.17182    3.00000   1.00000
    I      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
    I      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15/15 ARM                       N/A      7.05763     175         6     10.48517    16.48517    3.00000   1.00000
   II      15/15 ARM 5 YR IO               57       7.35000     177         6     10.50000    16.50000    3.00000   1.00000
   II      2/13 ARM                        N/A      6.80000      19         6      8.80000    14.80000    3.00000   1.00000
   II      2/13 ARM                        N/A      4.71751      20         6      5.94203    11.94203    3.00000   1.00000
   II      2/28 ARM                        N/A      5.90266      19         6      7.69840    13.68785    3.00000   1.00000
   II      2/28 ARM                        N/A      5.65538      19         6      7.26180    13.35838    2.99104   1.00000
   II      2/28 ARM                        N/A      5.76706      19         6      7.62195    13.61139    3.00000   1.00000
   II      2/28 ARM                        N/A      7.23000      19         6      8.35000    14.35000    3.00000   1.00000
   II      2/28 ARM                        N/A      4.96330      20         6      6.38509    12.38509    3.00000   1.00000
   II      2/28 ARM                        N/A      7.20000      19         6      9.80000    15.80000    3.00000   1.00000
   II      2/28 ARM 5 YR IO                55       5.93464      19         6      7.58931    13.58931    3.00000   1.00000
   II      2/28 ARM 5 YR IO                56       4.90327      20         6      6.53657    12.53657    3.00000   1.00000
   II      2/28 ARM 5 YR IO                56       5.08779      20         6      6.72762    12.72762    2.99490   1.00000
   II      2/28 ARM 5 YR IO                55       5.08873      19         6      7.20221    13.20221    3.00000   1.00000
   II      3/27 ARM                        N/A      5.33773      31         6      7.16567    13.08483    3.00000   1.00000
   II      3/27 ARM                        N/A      6.12574      32         6      7.78817    13.78817    3.00000   1.00000
   II      3/27 ARM                        N/A      5.37678      31         6      6.51541    12.51541    3.00000   1.00000
   II      3/27 ARM                        N/A      5.44359      31         6      7.53562    13.53562    3.00000   1.00000
   II      3/27 ARM 5 YR IO                54       6.14150      30         6      7.54973    13.54973    3.00000   1.00000
   II      3/27 ARM 5 YR IO                56       4.99078      32         6      6.64059    12.64059    3.00000   1.00000
   II      3/27 ARM 5 YR IO                57       4.35000      33         6      6.00000    12.00000    3.00000   1.00000
   II      3/27 ARM 5 YR IO                55       5.03658      31         6      6.73640    12.73640    3.00000   1.00000
   II      5/25 ARM                        N/A      5.22162      54         6      6.85003    12.85003    2.98013   1.00000
   II      5/25 ARM                        N/A      5.40691      54         6      6.99916    12.99916    3.00000   1.00000
   II      5/25 ARM                        N/A      4.89366      54         6      6.94724    12.94724    3.00000   1.00000
   II      5/25 ARM                        N/A      4.79000      51         6      6.95000    12.95000    3.00000   1.00000
   II      5/25 ARM                        N/A      4.54776      54         6      6.32165    12.32165    3.00000   1.00000
   II      5/25 ARM 5 YR IO                56       5.25217      56         6      6.94327    12.94327    3.00000   1.00000
   II      5/25 ARM 5 YR IO                56       5.33975      56         6      7.10949    13.10949    3.00000   1.00000

                                                                               Remaining   Original    Original      Initial
                                                       Gross     Cut-off Date   Term to    Term to   Amortization   Interest-
                                                      Interest     Principal    Maturity   Maturity      Term      Only Period
 Group             Type                 Index Name    Rate (%)    Balance ($)   (Months)   (Months)    (Months)     (Months)
------     ---------------------        ----------    -------- --------------- ---------   --------  ------------  -----------
   II      5/25 ARM 5 YR IO             6 Mo LIBOR    6.13825    26,065,182.23     356        360        300           60
   II      5/25 ARM 5 YR IO             6 Mo LIBOR    7.00000       525,000.00     356        360        300           60
   II      ARM 30 YR                    6 Mo LIBOR    7.85205     1,361,155.59     354        360        360           N/A
   II      ARM 30 YR                    6 Mo LIBOR    5.55000       404,772.91     355        360        360           N/A
   II      ARM 30 YR                    6 Mo LIBOR    5.95000       249,242.46     357        360        360           N/A
   II      ARM 30 YR                    6 Mo LIBOR    6.25000       513,528.17     356        360        360           N/A
   II      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    7.28169     3,147,414.61     355        360        480           N/A
   II      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    7.40190     2,119,072.70     356        360        480           N/A
   II      30/40-2/28 ARM (Balloon)     6 Mo LIBOR    7.08750    24,719,468.04     355        360        480           N/A
   II      30/40-3/27 ARM (Balloon)     6 Mo LIBOR    6.75000       117,245.29     355        360        480           N/A
   II      30/40-3/27 ARM (Balloon)     6 Mo LIBOR    7.66429       267,988.83     355        360        480           N/A
   II      30/40-5/25 ARM (Balloon)     6 Mo LIBOR    6.80697     1,712,498.15     357        360        480           N/A
   II      30/40-5/25 ARM (Balloon)     6 Mo LIBOR    6.20000       262,829.67     354        360        480           N/A
   II      30/40-5/25 ARM (Balloon)     6 Mo LIBOR    6.60000       472,144.76     356        360        480           N/A
   II      30/40-5/25 ARM (Balloon)     6 Mo LIBOR    6.20356     2,004,944.51     355        360        480           N/A
   II      30/40-Fixed (Balloon)            N/A       6.80954     1,196,033.33     355        360        480           N/A
   II      30/40-Fixed (Balloon)            N/A       6.04395     2,098,111.99     356        360        480           N/A
   II      30/40-Fixed (Balloon)            N/A       6.50000       294,479.06     356        360        480           N/A
   II      30/40-Fixed (Balloon)            N/A       6.44346     7,289,031.34     355        360        480           N/A
   II      10 Fixed                         N/A       7.60341       267,894.59     115        120        120           N/A
   II      10 Fixed                         N/A       7.36611       144,932.67     114        120        120           N/A
   II      15 Fixed                         N/A       7.67993       699,503.42     175        180        180           N/A
   II      15 Fixed                         N/A       6.77804       728,455.50     177        180        180           N/A
   II      15 Fixed                         N/A       7.63378     2,841,219.99     175        180        180           N/A
   II      20 Fixed                         N/A       7.03517     1,172,994.60     236        240        240           N/A
   II      20 Fixed                         N/A       6.77989       930,602.36     234        240        240           N/A
   II      20 Fixed                         N/A       8.14764     1,617,666.80     236        240        240           N/A
   II      30 Fixed                         N/A       7.06968    36,201,918.85     355        360        360           N/A
   II      30 Fixed                         N/A       6.71108    33,317,949.62     355        360        360           N/A
   II      30 Fixed                         N/A       7.55785     2,869,360.59     355        360        360           N/A
   II      30 Fixed                         N/A       7.80085       363,322.91     356        360        360           N/A
   II      30 Fixed                         N/A       6.83395   116,870,385.71     355        360        360           N/A
   II      30 Fixed 5 YR IO                 N/A       7.06937       570,413.61     354        360        300           60
   II      30 Fixed 5 YR IO                 N/A       6.48462     3,464,617.73     356        360        300           60
   II      30 Fixed 5 YR IO                 N/A       6.16895       571,999.40     356        360        300           60
   II      30 Fixed 5 YR IO                 N/A       6.12511     8,852,685.76     356        360        300           60
   II      15/15 ARM                    6 Mo LIBOR    10.58067      684,985.22     349        360        360           N/A
   II      10 Fixed                         N/A       9.60000        47,468.90     116        120        120           N/A
   II      15 Fixed                         N/A       10.98075      154,376.87     176        180        180           N/A
   II      15 Fixed                         N/A       11.00000       52,835.82     177        180        180           N/A
   II      15 Fixed                         N/A       8.60000        50,560.70     175        180        180           N/A
   II      20 Fixed                         N/A       9.14450        80,241.04     234        240        240           N/A
   II      20 Fixed                         N/A       9.52859        86,890.45     236        240        240           N/A
   II      30 Fixed                         N/A       10.36460   24,485,757.27     356        360        360           N/A
   II      30 Fixed                         N/A       10.10438      816,537.92     356        360        360           N/A
   II      30 Fixed                         N/A       10.16883   16,436,248.02     356        360        360           N/A
   II      30 Fixed                         N/A       10.04873    4,433,272.58     356        360        360           N/A

                                        Remaining
                                        Interest-             Next       Rate
                                          Only       Gross    Rate      Reset
                                         Period     Margin    Reset    Frequency   Minimum    Maximum    Initial    Periodic
 Group             Type                 (Months)     (%)     (Months)   (Months)   Rate (%)   Rate (%)    Cap (%)   Cap (%)
------     ----------------------        --------    -------  --------  ---------  ---------   --------   --------   ---------
   II      5/25 ARM 5 YR IO                56       4.56465      56         6      6.13825    12.13825    2.94738   1.00000
   II      5/25 ARM 5 YR IO                56       5.75000      56         6      7.00000    13.00000    3.00000   1.00000
   II      ARM 30 YR                       N/A      6.79255      3          6      7.85205    13.85205    1.00000   1.00000
   II      ARM 30 YR                       N/A      5.52500      1          6      5.55000    11.55000    1.00000   1.00000
   II      ARM 30 YR                       N/A      5.94000      3          6      5.95000    11.95000    1.00000   1.00000
   II      ARM 30 YR                       N/A      4.50000      2          6      6.25000    12.25000    1.00000   1.00000
   II      30/40-2/28 ARM (Balloon)        N/A      5.67725      19         6      7.28169    13.28169    2.12696   1.00000
   II      30/40-2/28 ARM (Balloon)        N/A      5.51446      20         6      7.40190    13.40190    2.29425   1.00000
   II      30/40-2/28 ARM (Balloon)        N/A      5.41336      19         6      7.08750    13.08750    2.23159   1.00000
   II      30/40-3/27 ARM (Balloon)        N/A      4.60000      19         6      6.75000    12.75000    2.00000   1.00000
   II      30/40-3/27 ARM (Balloon)        N/A      5.70176      31         6      7.66429    13.66429    2.00000   1.00000
   II      30/40-5/25 ARM (Balloon)        N/A      5.28716      33         6      6.80697    12.80697    2.79539   1.00000
   II      30/40-5/25 ARM (Balloon)        N/A      4.60000      54         6      6.20000    12.20000    2.00000   1.00000
   II      30/40-5/25 ARM (Balloon)        N/A      6.42500      56         6      6.60000    12.60000    2.00000   1.00000
   II      30/40-5/25 ARM (Balloon)        N/A      4.48318      55         6      6.20356    12.20356    2.00000   1.00000
   II      30/40-Fixed (Balloon)           N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30/40-Fixed (Balloon)           N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30/40-Fixed (Balloon)           N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30/40-Fixed (Balloon)           N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      10 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      10 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed 5 YR IO                54         N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed 5 YR IO                56         N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed 5 YR IO                56         N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed 5 YR IO                56         N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15/15 ARM                       N/A      7.51733     169         6     10.58067    16.58067    3.00000   1.00000
   II      10 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      15 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      20 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A
   II      30 Fixed                        N/A        N/A       N/A        N/A       N/A         N/A        N/A       N/A

While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans that will be delivered to the Trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

General

      Each Interest Accrual Period for the Offered Certificates will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the Closing Date) through the day before the applicable Distribution Date.

Defaults

      The yield to maturity of the Offered Certificates, and particularly the Class M Certificates, will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

Prepayment Considerations and Risks

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement). Because approximately 74.66% of the Mortgage Loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans which did not have Prepayment Premiums. The Mortgage Loans are subject to the "due-on-sale" provisions included in the Mortgage Notes. See "The Mortgage Loan Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans (including any optional repurchase of the remaining Mortgage Loans in the Trust in connection with the termination of the Trust, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to rise remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

      The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings in the case of Adjustable Rate Mortgage Loans. In addition, all of the Adjustable Rate Mortgage Loans will have their initial Adjustment Date two, three, five or fifteen years after their origination. The Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Adjustable Rate Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Interest Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

      The Interest Rate for each class of Offered Certificates may be calculated by reference to the net Mortgage Rates of the Mortgage Loans, which, in the case of Adjustable Rate Mortgage Loans, are based on the Loan Index. If the Adjustable Rate Mortgage Loans bearing higher Mortgage Rates, either through higher margins or an increase in the Loan Index (and consequently, higher net Mortgage Rates) or the Fixed Rate Mortgage Loans with higher fixed Mortgage Rates were to prepay, the weighted average net Mortgage Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable interest margin for a class or classes of Offered Certificates were to be higher than the Group I Available Funds Cap, the Group II Available Funds Cap or the Class M Available Funds Cap, as applicable, the Interest Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk Carryover Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

      The weighted average lives of the Offered Certificates (and the yields on the Offered Certificates to the extent they are purchased at a premium) will also be affected by repurchases or repayments of the Mortgage Loans caused by
(i) a breach of the Originator's or Sponsor's representations and warranties with respect to the Mortgage Loans as described under "The Mortgage Loan Pool -- Representations and Warranties Relating to the Mortgage Loans" or (ii) the exercise by the Master Servicer of the option (either upon the Depositor's instructions or voluntarily) to purchase the Mortgage Loans as described under "The Pooling and Servicing Agreement -- Termination, Optional Clean-up Call."

Overcollateralization Provisions

      The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those Certificates. If at any time the Overcollateralization Amount is less than the Overcollateralization Target Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of Certificates then entitled to distributions of principal, thus reducing the weighted average lives of those Certificates. The actual Overcollateralization Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Overcollateralization Amount will build to the Overcollateralization Target Amount, or that, once achieved, it will not fall below that Overcollateralization Target Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates and the Class M-11 Certificates and expenses at the Expense Fee Rate. Mortgage Loans with higher adjusted net Mortgage Rates will contribute more interest to the Total Monthly Excess Spread. Mortgage Loans with higher net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower net Mortgage Rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher net Mortgage Rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Class M Certificates

      Each class of the Class M Certificates provides credit enhancement for certain other classes of Certificates that have a higher payment priority, and each class of the Class M Certificates may absorb losses on the Mortgage Loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a related Class M Certificate, the actual yield to maturity on such holder's Certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the class of the related Class M Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of Certificates, following all distributions on a Distribution Date exceeds the total principal balances of the related Mortgage Loans. As a result of such a reduction of the Class Certificate Balance of a class of Class M Certificates, less interest will accrue on those classes than would otherwise be the case.

      The Principal Payment Amount to be made to the holders of the Offered Certificates and the Class M-11 Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan. If such net proceeds are less than the unpaid principal balance of the liquidated Mortgage Loan, the total principal balances of the Mortgage Loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates and the Class M-11 Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M Certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the Certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the Mortgage Loans, a holder of a Class M Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Mortgage Loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class M Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the Certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" above.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of Certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage

Loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average Mortgage Rates of the Mortgage Loans are consistent with the remaining terms to maturity and Mortgage Rates of the Mortgage Loans specified in the structuring assumptions.

Prepayment Scenarios

                                  SCENARIO I       SCENARIO II      SCENARIO III      SCENARIO IV        SCENARIO V
                                  ----------       -----------      ------------      -----------        ----------
% of prepayment assumption           50%               75%              100%              150%              200%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class I-A                  Class II-A-1
DISTRIBUTION DATE           PREPAYMENT SCENARIO          PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........  83    75    67    50    33    74    61    49    23    0
February 2008 ........  62    46    31     5     0    42    17     0     0    0
February 2009 ........  46    26    10     0     0    17     0     0     0    0
February 2010 ........  34    23    10     0     0     0     0     0     0    0
February 2011 ........  28    17    10     0     0     0     0     0     0    0
February 2012 ........  23    12     6     0     0     0     0     0     0    0
February 2013 ........  19     9     4     0     0     0     0     0     0    0
February 2014 ........  16     7     3     0     0     0     0     0     0    0
February 2015 ........  13     5     2     0     0     0     0     0     0    0
February 2016 ........  11     4     1     0     0     0     0     0     0    0
February 2017 ........   9     3     1     0     0     0     0     0     0    0
February 2018 ........   7     2     *     0     0     0     0     0     0    0
February 2019 ........   6     2     *     0     0     0     0     0     0    0
February 2020 ........   5     1     0     0     0     0     0     0     0    0
February 2021 ........   4     1     0     0     0     0     0     0     0    0
February 2022 ........   3     *     0     0     0     0     0     0     0    0
February 2023 ........   2     *     0     0     0     0     0     0     0    0
February 2024 ........   2     0     0     0     0     0     0     0     0    0
February 2025 ........   2     0     0     0     0     0     0     0     0    0
February 2026 ........   1     0     0     0     0     0     0     0     0    0
February 2027 ........   1     0     0     0     0     0     0     0     0    0
February 2028 ........   1     0     0     0     0     0     0     0     0    0
February 2029 ........   *     0     0     0     0     0     0     0     0    0
February 2030 ........   *     0     0     0     0     0     0     0     0    0
February 2031 ........   0     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted  Average
  Life to Maturity
  (years)(2) ......... 4.29  2.86  1.98  1.07  0.82  1.84  1.29  1.01  0.71 0.54
Weighted  Average
  Life to Call
  (years)(2) (3) ..... 4.00  2.66  1.83  1.07  0.82  1.84  1.29  1.01  0.71 0.54

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                Class II-A-2                  Class II-A-3
DISTRIBUTION DATE           PREPAYMENT SCENARIO          PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........ 100   100   100   100    73   100   100   100   100  100
February 2008 ........ 100   100    47     0     0   100   100   100    19    0
February 2009 ........ 100     0     0     0     0   100    92    34     0    0
February 2010 ........  73     0     0     0     0   100    76    34     0    0
February 2011 ........   0     0     0     0     0    96    55    28     0    0
February 2012 ........   0     0     0     0     0    78    39    15     0    0
February 2013 ........   0     0     0     0     0    63    27     7     0    0
February 2014 ........   0     0     0     0     0    50    17     2     0    0
February 2015 ........   0     0     0     0     0    40    11     0     0    0
February 2016 ........   0     0     0     0     0    31     6     0     0    0
February 2017 ........   0     0     0     0     0    24     2     0     0    0
February 2018 ........   0     0     0     0     0    18     0     0     0    0
February 2019 ........   0     0     0     0     0    13     0     0     0    0
February 2020 ........   0     0     0     0     0     9     0     0     0    0
February 2021 ........   0     0     0     0     0     5     0     0     0    0
February 2022 ........   0     0     0     0     0     2     0     0     0    0
February 2023 ........   0     0     0     0     0     *     0     0     0    0
February 2024 ........   0     0     0     0     0     0     0     0     0    0
February 2025 ........   0     0     0     0     0     0     0     0     0    0
February 2026 ........   0     0     0     0     0     0     0     0     0    0
February 2027 ........   0     0     0     0     0     0     0     0     0    0
February 2028 ........   0     0     0     0     0     0     0     0     0    0
February 2029 ........   0     0     0     0     0     0     0     0     0    0
February 2030 ........   0     0     0     0     0     0     0     0     0    0
February 2031 ........   0     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted Average
  Life to Maturity
  (years)(2) ......... 4.28  2.71  2.02  1.45  1.05  8.81  5.81  3.75  1.81 1.40
Weighted Average
  Life to Call
  (years)(2) (3) ..... 4.28  2.71  2.02  1.45  1.05  8.47  5.57  3.57  1.81 1.40

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                               Class II-A-4                    Class M-1
DISTRIBUTION DATE          PREPAYMENT SCENARIO           PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........ 100   100   100   100   100   100   100   100   100  100
February 2008 ........ 100   100   100   100     0   100   100   100   100   58
February 2009 ........ 100   100   100     0     0   100   100   100    83   58
February 2010 ........ 100   100   100     0     0    98    66   100    83   34
February 2011 ........ 100   100   100     0     0    81    49    28    63    8
February 2012 ........ 100   100   100     0     0    67    37    19    33    0
February 2013 ........ 100   100   100     0     0    55    28    13    15    0
February 2014 ........ 100   100   100     0     0    46    21     9     2    0
February 2015 ........ 100   100    80     0     0    38    15     6     0    0
February 2016 ........ 100   100    54     0     0    31    12     4     0    0
February 2017 ........ 100   100    37     0     0    26     9     3     0    0
February 2018 ........ 100    87    22     0     0    21     6     0     0    0
February 2019 ........ 100    65     7     0     0    17     5     0     0    0
February 2020 ........ 100    49     0     0     0    14     4     0     0    0
February 2021 ........ 100    36     0     0     0    11     3     0     0    0
February 2022 ........ 100    25     0     0     0     9     0     0     0    0
February 2023 ........ 100    12     0     0     0     7     0     0     0    0
February 2024 ........  82     3     0     0     0     6     0     0     0    0
February 2025 ........  65     0     0     0     0     5     0     0     0    0
February 2026 ........  52     0     0     0     0     4     0     0     0    0
February 2027 ........  41     0     0     0     0     3     0     0     0    0
February 2028 ........  32     0     0     0     0     1     0     0     0    0
February 2029 ........  21     0     0     0     0     0     0     0     0    0
February 2030 ........  10     0     0     0     0     0     0     0     0    0
February 2031 ........   1     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted Average
  Life to Maturity
  (years)(2) ......... 20.55 14.32 10.53 2.28  1.72  8.92  6.03  5.28  5.32 3.22
Weighted Average
  Life to Call
  (years)(2) (3) ..... 12.24 8.15  5.90  2.28  1.72  8.08  5.43  4.83  3.36 2.17

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                 Class M-2                     Class M-3
DISTRIBUTION DATE           PREPAYMENT SCENARIO          PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........ 100   100   100   100   100   100   100   100   100  100
February 2008 ........ 100   100   100   100   100   100   100   100   100  100
February 2009 ........ 100   100   100   100    47   100   100   100   100   11
February 2010 ........  98    66    61    54     4    98    66    42    14    4
February 2011 ........  81    49    28     8     0    81    49    28     8    0
February 2012 ........  67    37    19     4     0    67    37    19     4    0
February 2013 ........  55    28    13     0     0    55    28    13     0    0
February 2014 ........  46    21     9     0     0    46    21     9     0    0
February 2015 ........  38    15     6     0     0    38    15     6     0    0
February 2016 ........  31    12     4     0     0    31    12     4     0    0
February 2017 ........  26     9     *     0     0    26     9     0     0    0
February 2018 ........  21     6     0     0     0    21     6     0     0    0
February 2019 ........  17     5     0     0     0    17     5     0     0    0
February 2020 ........  14     4     0     0     0    14     3     0     0    0
February 2021 ........  11     *     0     0     0    11     0     0     0    0
February 2022 ........   9     0     0     0     0     9     0     0     0    0
February 2023 ........   7     0     0     0     0     7     0     0     0    0
February 2024 ........   6     0     0     0     0     6     0     0     0    0
February 2025 ........   5     0     0     0     0     5     0     0     0    0
February 2026 ........   4     0     0     0     0     4     0     0     0    0
February 2027 ........   2     0     0     0     0     0     0     0     0    0
February 2028 ........   0     0     0     0     0     0     0     0     0    0
February 2029 ........   0     0     0     0     0     0     0     0     0    0
February 2030 ........   0     0     0     0     0     0     0     0     0    0
February 2031 ........   0     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted  Average
  Life  to Maturity
  (years)(2) ......... 8.90  5.99  4.98  4.21  3.07  8.88  5.96  4.83  3.71 2.66
Weighted  Average
  Life  to Call
  (years)(2) (3) ..... 8.08  5.41  4.55  3.57  2.49  8.08  5.40  4.42  3.46 2.47

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                 Class M-4                    Class M-5
DISTRIBUTION DATE           PREPAYMENT SCENARIO          PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........ 100   100   100   100   100   100   100   100   100  100
February 2008 ........ 100   100   100   100   100   100   100   100   100  100
February 2009 ........ 100   100   100   100    11   100   100   100    37   11
February 2010 ........  98    66    42    14     3    98    66    42    14    0
February 2011 ........  81    49    28     8     0    81    49    28     8    0
February 2012 ........  67    37    19     2     0    67    37    19     0    0
February 2013 ........  55    28    13     0     0    55    28    13     0    0
February 2014 ........  46    21     9     0     0    46    21     9     0    0
February 2015 ........  38    15     6     0     0    38    15     6     0    0
February 2016 ........  31    12     2     0     0    31    12     0     0    0
February 2017 ........  26     9     0     0     0    26     9     0     0    0
February 2018 ........  21     6     0     0     0    21     6     0     0    0
February 2019 ........  17     5     0     0     0    17     3     0     0    0
February 2020 ........  14     0     0     0     0    14     0     0     0    0
February 2021 ........  11     0     0     0     0    11     0     0     0    0
February 2022 ........   9     0     0     0     0     9     0     0     0    0
February 2023 ........   7     0     0     0     0     7     0     0     0    0
February 2024 ........   6     0     0     0     0     6     0     0     0    0
February 2025 ........   5     0     0     0     0     3     0     0     0    0
February 2026 ........   1     0     0     0     0     0     0     0     0    0
February 2027 ........   0     0     0     0     0     0     0     0     0    0
February 2028 ........   0     0     0     0     0     0     0     0     0    0
February 2029 ........   0     0     0     0     0     0     0     0     0    0
February 2030 ........   0     0     0     0     0     0     0     0     0    0
February 2031 ........   0     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted  Average
  Life  to Maturity
  (years)(2) ......... 8.85  5.94  4.75  3.49  2.50  8.82  5.91  4.67  3.34 2.40
Weighted  Average
  Life  to Call
  (years)(2) (3) ..... 8.08  5.39  4.34  3.25  2.35  8.08  5.39  4.29  3.11 2.26

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class M-6                    Class M-7
DISTRIBUTION DATE           PREPAYMENT SCENARIO          PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........ 100   100   100   100   100   100   100   100   100  100
February 2008 ........ 100   100   100   100   100   100   100   100   100   48
February 2009 ........ 100   100   100    28    11   100   100   100    28   11
February 2010 ........  98    66    42    14     0    98    66    42    14    0
February 2011 ........  81    49    28     8     0    81    49    28     8    0
February 2012 ........  67    37    19     0     0    67    37    19     0    0
February 2013 ........  55    28    13     0     0    55    28    13     0    0
February 2014 ........  46    21     9     0     0    46    21     9     0    0
February 2015 ........  38    15     5     0     0    38    15     0     0    0
February 2016 ........  31    12     0     0     0    31    12     0     0    0
February 2017 ........  26     9     0     0     0    26     9     0     0    0
February 2018 ........  21     6     0     0     0    21     2     0     0    0
February 2019 ........  17     0     0     0     0    17     0     0     0    0
February 2020 ........  14     0     0     0     0    14     0     0     0    0
February 2021 ........  11     0     0     0     0    11     0     0     0    0
February 2022 ........   9     0     0     0     0     9     0     0     0    0
February 2023 ........   7     0     0     0     0     7     0     0     0    0
February 2024 ........   6     0     0     0     0     0     0     0     0    0
February 2025 ........   0     0     0     0     0     0     0     0     0    0
February 2026 ........   0     0     0     0     0     0     0     0     0    0
February 2027 ........   0     0     0     0     0     0     0     0     0    0
February 2028 ........   0     0     0     0     0     0     0     0     0    0
February 2029 ........   0     0     0     0     0     0     0     0     0    0
February 2030 ........   0     0     0     0     0     0     0     0     0    0
February 2031 ........   0     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted  Average
  Life  to Maturity
  (years)(2) ......... 8.79  5.88  4.61  3.23  2.32  8.73  5.83  4.55  3.13 2.25
Weighted  Average
  Life  to Call
  (years)(2) (3) ..... 8.08  5.39  4.25  3.01  2.18  8.08  5.38  4.22  2.94 2.13

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                  Class M-8                   Class M-9
DISTRIBUTION DATE           PREPAYMENT SCENARIO          PREPAYMENT SCENARIO
                       ---------------------------   --------------------------
                        I    II    III   IV     V     I    II    III   IV    V
                       ---   ---   ---   ---   ---   ---   ---   ---   ---  ---
Initial Percentage ... 100   100   100   100   100   100   100   100   100  100
February 2007 ........ 100   100   100   100   100   100   100   100   100  100
February 2008 ........ 100   100   100   100    32   100   100   100   100   32
February 2009 ........ 100   100   100    28    11   100   100   100    28    9
February 2010 ........  98    66    42    14     0    98    66    42    14    0
February 2011 ........  81    49    28     1     0    81    49    28     0    0
February 2012 ........  67    37    19     0     0    67    37    19     0    0
February 2013 ........  55    28    13     0     0    55    28    13     0    0
February 2014 ........  46    21     6     0     0    46    21     0     0    0
February 2015 ........  38    15     0     0     0    38    15     0     0    0
February 2016 ........  31    12     0     0     0    31    12     0     0    0
February 2017 ........  26     6     0     0     0    26     0     0     0    0
February 2018 ........  21     0     0     0     0    21     0     0     0    0
February 2019 ........  17     0     0     0     0    17     0     0     0    0
February 2020 ........  14     0     0     0     0    14     0     0     0    0
February 2021 ........  11     0     0     0     0    11     0     0     0    0
February 2022 ........   9     0     0     0     0     *     0     0     0    0
February 2023 ........   *     0     0     0     0     0     0     0     0    0
February 2024 ........   0     0     0     0     0     0     0     0     0    0
February 2025 ........   0     0     0     0     0     0     0     0     0    0
February 2026 ........   0     0     0     0     0     0     0     0     0    0
February 2027 ........   0     0     0     0     0     0     0     0     0    0
February 2028 ........   0     0     0     0     0     0     0     0     0    0
February 2029 ........   0     0     0     0     0     0     0     0     0    0
February 2030 ........   0     0     0     0     0     0     0     0     0    0
February 2031 ........   0     0     0     0     0     0     0     0     0    0
February 2032 ........   0     0     0     0     0     0     0     0     0    0
February 2033 ........   0     0     0     0     0     0     0     0     0    0
February 2034 ........   0     0     0     0     0     0     0     0     0    0
February 2035 ........   0     0     0     0     0     0     0     0     0    0
February 2036 ........   0     0     0     0     0     0     0     0     0    0
Weighted  Average
  Life  to Maturity
  (years)(2) ......... 8.66  5.77  4.48  3.06  2.19  8.56  5.70  4.41  2.99 2.15
Weighted  Average
  Life  to Call
  (years)(2) (3) ..... 8.08  5.37  4.19  2.88  2.09  8.08  5.37  4.17  2.85 2.06

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                       Class M-10
DISTRIBUTION DATE                                 PREPAYMENT SCENARIO
                                     -------------------------------------------
                                      I         II       III       IV         V
                                     ---       ---       ---       ---       ---
Initial Percentage ...........       100       100       100       100       100
February 2007 ................       100       100       100       100       100
February 2008 ................       100       100       100       100        32
February 2009 ................       100       100       100        28         0
February 2010 ................        98        66        42        14         0
February 2011 ................        81        49        28         0         0
February 2012 ................        67        37        19         0         0
February 2013 ................        55        28         6         0         0
February 2014 ................        46        21         0         0         0
February 2015 ................        38        15         0         0         0
February 2016 ................        31         *         0         0         0
February 2017 ................        26         0         0         0         0
February 2018 ................        21         0         0         0         0
February 2019 ................        17         0         0         0         0
February 2020 ................        12         0         0         0         0
February 2021 ................         0         0         0         0         0
February 2022 ................         0         0         0         0         0
February 2023 ................         0         0         0         0         0
February 2024 ................         0         0         0         0         0
February 2025 ................         0         0         0         0         0
February 2026 ................         0         0         0         0         0
February 2027 ................         0         0         0         0         0
February 2028 ................         0         0         0         0         0
February 2029 ................         0         0         0         0         0
February 2030 ................         0         0         0         0         0
February 2031 ................         0         0         0         0         0
February 2032 ................         0         0         0         0         0
February 2033 ................         0         0         0         0         0
February 2034 ................         0         0         0         0         0
February 2035 ................         0         0         0         0         0
February 2036 ................         0         0         0         0         0
Weighted  Average
  Life  to Maturity
  (years)(2) .................      8.44      5.61      4.33      2.91      2.10
Weighted  Average
  Life  to Call
  (years)(2) (3) .............      8.08      5.37      4.15      2.81      2.04

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a Certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

Final Scheduled Distribution Date

      The Final Scheduled Distribution Date for each class of Offered Certificates is the Distribution Date occurring in January 2036. The Final Scheduled Distribution Dates for all classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above in this prospectus supplement and "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

      The Pooling and Servicing Agreement provides that a designated portion of the Trust will comprise one or more "Lower-Tier REMICs" and a single "Upper-Tier REMIC" organized in a tiered REMIC structure. Elections will be made to treat each Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC for federal income tax purposes. The Class R Certificates will represent ownership of the sole class of residual interest in each Lower-Tier REMIC and the Upper-Tier REMIC. Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower-Tier REMIC and the Upper-Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Offered Certificates

      The Pooling and Servicing Agreement provides that, for federal income tax information reporting purposes, each holder of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest (a "REMIC regular interest component") and (ii) as having entered into a limited recourse interest rate cap contract written by the holders of the Class X Certificates (the "Cap Contract"). For this purpose, the REMIC regular interest component of an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the corresponding Certificates, except that (i) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cash Flow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Available Funds Cap, computed for this purpose on the basis of all the Mortgage Loans rather than by group and by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans.

      As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate. Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest component corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.

      Each holder of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component of that Certificate as discussed under "Federal Income Tax Consequences" in the accompanying prospectus. In addition, each such Certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Component" below. Prospective investors should review the discussion under "Federal Income Tax Consequences" in the accompanying prospectus and should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Offered Certificate.

      The remaining portion of this discussion assumes that the rights of the holders of Offered Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest components will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to Certificateholders and withholding tax consequences for Certificateholders who are foreign persons. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component.

      Allocations. A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components - the REMIC regular interest component and the Cap Contract component.

      For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Cap Contract components will be assumed to have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. To the extent the Cap Contract component has significant value, the REMIC regular interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss and gain or loss on the REMIC regular interest component will be treated as described in the prospectus under "Federal Income Tax Consequences-- REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

      Original Issue Discount. Interest on the REMIC regular interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the REMIC regular interest components of the Offered Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities-- REMICs--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

The Cap Contract Component

      As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such Certificate. As of the Closing Date, the Cap Contract components are expected to have a de minimis value. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning interest rate cap contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield or constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

      Any Basis Risk Carryover Amounts paid to a holder of an Offered Certificate will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction, subject to limitations on the deductibility of miscellaneous itemized deductions in the case of individuals, estates and trusts.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

      Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

      The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the Trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the REMIC regular interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Cap Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In light of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

Other Matters

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the Certificates, see "Federal Income Tax Consequences-- REMICs--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to HSBC Securities
(USA), Inc., one of the underwriters, Prohibited Transaction Exemption ("PTE") 96-84, 61 Fed. Reg. 58234 (1996), as amended by PTE 97-34, 62 Fed. Reg. 39021
(1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg.
54487 (2002) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the Mortgage Loans in the Trust. The Exemption provides exemptive relief to Certificates rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates, are the following:

            (i) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (ii) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P;

            (iii) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

            (iv) The sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Offered Certificates to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection with its services; and

            (v) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of Offered Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group (as defined below),
(ii) the Plan's investment in Offered Certificates does not exceed 25% of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans Sponsored by the Depositor, any Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

      As of the date of this prospectus supplement, there is no obligor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust. In addition, each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption, which Certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and
Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

      The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and after the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement satisfies the terms and conditions of the Exemption. See "ERISA Considerations" in the prospectus. The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

      The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Derivative Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, any Offered Certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

      If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

      Because of the inclusion of Second Lien Mortgage Loans in the Trust, the Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA, and as a result, the appropriate characterization of the such Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, is subject to significant interpretive uncertainties.

      Other than as set forth in the above paragraph, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

      All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement, dated February 1, 2006, among the Depositor, HSBC Securities (USA) Inc., an affiliate of the Depositor, Blaylock & Company, Inc. and H&R Block Financial Advisors Inc., HSBC Securities (USA) Inc. has agreed to purchase and the Depositor has agreed to sell to HSBC Securities (USA) Inc. the Offered Certificates. Blaylock & Company, Inc. and H&R Block Financial Advisors Inc. have agreed to solicit or receive offers on behalf of the Depositor from third-party investors for the purchase of the Offered Certificates on a best efforts basis. Blaylock & Company, Inc. and H&R Block Financial Advisors Inc. are not obligated to purchase any of the Offered Certificates.

      The Underwriters have advised the Depositor that they propose to offer the Offered Certificates purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

      The Depositor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

      For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the prospectus.

      The underwriting agreement provides that the Depositor will indemnify the Underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

      HSBC Securities (USA), Inc. is an affiliate of the Depositor.

                                  LEGAL MATTERS

      The validity of the Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by McKee Nelson LLP, Washington, D.C. RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch, Moody's and S&P:

                         Class     Fitch    Moody's    S&P
                        -------   -------  --------   -----
                          I-A       AAA       Aaa      AAA
                         II-A-1     AAA       Aaa      AAA
                         II-A-2     AAA       Aaa      AAA
                         II-A-3     AAA       Aaa      AAA
                         II-A-4     AAA       Aaa      AAA
                          M-1       AA+       Aa1      AA+
                          M-2       AA+       Aa2      AA+
                          M-3       AA+       Aa3      AA
                          M-4       AA        A1       AA-
                          M-5       AA-       A2        A
                          M-6       A+        A3        A
                          M-7        A       Baa1      A-
                          M-8      BBB+      Baa2     BBB+
                          M-9       BBB      Baa3     BBB-
                          M-10     BBB-       Ba1     BBB-

      A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Basis Risk Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch, Inc., One State Street Plaza, New York, New York 10007, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

      The following terms have the meanings given below when used in this prospectus supplement.

      "2/13 Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "2/28 Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "3/12 Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "3/27 Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "5/25 Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "15/15 Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "AB Servicing Criteria" means the minimum servicing criteria established in Item 1122(d) of Regulation AB.

      "Additional Termination Event" has the meaning set forth in the Interest Rate Swap Agreement.

      "Adjustable Rate Mortgage Loan" means a Mortgage Loan for which the related mortgage note provides for adjustment of the applicable Mortgage Rate.

      "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Adjustable Rate Mortgage Loans" means Mortgage Loans for which the related Mortgage Loans provides for adjustment of the applicable Mortgage Rate is described under "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Affected Party" has the meaning set forth in the Interest Rate Swap Agreement.

      "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates-- Distributions of Interest and Principal" in this prospectus supplement.

      "ARM 1 Pricing Prepayment Speed" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

      "ARM 2 Pricing Prepayment Speed" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement."

      "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator, with respect to the Mortgage Loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Trustee, the Custodian and the Derivative
Counterparty: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicer on or prior to the related Determination Date, after deduction of the applicable Servicing Fee in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the Servicer to the Master Servicer in respect of prepayment interest shortfalls for that Distribution Date; (iv) the proceeds from repurchases of Mortgage Loans, and any Substitution Adjustment Amounts received in connection with substitutions for Mortgage Loans, with respect to that Distribution Date; and
(v) the proceeds of any optional clean-up call. The holders of the Class P Certificates will be entitled to all Prepayment Premiums received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

      "Balloon Loans" means any Mortgage Loan that provides for (1) equal monthly scheduled payments that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan, with interest thereon.

      "Balloon Payments" means the final payment on Balloon Loans due on their maturity date that are significantly larger than the regularly monthly scheduled payment.

      "Basic Principal Payment Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralization Amount, if any, for that Distribution Date.

      "Basis Risk Carryover Amount" has the meaning set forth in "Description of the Certificates-- Excess Reserve Fund Account" in this prospectus supplement.

      "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Book-Entry Certificates" means the Certificates, other than the Definitive Certificates.

      "Cap Contract" has the meaning set forth in "Federal Income Tax Considerations--Taxation of the Offered Certificates" in this prospectus supplement.

      "Certificate Group" means either the Group I Certificates or the Group II Certificates, as applicable.

      "Certificateholder" means any person acquiring a beneficial ownership interest in any Certificate.

      "Certificates" means collectively, the Senior Certificates and the Subordinate Certificates.

      "Class A Certificates" means, collectively, the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

      "Class Certificate Balance" means, with respect to any class of Offered Certificates and the Class M-11 Certificates as of any Distribution Date, the aggregate principal amount of that class upon initial issuance on the Closing Date reduced by the sum of (i) all amounts previously distributed to holders of

Certificates of that class as distributions of principal and (ii) in the case of any class of Class M Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Class M Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such Distribution Date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that Distribution
Date).

      "Class M Available Funds Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Class M Certificates" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

      "Class M Principal Payment Amount" for any Distribution Date and any class of Class M Certificates is the lesser of (i) the excess of (a) the Principal Payment Amount over (b) the aggregate amount distributed on that Distribution Date as principal to all classes of Certificates more senior than that class of Class M Certificates and (ii) the excess of (a) the sum of the aggregate Class Certificate Balances of all class of Certificates more senior than that class of Class M Certificates (after giving effect to all amounts distributed on that Distribution Date to those classes of more senior Certificates) and the Class Certificate Balance of that class of Class M Certificates immediately prior to that Distribution Date over (b) the lesser of:

            (x) the percentage set forth in the table below for the applicable class of Class M Certificates multiplied by the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date:

                               Class       Percentage
                               -----       ----------
                                M-1          61.90%
                                M-2          68.80%
                                M-3          73.00%
                                M-4          76.80%
                                M-5          80.30%
                                M-6          83.50%
                                M-7          86.50%
                                M-8          89.20%
                                M-9          91.30%
                               M-10          93.10%
                               M-11          95.10%

            (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date over 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, until the Class Certificate Balance of that class of Class M Certificates has been reduced to zero.

      "Closing Date" means February 28, 2006.

      "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

      "Collection Account" means the account maintained by the Servicer on behalf of the Trust as described under "Administration of the Trust--Trust Accounts.

      "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

      "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "CPR" has the meaning set forth in "Prepayment and Yield
Considerations--Structuring Assumptions" in this prospectus supplement.

      "Credit Enhancement Percentage" means, for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M Certificates and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the related Principal Payment Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

      "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

      "Cumulative Loss Percentage" means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      "Cumulative Loss Trigger Event" means, with respect to any Distribution Date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

 Distribution Date Occurring In:                      Loss Percentage:
--------------------------------        ----------------------------------------
March 2008 through February 2009        1.45% for the first month, plus an
                                        additional 1/12th of 1.75% for each
                                        month thereafter

March 2009 through February 2010        3.20% for the first month, plus an
                                        additional 1/12th of 1.85% for each
                                        month thereafter

March 2010 through February 2011        5.05% for the first month, plus an
                                        additional 1/12th of 1.50% for each
                                        month thereafter

March 2011 through February 2012        6.55% for the first month, plus an
                                        additional 1/12th of 0.80% for each
                                        month thereafter

March 2012 through February 2013        7.35% for the first month, plus an
                                        additional 1/12th of 0.05% for each
                                        month thereafter

March 2013 and thereafter               7.40%

      "Custodian" means as of the Closing Date, Wells Fargo Bank.

      "Cut-off Date" means February 1, 2006.

      "Defaulting Party" has the meaning set forth in the Interest Rate Swap Agreement.

      "Definitive Certificate" means a physical certificate representing any Certificate.

      "Delinquency Rate" means for any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of the Mortgage Loans that are 60 days or more Delinquent (including Mortgage Loans in foreclosure, Mortgage Loans related to REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the last day of such month.

      "Delinquency Trigger Event," with respect to any Distribution Date means the circumstances in which the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 35.10% of the Credit Enhancement Percentage for the Class A Certificates.

      "Delinquent," with respect to any Mortgage Loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that Mortgage Loan.

      "Depositor" means HSI Asset Securitization Corporation.

      "Derivative Agreements" means the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.

      "Determination Date" means, with respect to each Servicer Remittance Date, the 15th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

      "Derivative Counterparty" means Bear Stearns Financial Products Inc.

      "Derivative Counterparty Trigger Event" means, the occurrence of any of the following events: (i) a Swap Default with respect to which the Derivative Counterparty is a Defaulting Party, (ii) a Termination Event with respect to which the Derivative Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Derivative Counterparty is the sole Affected Party.

      "Distribution Account" means the account maintained by the Securities Administrator on behalf of the Trust as described under "Administration of the Trust--Trust Accounts."

      "Distribution Date" has the meaning set forth in "Description of the Certificates--Distributions" in this prospectus supplement.

      "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

      "Early Termination Date" has the meaning set forth in the applicable ISDA Master Agreement.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Euroclear Operator" has the meaning set forth in "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

      "Euroclear System" means Euroclear Bank S.A./NV as operator of the Euroclear System.

      "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates-- Excess Reserve Fund Account" in this prospectus supplement.

      "Excess Overcollateralization Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Expense Adjusted Mortgage Rates" for any Distribution Date means the applicable Mortgage Rate for each Mortgage Loan as of the first day of the related Due Period minus the Expense Fee Rate.

      "Expense Fee Rate" means, with respect to any Mortgage Loan, a per annum rate equal to the sum of the applicable Servicing Fee Rate and the Master Servicing Fee Rate. See "The Pooling and Servicing Agreement-- Servicing Provisions of the Pooling and Servicing Agreement" in this prospectus supplement.

      "Extra Principal Payment Amount" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

      "Final Scheduled Distribution Date" means the Distribution Date occurring in January 2036.

      "First Lien Mortgage Loans" means Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.

      "Fitch" means Fitch, Inc.

      "Fixed Pricing Prepayment Speed" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

      "Fixed Rate Mortgage Loans" means a Mortgage Loan for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of these Mortgage Loans.

      "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Group I Available Funds Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Group I Certificates" has the meaning set forth in "Description of the Certificates--Allocation of Principal Payments to the Class A Certificates" in this prospectus supplement.

      "Group I Mortgage Loans" means the Mortgage Loans described under "The Mortgage Loan Pool--The Group I Mortgage Loans."

      "Group I Principal Payment Amount" for any Distribution Date is the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group I Certificates.

      "Group I Senior Principal Payment Amount" for any Distribution Date means the lesser of (i) the Group I Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 54.40% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over 0.50% of the aggregate State Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

      "Group II Available Funds Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Group II Certificates" has the meaning set forth in "Description of the Certificates--Allocation of Principal Payments to the Class A Certificates" in this prospectus supplement.

      "Group II Mortgage Loans" means the Mortgage Loans described under "The Mortgage Loan Pool--The Group II Mortgage Loans."

      "Group II Principal Payment Amount" for any Distribution Date is the Principal Payment Amount multiplied by the Group Principal Allocation Percentage for the Group II Certificates.

      "Group II Senior Principal Payment Amount" for any Distribution Date means the lesser of (i) the Group II Principal Payment Amount for that Distribution Date and (ii) the excess of (a) the aggregate Class Certificate Balance of the Group II Certificates immediately prior to that Distribution Date over (b) the lesser of (x) 54.40% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for that Distribution Date over 0.50% of the aggregate State Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

      "Group Percentage" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Group Principal Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

            (1) with respect to the Group I Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

            (2) with respect to the Group II Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

      "Group Subordinate Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "HSBC Bank" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Initial Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Initial Sale Date" means the date on which the Sponsor purchased the Mortgage Loans from the Originator.

      "Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies (including any primary mortgage insurance policy) insuring the Mortgage Loan or the related Mortgaged Property.

      "Interest Accrual Period" means, for the Offered Certificates and the Class M-11 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

      "Interest Carry Forward Amount" means, for each class of Offered Certificates and the Class M-11 Certificates on any Distribution Date, the sum of, if applicable, (i) the excess of (a) the sum of (x) the Interest Payment Amount with respect to the current Distribution Date (excluding any Basis Risk Carryover Amount with respect to such class), plus (y) the portion of Interest Payment Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, over (b) the amount actually paid to such class with respect to interest on such prior Distribution Dates, and (ii) interest on the amount in clause (i) above at the applicable Interest Rate (to the extent permitted by applicable law).

      "Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

      "Interest Payment Amount" means, for each class of Offered Certificates and the Class M-11 Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Interest Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Interest Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Interest Rate Cap Agreement" means the interest rate cap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Supplemental Interest Trust, and the Derivative Counterparty.

      "Interest Rate Swap Agreement" means the interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Supplemental Interest Trust, and the Derivative Counterparty.

      "Interest Remittance Amount" means, with respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to Mortgage Loans in that Loan Group.

      "IRS" means the Internal Revenue Service.

      "ISDA Master Agreement" means the International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency - Cross Border).

      "Issuing Entity" means the Trust.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise.

      "Loan Group" means the Group I Mortgage Loans or the Group II Mortgage Loans. "Loan Index" has the meaning set forth in "The Mortgage Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Lower-Tier REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "LTV" has the meaning set forth in "Underwriting Guidelines--Option One Mortgage Corporation" in this prospectus supplement.

      "Master Mortgage Loan Purchase and Servicing Agreement" means the master mortgage loan purchase and servicing agreement, dated as of July 1, 2005, by and between the Sponsor and the Originator (and certain grantor trusts formed by the Originator), as amended.

      "Master Servicer" means on the Closing Date, Wells Fargo.

      "Master Servicer Event of Default" has the meaning set forth in "The Master Servicer--Master Servicer Events of Default; Waiver; Termination" in this prospectus supplement.

      "Master Servicing Fee Rate" means the applicable annual rate with respect to the Master Servicer set forth under "Fees and Expenses of the Trust."

      "Maximum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Minimum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool" in this prospectus supplement.

      "Mortgage Loan Purchase Agreement" means the mortgage loan purchase agreement, dated as of February 1, 2006, between the Sponsor and the Depositor.

      "Mortgage Rate" means for any Mortgage Loan, the applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.

      "Mortgaged Property" means the related property securing the Mortgage
Loan.

      "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates-- Overcollateralization Provisions" in this prospectus supplement.

      "Net Derivative Payment" means, the net payment required to be made one business day prior to each Distribution Date either by (a) the Supplemental Interest Trust to the Derivative Counterparty, to the extent that the fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement exceeds the aggregate amount of the corresponding floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any amounts payable by the Derivative Counterparty under the Interest Rate Cap Agreement, or (b) the Derivative Counterparty to the Supplemental Interest Trust, to the extent that the aggregate amount of such floating amount payable by the Derivative Counterparty under the terms of the Interest Rate Swap Agreement and any such amount payable by the Derivative Counterparty under the Interest Rate Cap Agreement exceeds the corresponding fixed amount payable by the Supplemental Interest Trust under the terms of the Interest Rate Swap Agreement.

      "NIM Securities" means the net interest margin securities issued in any NIMS Transaction.

      "NIMS Transaction" means the placement of the Class P and Class X Certificates into a separate trust or other special purpose entity which will issue NIM Securities backed by all or a portion of such Certificates.

      "Non-Delay Adjustable Rate Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

      "OID" has the meaning set forth in "Federal Income Tax
Consequences--Taxation of Regular Interests" in this prospectus supplement.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "Option One Underwriting Guidelines" has the meaning set forth in "Underwriting Guidelines - Option One Underwriting Guidelines."

      "Originator" means Option One Mortgage Corporation.

      "Overcollateralization Amount" is described in "Description of the Certificates-- Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Target Amount" means, prior to the Stepdown Date, an amount equal to 2.45% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, an amount equal to the greater of (i) 4.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) approximately 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Overcollateralization Target Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the Mortgage Loans but instead remain the same as the prior period's Overcollateralization Target Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of Offered Certificates and the Class M-11 Certificates has been reduced to zero, the Overcollateralization Target Amount will thereafter equal zero.

      "P&I Advances" means advances made by the Servicer or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) on each Distribution Date with respect to delinquent payments of interest and principal on the Mortgage Loans, less the servicing fee.

      "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

      "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of February 1, 2006 by and among the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Originator and the Trustee.

      "Prepayment Interest Excess" has the meaning set forth in "The Pooling and Servicing Agreement--Servicing Provisions of the Pooling and Servicing Agreement----Prepayment Interest Shortfalls" in this prospectus supplement.

      "Prepayment Period" means, with respect to any Distribution Date and any principal prepayments in full or in part including unscheduled receipts of principal, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs.

      "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

      "Principal Payment Amount" has the meaning set forth in "Description of the Certificates-- Distributions of Interest and Principal" in this prospectus supplement.

      "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period;
(iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the Mortgage Loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of Mortgage Loans that are distributable on that Distribution Date;
(v) the Substitution Adjustment Amounts received in connection with the substitution of any Mortgage Loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

      "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Prospectus Directive" has the meaning set forth in the Notice "For European Investors Only."

      "Rating Agencies" means each of Fitch, Moody's and S&P.

      "Realized Loss" is the excess of the scheduled principal balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect to that Mortgage Loan that are allocated to principal.

      "Record Date" means, with respect to the Offered Certificates, the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related Distribution Date.

      "REO Property" means all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan.

      "Reference Banks" means leading banks selected by the Securities Administrator, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "Regular Interest" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

      "REIT" has the meaning set forth in "Federal Income Tax
Consequences--Status of the Offered Certificates" in this prospectus supplement.

      "Relevant Implementation Date" has the meaning set forth in the Notice "For European Investors Only."

      "Relevant Member State" has the meaning set forth in the Notice "For European Investors Only."

      "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

      "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Rolling Three Month Delinquency Rate" means, with respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

      "S&P" means Standard & Poor's Ratings Services.

      "Scheduled Notional Amount" means, for each Distribution Date and the Interest Rate Swap Agreement, the amount set forth in Annex II to this prospectus supplement, and for each Distribution Date and the Interest Rate Cap Agreement, the amount set forth in Annex III to this prospectus supplement. The initial Scheduled Notional Amount for the Interest Rate Swap Agreement will be approximately $1,391,478,492, and the initial Scheduled Notional Amount for the Interest Rate Cap Agreement will be approximately $86,416,358.

      "Second Lien Mortgage Loan" means a Mortgage Loan secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.

      "Securities Administrator" means Wells Fargo Bank, in its capacity as Securities Administrator.

      "Senior Certificates" means the Class A Certificates.

      "Senior Interest Payment Amount" means, for any Distribution Date and any class of Class A Certificates, the sum of the Interest Payment Amount and the Interest Carry Forward Amount, if any, for that Distribution Date for that class.

      "Servicer" means as of the Closing Date, Option One Mortgage Corporation, a California corporation.

      "Servicing Fee" a monthly fee paid to the Servicer as described under "Fees and Expenses of the Trust" in this prospectus supplement.

      "Servicing Fee Rate" means the applicable annual rate with respect to the Servicer set forth under "Fees and Expenses of the Trust."

      "Servicer Remittance Date" will be the 20th of each month or if that day is not a business day, the immediately preceding business day.

      "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Sponsor" means HSBC Bank USA, National Association.

      "Stated Principal Balance" means, as to any Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "Statistical Cut-off Date" means January 1, 2006.

      "Stepdown Date" means the earlier to occur of (i) the first Distribution Date following the Distribution Date on which on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and
(ii) the later to occur of (a) the Distribution Date in March 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the Mortgage Loans for that Distribution Date but prior to any applications of Principal Payment Amounts to the Certificates on that Distribution Date) is greater than or equal to 45.60%.

      "Subordinate Certificates" means the Class M Certificates.

      "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Substitute Mortgage Loan" means a Mortgage Loan substituted by the Originator or the Sponsor for a Mortgage Loan that is in breach of such Originator's or Sponsor's respective representations and warranties regarding the Mortgage Loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Mortgage Loan in breach; (ii) be accruing interest at a rate not lower than and not more than 1% higher than that of the Mortgage Loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Mortgage Loan in breach; (iv) be of the same type as the Mortgage Loan in breach; and (v) comply with each representation and warranty made by Originator.

      "Substitution Adjustment Amount" has the meaning set forth in "The Mortgage Loan Pool--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      "Supplemental Interest Trust" means, a separate trust created under the Pooling and Servicing Agreement that will hold the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

      "Supplemental Interest Trust Account" means, a trust account maintained on behalf of the Supplemental Interest Trust by the Securities Administrator.

      "Supplemental Interest Trust Amount" means, for any Distribution Date, the sum of any Net Derivative Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust as described under "Description of the Certificates--Distributions of Interest and Principal" or (ii) received from the Derivative Counterparty pursuant to the terms of the Derivative Agreements as described under "Description of the Certificates--The Derivative Agreements--Interest Rate Cap Agreement" and "--Interest Rate Swap Agreement."

      "Swap Default" means "Failure to Pay" and "Bankruptcy" as provided in
Section 5(a)(i) and Section 5(a)(vii) (other than Section 5(c)(vii)(2)) of the ISDA Master Agreement, respectively.

      "Swap Early Termination" means, the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

      "Swap Termination Payment" means, any termination payment that either the Supplemental Interest Trust or the Derivative Counterparty may be liable to make to the other upon any Swap Early Termination.

      "Tax Counsel" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Termination Event" The events under the Interest Rate Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and

      o "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement making a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement, respectively.

      "Total Monthly Excess Spread" as to any Distribution Date equals the excess, if any, of (x) the interest on the Mortgage Loans received by the Servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the Servicer for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate, over
(y) the amounts paid to the classes of Certificates pursuant to clause (i) under the eighth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

      "Trust" means "HSI Asset Securitization Corporation Trust 2006-OPT2", the trust formed pursuant to the Pooling and Servicing Agreement.

      "Trust Accounts" means the Collection Account, the Distribution Account, the Excess Risk Reserve Account and the Supplemental Interest Trust Account as described under "Administration of the Trust--Trust Accounts."

      "Trustee" means Deutsche Bank National Trust Company.

      "Underwriters" means each of HSBC Securities (USA) Inc., Blaylock & Company, Inc. and H&R Block Financial Advisors Inc.

      "Unpaid Realized Loss Amount" means, with respect to any class of Class M Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous

Distribution Dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recovery on all previous Distribution Dates. Any amounts distributed to a class of Class M Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

      "Upper-Tier REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "Wells Fargo Bank" means Wells Fargo Bank, N.A.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a Custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

      (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

            (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

            (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

            (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v)
                  of the U.S. Treasury Regulations; or

      (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

            (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

            (ii) certifying that the nonqualified intermediary is not acting for its own account,

            (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

            (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

      (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX II
                           INTEREST RATE SWAP SCHEDULE

                                               Scheduled Notional      Rate of
     Distribution Date occurring in:                Amount ($):     Payment (%):
     -------------------------------           ------------------   ------------
March 2006..............................                    0.00          5.05
April 2006..............................        1,391,478,491.52          5.05
May 2006................................        1,361,040,611.78          5.05
June 2006...............................        1,325,563,631.19          5.05
July 2006...............................        1,285,179,354.34          5.05
August 2006.............................        1,240,075,661.15          5.05
September 2006..........................        1,190,495,076.27          5.05
October 2006............................        1,136,735,336.92          5.05
November 2006...........................        1,079,403,321.32          5.05
December 2006...........................        1,023,373,591.26          5.05
January 2007............................          970,271,991.00          5.05
February 2007...........................          919,947,858.27          5.05
March 2007..............................          872,254,604.86          5.05
April 2007..............................          827,053,455.57          5.05
May 2007................................          784,213,027.49          5.05
June 2007...............................          743,609,154.79          5.05
July 2007...............................          705,123,858.00          5.05
August 2007.............................          668,645,592.70          5.05
September 2007..........................          634,052,184.95          5.05
October 2007............................          582,486,818.98          5.05
November 2007...........................          528,589,648.79          5.05
December 2007...........................          480,106,082.94          5.05
January 2008............................          436,396,835.64          5.05
February 2008...........................          396,973,068.90          5.05
March 2008..............................          369,894,517.54          5.05
April 2008..............................          348,008,508.80          5.05
May 2008................................          326,383,943.38          5.05
June 2008...............................          305,459,915.12          5.05
July 2008...............................          285,077,877.04          5.05
August 2008.............................          266,122,606.78          5.05
September 2008..........................          248,499,894.97          5.05
October 2008............................          232,107,598.59          5.05
November 2008...........................          216,853,390.29          5.05
December 2008...........................          203,024,847.79          5.05
January 2009............................          190,354,890.13          5.05
February 2009...........................          178,801,434.41          5.05
March 2009..............................          167,953,048.15          5.05
April 2009..............................          157,762,175.81          5.05
May 2009................................          148,189,002.03          5.05
June 2009 and thereafter................                    0.00          5.05

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX III
                           INTEREST RATE CAP SCHEDULE

                                               Scheduled Notional      Strike
     Distribution Date occurring in:                Amount ($):       Rate (%):
     -------------------------------           ------------------    ----------
March 2006..............................                    0.00          5.65
April 2006..............................                    0.00          5.65
May 2006................................                    0.00          5.65
June 2006...............................                    0.00          5.65
July 2006...............................                    0.00          5.65
August 2006.............................                    0.00          5.65
September 2006..........................           86,416,358.23          5.65
October 2006............................          106,824,905.49          5.65
November 2006...........................          128,378,506.38          5.65
December 2006...........................          148,772,697.68          5.65
January 2007............................          167,291,088.20          5.65
February 2007...........................          184,055,173.62          5.65
March 2007..............................          199,181,140.57          5.65
April 2007..............................          212,778,270.97          5.65
May 2007................................          224,949,335.47          5.65
June 2007...............................          235,791,031.44          5.65
July 2007...............................          245,394,150.40          5.65
August 2007.............................          253,844,064.98          5.65
September 2007..........................          261,228,266.73          5.65
October 2007............................          275,753,321.17          5.65
November 2007...........................          290,254,650.03          5.65
December 2007...........................          301,349,989.35          5.65
January 2008............................          309,454,727.65          5.65
February 2008...........................          314,971,636.14          5.65
March 2008..............................          316,041,901.61          5.65
April 2008..............................          315,280,116.01          5.65
May 2008................................          314,308,507.84          5.65
June 2008...............................          312,953,240.24          5.65
July 2008...............................          311,261,697.68          5.65
August 2008.............................          308,942,802.13          5.65
September 2008..........................          306,070,284.79          5.65
October 2008............................          302,715,529.56          5.65
November 2008...........................          298,942,612.16          5.65
December 2008...........................          294,807,280.73          5.65
January 2009............................          290,394,286.18          5.65
February 2009...........................          285,765,601.47          5.65
March 2009..............................          280,979,052.00          5.65
April 2009..............................          276,059,298.79          5.65
May 2009................................          271,028,622.38          5.65
June 2009...............................          405,103,619.13          5.65
July 2009...............................          391,463,098.37          5.65
August 2009.............................          378,280,179.43          5.65
September 2009..........................          365,539,553.22          5.65
October 2009............................          353,226,422.54          5.65
November 2009...........................          341,326,484.16          5.65
December 2009...........................          329,825,912.39          5.65
January 2010............................          318,711,343.13          5.65
February 2010...........................          307,969,858.50          5.65
March 2010..............................          297,588,971.96          5.65
April 2010..............................          287,556,613.95          5.65
May 2010................................          277,861,117.96          5.65
June 2010...............................          268,491,207.12          5.65
July 2010...............................          259,435,981.17          5.65
August 2010.............................          250,684,915.97          5.65
September 2010..........................          242,227,814.52          5.65


                                      III-1

                                               Scheduled Notional      Strike
     Distribution Date occurring in:                Amount ($):       Rate (%):
     -------------------------------           ------------------    ----------
October 2010............................          234,054,832.88          5.65
November 2010...........................          226,160,337.72          5.65
December 2010...........................          218,526,150.06          5.65
January 2011............................          211,110,765.44          5.65
February 2011...........................          203,945,502.89          5.65
March 2011..............................          197,022,014.26          5.65
April 2011..............................          190,332,176.83          5.65
May 2011................................          183,868,164.43          5.65
June 2011...............................          177,622,404.24          5.65
July 2011...............................          171,587,693.68          5.65
August 2011.............................          165,756,759.28          5.65
September 2011..........................          160,122,751.18          5.65
October 2011............................          154,679,049.00          5.65
November 2011...........................          149,419,254.18          5.65
December 2011...........................          144,337,183.97          5.65
January 2012 and thereafter.............                       0          5.65

                                      III-2

                                     ANNEX A

                      MORTGAGE LOAN STATISTICAL INFORMATION

                       The Mortgage Loans (All Collateral)

                          Distribution by Product Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Product Type                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
10 Year Fixed ......................        7         535,360     0.04      76,480     7.994    62.33     62.33      616      36.51
15 Year Fixed ......................       77       9,046,509     0.63     117,487     7.559    68.18     68.78      633      39.43
20 Year Fixed ......................       44       5,203,902     0.36     118,270     7.666    72.26     73.23      619      40.83
30 Year Fixed ......................    2,472     318,556,958    22.03     128,866     7.629    78.05     80.14      645      40.54
30 Year Fixed 5 Year Interest Only..       38      14,712,233     1.02     387,164     6.290    76.75     78.24      679      40.91
30/40 Year Fixed (Balloon) .........       46      13,277,984     0.92     288,652     6.526    74.69     76.89      647      44.29
2/13 ARM ...........................        8       1,615,352     0.11     201,919     7.102    60.27     60.27      577      41.90
3/12 ARM ...........................        2         158,282     0.01      79,141     8.300    72.88     72.88      627      53.49
ARM 30 Year ........................       17       3,959,962     0.27     232,939     7.262    76.39     78.54      592      47.45
2/28 ARM ...........................    3,386     595,731,044    41.21     175,939     7.720    78.50     82.26      603      40.34
2/28 ARM 5 Year Interest Only ......      918     287,158,084    19.86     312,808     6.877    84.58     89.59      638      42.87
3/27 ARM ...........................      133      25,616,179     1.77     192,603     7.374    78.71     81.71      625      39.72
3/27 ARM 5 Year Interest Only ......       39      11,643,038     0.81     298,539     6.788    81.10     84.38      653      40.80
5/25 ARM ...........................      238      58,633,554     4.06     246,359     6.758    75.88     78.07      657      40.50
5/25 ARM 5 Year Interest Only ......       99      38,528,434     2.67     389,176     6.300    78.92     82.88      662      41.20
15/15 ARM ..........................       38       1,118,764     0.08      29,441    10.508    99.23     99.23      622      39.94
15/15 ARM 5 Year Interest Only .....        3         709,743     0.05     236,581     7.242    73.75     73.75      647      47.68
30/40 Year ARM (Balloon) ...........        3         663,395     0.05     221,132     5.916    87.46     87.46      535      41.63
30/40 Year ARM 2/28 (Balloon) ......      185      52,174,321     3.61     282,023     7.096    76.74     79.23      597      41.34
30/40 Year ARM 3/27 (Balloon) ......        8       2,327,535     0.16     290,942     6.759    75.81     76.63      632      43.79
30/40 Year ARM 5/25 (Balloon) ......       17       4,334,582     0.30     254,975     6.564    77.35     79.71      606      41.72
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
  Range of Gross Mortgage Rates(%)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
4.500 - 4.999 ......................        1         149,836     0.01     149,836     4.990    52.91     52.91      680      23.24
5.000 - 5.499 ......................       85      32,912,990     2.28     387,212     5.264    73.07     77.44      681      42.40
5.500 - 5.999 ......................      518     171,311,571    11.85     330,717     5.827    74.35     78.76      670      40.73
6.000 - 6.499 ......................      616     180,690,160    12.50     293,328     6.264    76.47     80.35      657      41.31
6.500 - 6.999 ......................    1,143     284,958,603    19.71     249,308     6.755    77.73     82.12      634      41.23
7.000 - 7.499 ......................      822     175,724,960    12.15     213,777     7.248    79.24     83.32      624      41.29
7.500 - 7.999 ......................    1,127     215,413,974    14.90     191,139     7.742    81.05     84.70      608      41.32
8.000 - 8.499 ......................      689     113,344,462     7.84     164,506     8.237    82.65     85.83      597      40.28
8.500 - 8.999 ......................      783     108,475,604     7.50     138,538     8.728    82.54     84.10      584      41.03
9.000 - 9.499 ......................      420      50,796,922     3.51     120,945     9.237    81.84     82.73      571      40.41
9.500 - 9.999 ......................      496      48,249,000     3.34      97,276     9.722    84.85     85.06      595      39.93
10.000 - 10.499 ....................      245      22,082,324     1.53      90,132    10.215    84.41     84.55      586      40.80
10.500 - 10.999 ....................      254      18,093,162     1.25      71,233    10.709    87.41     87.56      594      39.55
11.000 - 11.499 ....................      171       9,056,957     0.63      52,965    11.198    89.30     89.45      588      39.98
11.500 - 11.999 ....................      335      11,907,107     0.82      35,544    11.639    94.55     94.55      577      41.48
12.000 - 12.499 ....................       57       1,975,850     0.14      34,664    12.056    84.33     85.11      562      37.74
12.500 - 12.999 ....................        7         221,608     0.02      31,658    12.758    81.57     81.57      548      41.53
13.000 - 13.499 ....................        7         258,189     0.02      36,884    13.183    80.95     80.95      540      40.95
13.500 - 13.999 ....................        2          81,936     0.01      40,968    13.655    72.57     72.57      515      43.05
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                      Weighted Average Gross Mortgage Rate (%):   7.387
                      Minimum Gross Mortgage Rate (%):            4.990
                      Maximum Gross Mortgage Rate (%):           13.730
                      Standard Deviation (%):                     1.623

                       The Mortgage Loans (All Collateral)

           Distribution by Statistical Cut-off Date Principal Balances

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
 Range of Statistical Cut-off Date    Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
      Principal Balances ($)           Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
0.01 - 50,000.00 ...................      810      26,011,997     1.80      32,114    10.536    91.68     91.68      616      39.52
50,000.01 - 100,000.00 .............    1,637     123,402,546     8.54      75,383     8.851    80.32     84.91      616      38.40
100,000.01 - 150,000.00 ............    1,583     196,429,798    13.59     124,087     7.937    78.81     84.23      611      39.56
150,000.01 - 200,000.00 ............    1,127     195,734,857    13.54     173,678     7.627    78.71     82.50      612      40.39
200,000.01 - 250,000.00 ............      794     177,783,181    12.30     223,908     7.310    78.15     81.35      617      40.90
250,000.01 - 300,000.00 ............      542     149,038,229    10.31     274,978     7.180    78.04     81.68      621      42.27
300,000.01 - 350,000.00 ............      377     121,922,787     8.43     323,403     6.983    79.81     82.56      624      42.82
350,000.01 - 400,000.00 ............      257      96,158,185     6.65     374,156     6.765    80.60     84.01      636      42.04
400,000.01 - 450,000.00 ............      189      80,380,546     5.56     425,294     6.831    80.72     83.40      636      41.67
450,000.01 - 500,000.00 ............      148      70,334,567     4.87     475,234     6.541    81.66     84.46      652      41.84
500,000.01 - 550,000.00 ............       96      50,336,995     3.48     524,344     6.712    79.93     83.18      648      43.43
550,000.01 - 600,000.00 ............       67      38,589,876     2.67     575,968     6.914    83.11     84.37      646      41.64
600,000.01 - 650,000.00 ............       39      24,331,952     1.68     623,896     6.830    81.19     83.56      630      39.96
650,000.01 - 700,000.00 ............       35      23,686,096     1.64     676,746     6.718    77.38     79.40      652      43.15
700,000.01 - 750,000.00 ............       17      12,254,870     0.85     720,875     6.225    79.96     81.71      673      45.14
750,000.01 - 800,000.00 ............       16      12,535,263     0.87     783,454     6.190    76.64     79.16      660      42.32
800,000.01 - 850,000.00 ............       11       9,105,404     0.63     827,764     6.309    74.46     74.46      646      38.68
850,000.01 - 900,000.00 ............        7       6,182,117     0.43     883,160     6.455    70.19     73.02      618      41.93
900,000.01 - 950,000.00 ............        5       4,632,934     0.32     926,587     6.519    82.01     82.01      663      42.55
950,000.01 - 1,000,000.00 ..........       10       9,839,096     0.68     983,910     6.722    65.87     65.87      623      41.39
1,000,000.01 and above .............       11      17,013,918     1.18    1,546,720    6.053    66.03     66.03      666      38.73
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

      Average Statistical Cut-off Date Principal Balance ($):    185,871.07
      Minimum Statistical Cut-off Date Principal Balance ($):     14,934.58
      Maximum Statistical Cut-off Date Principal Balance ($):  3,159,167.63
      Standard Deviation                                 ($):    152,487.60

                       The Mortgage Loans (All Collateral)

                   Distribution by Original Principal Balances

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
             Range of                 Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
  Original Principal Balances($)       Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
0.01 - 50,000.00 ...................      803      25,687,828     1.78      31,990    10.552    91.96     91.96      616      39.57
50,000.01 - 100,000.00 .............    1,641     123,427,050     8.54      75,215     8.852    80.29     84.88      616      38.38
100,000.01 - 150,000.00 ............    1,580     195,831,168    13.55     123,944     7.943    78.83     84.25      611      39.58
150,000.01 - 200,000.00 ............    1,129     195,837,886    13.55     173,461     7.624    78.73     82.54      612      40.37
200,000.01 - 250,000.00 ............      793     177,329,602    12.27     223,619     7.314    78.17     81.33      618      40.86
250,000.01 - 300,000.00 ............      542     148,789,295    10.29     274,519     7.181    77.99     81.71      621      42.29
300,000.01 - 350,000.00 ............      378     122,023,389     8.44     322,813     6.975    79.83     82.58      625      42.77
350,000.01 - 400,000.00 ............      261      97,555,364     6.75     373,775     6.776    80.51     83.87      636      42.13
400,000.01 - 450,000.00 ............      189      80,380,546     5.56     425,294     6.831    80.72     83.40      636      41.67
450,000.01 - 500,000.00 ............      147      69,835,752     4.83     475,073     6.543    81.69     84.51      652      41.83
500,000.01 - 550,000.00 ............       97      50,835,811     3.52     524,081     6.708    79.91     83.13      649      43.43
550,000.01 - 600,000.00 ............       67      38,589,876     2.67     575,968     6.914    83.11     84.37      646      41.64
600,000.01 - 650,000.00 ............       39      24,331,952     1.68     623,896     6.830    81.19     83.56      630      39.96
650,000.01 - 700,000.00 ............       35      23,686,096     1.64     676,746     6.718    77.38     79.40      652      43.15
700,000.01 - 750,000.00 ............       17      12,254,870     0.85     720,875     6.225    79.96     81.71      673      45.14
750,000.01 - 800,000.00 ............       16      12,535,263     0.87     783,454     6.190    76.64     79.16      660      42.32
800,000.01 - 850,000.00 ............       11       9,105,404     0.63     827,764     6.309    74.46     74.46      646      38.68
850,000.01 - 900,000.00 ............        7       6,182,117     0.43     883,160     6.455    70.19     73.02      618      41.93
900,000.01 - 950,000.00 ............        5       4,632,934     0.32     926,587     6.519    82.01     82.01      663      42.55
950,000.01 - 1,000,000.00 ..........       10       9,839,096     0.68     983,910     6.722    65.87     65.87      623      41.39
1,000,000.01 and above .............       11      17,013,918     1.18    1,546,720    6.053    66.03     66.03      666      38.73
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                      Average Original Principal Balance ($):   186,314.83
                      Minimum Original Principal Balance ($):    15,000.00
                      Maximum Original Principal Balance ($): 3,190,000.00
                      Standard Deviation                 ($):   152,842.85

                       The Mortgage Loans (All Collateral)

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
 Stated Remaining Term to Maturity    Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
             (months)                  Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
111 - 120 ..........................        7         535,360     0.04      76,480     7.994    62.33     62.33      616      36.51
171 - 180 ..........................       87      10,820,143     0.75     124,369     7.502    67.07     67.57      625      40.01
231 - 240 ..........................       44       5,203,902     0.36     118,270     7.666    72.26     73.23      619      40.83
341 - 350 ..........................       28       3,681,658     0.25     131,488      7.87    98.78     98.78      647      44.07
351 - 360 ..........................    7,612   1,425,464,153    98.60     187,265     7.384    79.39     82.85      625      41.03
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Remaining Term to Maturity           354
                    (months):
                    Minimum Remaining Term to Maturity (months):          115
                    Maximum Remaining Term to Maturity (months):          359
                    Standard Deviation (months):                           22

                       The Mortgage Loans (All Collateral)

                    Distribution by Original Term to Maturity

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
 Range of Original Term to Maturity   Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
             (months)                  Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
120 ................................        7         535,360     0.04      76,480     7.994    62.33     62.33      616      36.51
180 ................................       87      10,820,143     0.75     124,369     7.502    67.07     67.57      625      40.01
240 ................................       44       5,203,902     0.36     118,270     7.666    72.26     73.23      619      40.83
360 ................................    7,640   1,429,145,811    98.85     187,061     7.385    79.44     82.89      625      41.04
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

              Weighted Average Original Term to Maturity (months):    358
              Minimum Original Term to Maturity (months):             120
              Maximum Original Term to Maturity (months):             360
              Standard Deviation (months) :                            22

                       The Mortgage Loans (All Collateral)

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
             Range of                 Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Original Loan-to-Value Ratios (%)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Less than or equal to 30.00 ........       56       6,649,867     0.46     118,748     7.358    24.25     26.44      608      41.56
30.01 - 35.00 ......................       27       4,158,225     0.29     154,008     7.563     32.5      32.5      621      36.27
35.01 - 40.00 ......................       52       8,959,973     0.62     172,307      7.16    37.91     37.91      615      39.29
40.01 - 45.00 ......................       70      10,455,149     0.72     149,359     7.233    42.72     43.06      605      39.91
45.01 - 50.00 ......................      115      17,851,062     1.23     155,227     7.302    48.05     48.05      598      37.55
50.01 - 55.00 ......................      166      30,166,489     2.09     181,726     7.105    52.95     53.01      603      37.66
55.01 - 60.00 ......................      234      50,173,802     3.47     214,418     6.995    58.08     58.31      596      38.49
60.01 - 65.00 ......................      418      92,758,190     6.42     221,910     7.035    63.51     63.86      599      39.24
65.01 - 70.00 ......................      418      94,580,632     6.54     226,269     7.042    68.71     69.03      611      39.13
70.01 - 75.00 ......................      464     108,111,506     7.48     232,999     7.169    73.93     74.27      605      39.95
75.01 - 80.00 ......................    2,589     506,010,150    35.00     195,446     7.159    79.76     89.28      633      41.24
80.01 - 85.00 ......................      624     128,684,008     8.90     206,224     7.309    84.25     84.26      626      41.08
85.01 - 90.00 ......................      533     122,975,992     8.51     230,724     7.462    89.52     89.53      644      42.16
90.01 - 95.00 ......................      629     148,150,501    10.25     235,533     7.708    94.69     94.69      629      43.31
95.01 - 100.00 .....................    1,383     116,019,670     8.03      83,890     9.029    99.92     99.92      641      42.74
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Original Loan-to-Value Ratios (%):79.31
                    Minimum Original Loan-to-Value Ratios (%):          7.17
                    Maximum Original Loan-to-Value Ratios (%):        100.00
                    Standard Deviation (%):                            14.86

                       The Mortgage Loans (All Collateral)

             Distribution by Original Combined Loan-to-Value Ratios

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
    Range of Original Combined        Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
     Loan-to-Value Ratios (%)          Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Less than or equal to 30.00 ........       55       6,350,656     0.44     115,466     7.321    24.08     24.08      608      40.70
30.01 - 35.00 ......................       27       4,158,225     0.29     154,008     7.563     32.5     32.50      621      36.27
35.01 - 40.00 ......................       52       8,959,973     0.62     172,307     7.160    37.91     37.91      615      39.29
40.01 - 45.00 ......................       67      10,201,883     0.71     152,267     7.219    42.76     42.76      607      39.98
45.01 - 50.00 ......................      116      17,973,659     1.24     154,945     7.300    48.00     48.04      597      37.56
50.01 - 55.00 ......................      165      30,050,275     2.08     182,123     7.109    52.95     52.95      602      37.68
55.01 - 60.00 ......................      231      49,674,021     3.44     215,039     6.995    58.07     58.07      596      38.44
60.01 - 65.00 ......................      412      91,269,808     6.31     221,529     7.034    63.48     63.49      599      39.33
65.01 - 70.00 ......................      419      93,414,025     6.46     222,945     7.049    68.63     68.70      612      38.91
70.01 - 75.00 ......................      458     105,589,384     7.30     230,545     7.168    73.91     73.92      605      39.85
75.01 - 80.00 ......................    1,201     263,229,169    18.21     219,175     7.378    79.44     79.54      615      40.25
80.01 - 85.00 ......................      624     129,307,636     8.94     207,224     7.295    84.19     84.25      627      41.11
85.01 - 90.00 ......................      542     126,834,541     8.77     234,012     7.446    89.02     89.48      642      42.26
90.01 - 95.00 ......................      672     158,063,058    10.93     235,213     7.661    93.76     94.69      630      43.31
95.01 - 100.00 .....................    2,737     350,628,902    24.25     128,107     7.624    86.54     99.95      648      42.42
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

          Weighted Average Original Combined Loan-to-Value Ratios (%):  82.74
          Minimum Original Combined Loan-to-Value Ratios (%):            7.17
          Maximum Original Combined Loan-to-Value Ratios (%):          100.00
          Standard Deviation (%):                                       16.46

                       The Mortgage Loans (All Collateral)

                           Distribution by Debt Ratio

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Range of Debt Ratios            Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Not Available ......................       57      13,197,462     0.91     231,534     7.144    76.59     76.65      708       0.00
  0.01 - 30.00 .....................    1,190     181,038,090    12.52     152,133     7.520    74.98     77.09      616      24.15
30.01 - 35.00 ......................      977     170,803,874    11.81     174,825     7.356    77.10     80.32      624      32.79
35.01 - 40.00 ......................    1,246     227,925,875    15.77     182,926     7.409    79.37     82.65      628      37.72
40.01 - 45.00 ......................    1,611     299,163,803    20.69     185,701     7.406    80.95     84.97      629      42.58
45.01 - 50.00 ......................    1,558     331,045,364    22.90     212,481     7.312    80.16     83.66      626      47.43
50.01 - 55.00 ......................      979     188,819,869    13.06     192,870     7.403    81.56     85.74      619      52.26
55.01 and above ....................      160      33,710,879     2.33     210,693     7.261    79.17     82.55      618      56.13
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Debt Ratio (%):                  41.03
                    Minimum Debt Ratio (%):                            0.47
                    Maximum Debt Ratio (%):                           59.98
                    Standard Deviation (%):                           10.00

                       The Mortgage Loans (All Collateral)

                          Distribution by Gross Margin

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Range of Gross Margins (%)         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
0.000 - 0.249 ......................        1          67,563     0.01      67,563    12.200    65.00     65.00      505      37.15
2.000 - 2.249 ......................        1         324,330     0.03     324,330     5.830    77.20     77.20      669      40.78
2.500 - 2.749 ......................        1         157,578     0.01     157,578     5.500    85.00     85.00      656      16.84
3.000 - 3.249 ......................        6       5,298,025     0.49     883,004     5.210    66.79     66.79      684      47.03
3.250 - 3.499 ......................       11       2,886,060     0.27     262,369     5.409    62.70     64.43      699      39.87
3.500 - 3.749 ......................       26       7,591,237     0.70     291,971     5.833    74.06     81.11      681      41.34
3.750 - 3.999 ......................       56      23,583,056     2.17     421,126     5.679    75.21     82.34      692      40.56
4.000 - 4.249 ......................      132      42,110,236     3.88     319,017     5.859    76.93     84.87      679      41.89
4.250 - 4.499 ......................      188      55,207,102     5.09     293,655     6.058    75.89     82.56      664      41.83
4.500 - 4.749 ......................      293      86,034,261     7.93     293,632     6.308    76.90     83.06      654      41.96
4.750 - 4.999 ......................      390     100,762,866     9.29     258,366     6.569    77.12     82.78      646      40.66
5.000 - 5.249 ......................      447     103,106,004     9.51     230,662     6.824    78.14     83.62      634      40.99
5.250 - 5.499 ......................      484     107,923,793     9.95     222,983     7.094    80.77     85.20      621      40.90
5.500 - 5.749 ......................      474      95,752,996     8.83     202,011     7.345    81.25     85.74      619      41.59
5.750 - 5.999 ......................      469      97,159,486     8.96     207,163     7.586    82.08     85.12      608      41.25
6.000 - 6.249 ......................      430      88,470,286     8.16     205,745     7.845    82.48     84.80      593      41.74
6.250 - 6.499 ......................      384      70,663,405     6.52     184,019     8.154    83.69     84.98      589      40.98
6.500 - 6.749 ......................      306      52,650,514     4.86     172,061     8.423    85.13     86.20      584      40.95
6.750 - 6.999 ......................      230      38,867,575     3.58     168,989     8.608    82.89     83.80      571      39.53
7.000 - 7.249 ......................      222      34,340,030     3.17     154,685     8.839    81.64     82.25      561      40.27
7.250 - 7.499 ......................      147      18,788,103     1.73     127,810     9.259    80.42     80.64      555      40.30
7.500 - 7.749 ......................      118      16,540,026     1.53     140,170     9.313    79.83     80.00      543      41.17
7.750 - 7.999 ......................       89      12,198,669     1.12     137,064     9.590    82.70     82.88      548      41.27
8.000 - 8.249 ......................      128      16,572,321     1.53     129,471    10.042    77.64     77.90      536      40.02
8.250 - 8.499 ......................       32       3,974,654     0.37     124,208    10.125    81.16     81.16      529      41.77
8.500 - 8.749 ......................       19       2,570,621     0.24     135,296    10.059    66.91     66.91      538      36.90
8.750 - 8.999 ......................        6         345,525     0.03      57,588     9.677    74.98     74.98      541      28.45
9.000 - 9.249 ......................        1         142,491     0.01     142,491    10.125    65.00     65.00      522      41.89
9.250 - 9.499 ......................        3         283,457     0.03      94,486    10.235    78.85     78.85      554      28.34
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    5,094   1,084,372,270   100.00     212,872     7.338    79.91      83.8      618      41.15
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Gross Margin (%):                5.584
                    Minimum Gross Margin (%):                         0.100
                    Maximum Gross Margin (%):                         9.300
                    Standard Deviation (%):                           1.043

                       The Mortgage Loans (All Collateral)

                      Distribution by Minimum Mortgage Rate

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Minimum Mortgage Rates (%)   Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
4.500 - 4.999 ......................        1         149,836     0.01     149,836      4.99    52.91     52.91      680      23.24
5.000 - 5.499 ......................       71      28,169,252     2.60     396,750     5.261    75.09     79.68      670      42.17
5.500 - 5.999 ......................      323     110,843,107    10.22     343,168     5.811    75.56     81.66      664      41.35
6.000 - 6.499 ......................      404     124,472,299    11.48     308,100     6.271    78.82     83.52      652      41.75
6.500 - 6.999 ......................      863     222,445,927    20.51     257,759     6.760    79.08     84.01      631      41.61
7.000 - 7.499 ......................      649     142,609,257    13.15     219,737     7.249    80.36     84.67      622      41.28
7.500 - 7.999 ......................      901     177,703,625    16.39     197,229     7.743    81.72     85.51      605      41.26
8.000 - 8.499 ......................      550      97,258,901     8.97     176,834     8.235    83.36     86.11      594      40.41
8.500 - 8.999 ......................      574      87,980,185     8.11     153,276     8.731    82.41     83.90      573      40.88
9.000 - 9.499 ......................      297      40,634,440     3.75     136,816     9.242    80.54     81.34      558      39.89
9.500 - 9.999 ......................      228      29,004,169     2.67     127,211     9.729    80.41     80.69      553      39.05
10.000 - 10.499 ....................      114      12,780,826     1.18     112,113    10.198    79.19     79.36      553      41.04
10.500 - 10.999 ....................       69       6,361,116     0.59      92,190    10.686    77.96     78.39      551      35.10
11.000 - 11.499 ....................       32       2,520,072     0.23      78,752    11.197    76.62     77.17      545      36.51
11.500 - 11.999 ....................       11         910,810     0.08      82,801    11.731    78.27     78.27      543      38.75
12.000 - 12.499 ....................        7         528,449     0.05      75,493    12.066    67.33     70.23      533      32.82
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    5,094   1,084,372,270   100.00     212,872     7.338    79.91     83.80      618      41.15
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Minimum Mortgage Rate: (%):      7.336
                    Minimum Minimum Mortgage Rate (%):                4.990
                    Maximum Minimum Mortgage Rate (%):               12.200
                    Standard Deviation (%):                           1.243

                       The Mortgage Loans (All Collateral)

                     Distribution by Maximum Mortgage Rates

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Maximum Mortgage Rates (%)   Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
9.500 - 9.999 ......................        1         187,690     0.02     187,690     6.990    80.00    100.00      631      47.22
10.000 - 10.499 ....................        1         230,747     0.02     230,747     7.350    95.00     95.00      669      48.00
10.500 - 10.999 ....................        4         573,083     0.05     143,271     7.068    70.79     70.79      629      39.45
11.000 - 11.499 ....................       74      28,539,904     2.63     385,674     5.301    75.16     79.76      668      42.21
11.500 - 11.999 ....................      327     110,956,712    10.23     339,317     5.815    75.60     81.69      664      41.39
12.000 - 12.499 ....................      404     124,131,062    11.45     307,255     6.269    78.82     83.53      652      41.75
12.500 - 12.999 ....................      861     221,935,473    20.47     257,765     6.761    79.08     84.00      631      41.61
13.000 - 13.499 ....................      648     142,542,494    13.15     219,973     7.247    80.33     84.64      622      41.28
13.500 - 13.999 ....................      898     177,200,516    16.34     197,328     7.741    81.72     85.53      605      41.25
14.000 - 14.499 ....................      549      97,549,286     9.00     177,685     8.234    83.29     86.02      594      40.36
14.500 - 14.999 ....................      568      87,025,818     8.03     153,214     8.729    82.71     84.21      574      40.78
15.000 - 15.499 ....................      297      40,857,712     3.77     137,568     9.239    80.59     81.38      558      39.89
15.500 - 15.999 ....................      225      28,616,383     2.64     127,184     9.729    80.39     80.67      553      39.00
16.000 - 16.499 ....................      114      12,780,826     1.18     112,113    10.198    79.19     79.36      553      41.04
16.500 - 16.999 ....................       69       6,361,116     0.59      92,190    10.686    77.96     78.39      551      35.10
17.000 - 17.499 ....................       32       2,520,072     0.23      78,752    11.197    76.62     77.17      545      36.51
17.500 - 17.999 ....................       11         910,810     0.08      82,801    11.731    78.27     78.27      543      38.75
18.000 - 18.499 ....................        7         528,449     0.05      75,493    12.066    67.33     70.23      533      32.82
18.500 - 18.999 ....................        3         715,166     0.07     238,389     8.910    52.96     52.96      543      51.14
19.500 - 19.999 ....................        1         208,950     0.02     208,950     6.990    80.00     80.00      692      37.85
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    5,094   1,084,372,270   100.00     212,872     7.338    79.91     83.80      618      41.15
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Maximum Mortgage Rate (%):      13.337
                    Minimum Maximum Mortgage Rate (%):                9.990
                    Maximum Maximum Mortgage Rate (%):               19.980
                    Standard Deviation (%):                           1.257

                       The Mortgage Loans (All Collateral)

                      Distribution by Initial Periodic Cap

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
     Initial Periodic Cap (%)          Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1.000 ..............................       21       4,937,758     0.46     235,131     7.015    77.03     78.75      588      45.62
2.000 ..............................      157      44,808,912     4.13     285,407     6.881    74.43     76.67      590      41.41
3.000 ..............................    4,916   1,034,625,600    95.41     210,461     7.360    80.16     84.14      619      41.11
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    5,094   1,084,372,270   100.00     212,872     7.338    79.91     83.80      618      41.15
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Initial Periodic Cap (%):        2.950
                    Minimum Initial Periodic Cap (%):                 1.000
                    Maximum Initial Periodic Cap (%):                 3.000
                    Standard Deviation (%):                           0.214

                       The Mortgage Loans (All Collateral)

                     Distribution by Subsequent Periodic Cap

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Subsequent Periodic Cap (%)        Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1.000 ..............................    5,094   1,084,372,270      100     212,872     7.338    79.91      83.8      618      41.15
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    5,094   1,084,372,270      100     212,872     7.338    79.91      83.8      618      41.15
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Subsequent Periodic Cap (%):     1.000
                    Minimum Subsequent Periodic Cap (%):              1.000
                    Maximum Subsequent Periodic Cap (%):              1.000
                    Standard Deviation (%):                           0.000

                       The Mortgage Loans (All Collateral)

                    Distribution by Next Rate Adjustment Date

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Next Rate Adjustment Dates         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
February 2006 ......................        6       1,187,909     0.11     197,985     7.268    79.90     84.06      577      46.21
March 2006 .........................        9       2,043,453     0.19     227,050     6.731    74.28     74.90      563      47.17
April 2006 .........................        2         678,704     0.06     339,352     7.160    89.73     89.73      666      44.34
May 2006 ...........................        2         364,473     0.03     182,237     6.723    93.69    100.00      634      43.07
June 2006 ..........................        2         517,064     0.05     258,532     7.195    99.27     99.27      655      44.78
July 2006 ..........................        2         828,385     0.08     414,193     8.376    80.57     80.57      589      45.40
August 2006 ........................        1         469,991     0.04     469,991     7.100   100.00    100.00      638      39.16
September 2006 .....................        1         330,000     0.03     330,000     8.600   100.00    100.00      600      43.25
November 2006 ......................        1         378,038     0.03     378,038     6.800   100.00    100.00      634      43.93
January 2007 .......................        1         468,492     0.04     468,492     6.700    95.19     95.19      712      47.80
February 2007 ......................        1         370,500     0.03     370,500     7.550    95.00     95.00      629      53.14
March 2007 .........................        1         120,966     0.01     120,966     7.500   100.00    100.00      755      48.52
April 2007 .........................        2         236,238     0.02     118,119     7.760    90.40     90.40      720      51.85
May 2007 ...........................       28       5,687,514     0.52     203,125     7.790    99.33     99.33      641      42.16
June 2007 ..........................      101      17,492,384     1.61     173,192     7.994    96.50     97.23      627      41.91
July 2007 ..........................      303      46,751,905     4.31     154,297     7.796    73.85     74.26      601      38.68
August 2007 ........................      882     168,522,426    15.54     191,069     7.295    78.05     84.12      612      41.61
September 2007 .....................    1,383     252,102,912    23.25     182,287     7.727    79.93     83.43      584      40.36
October 2007 .......................    1,182     300,494,592    27.71     254,226     7.140    80.66     84.61      627      41.21
November 2007 ......................      601     140,002,795    12.91     232,950     7.443    81.32     86.12      636      42.71
December 2007 ......................        6       2,253,417     0.21     375,569     7.528    85.97     89.63      699      41.59
June 2008 ..........................        8       1,651,918     0.15     206,490     8.183    96.39     96.39      647      35.08
July 2008 ..........................       14       2,102,886     0.19     150,206     7.597    70.86     70.86      628      38.20
August 2008 ........................       43       8,534,764     0.79     198,483     6.835    73.67     78.88      653      41.52
September 2008 .....................       48       9,975,976     0.92     207,833     7.312    82.13     85.16      605      40.09
October 2008 .......................       46      11,484,165     1.06     249,656     7.013    79.07     80.70      642      41.35
November 2008 ......................       23       5,995,325     0.55     260,666     7.284    80.73     84.68      637      39.29
April 2010 .........................        6       1,876,988     0.17     312,831     6.006    71.29     72.84      718      44.28
May 2010 ...........................       19       7,788,445     0.72     409,918     5.706    71.08     71.37      710      43.28
June 2010 ..........................       25       7,103,379     0.66     284,135     6.170    73.03     77.59      730      39.79
July 2010 ..........................       37       7,333,683     0.68     198,208     7.259    74.46     74.95      623      40.04
August 2010 ........................       58      13,711,171     1.26     236,399     6.474    77.45     82.13      658      39.86
September 2010 .....................       60      14,475,384     1.33     241,256     7.108    79.88     81.56      608      41.42
October 2010 .......................      101      34,194,088     3.15     338,555     6.432    77.54     80.62      653      39.81
November 2010 ......................       48      15,013,433     1.38     312,780     6.865    80.14     83.88      655      42.61

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Next Rate Adjustment Dates         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
January 2020 .......................        7         183,386     0.02      26,198    10.281   100.00    100.00      622      35.73
February 2020 ......................        7         242,479     0.02      34,640    10.523   100.00    100.00      628      42.54
March 2020 .........................        5         121,175     0.01      24,235    10.484   100.00    100.00      622      48.11
April 2020 .........................       12         314,266     0.03      26,189    10.631   100.00    100.00      625      39.43
May 2020 ...........................        4          86,860     0.01      21,715    10.503   100.00    100.00      620      32.74
September 2020 .....................        2         115,887     0.01      57,943    11.154    97.26     97.26      578      45.58
October 2020 .......................        3         592,580     0.05     197,527     6.477    69.09     69.09      650      49.63
November 2020 ......................        1         171,875     0.02     171,875    10.500    95.00     95.00      646      34.32
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    5,094   1,084,372,270   100.00     212,872     7.338    79.91      83.8      618      41.15
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

             Weighted Average Next Rate Adjustment Date:    January  2008
             Minimum Next Rate Adjustment Date:             February 2006
             Maximum Next Rate Adjustment Date:             November 2020

                       The Mortgage Loans (All Collateral)

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
    Geographic Distribution of        Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Mortgaged Properties            Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
California .........................    1,172     374,091,989    25.88     319,191     6.645    77.99     81.27      641      42.18
Florida ............................      779     135,567,409     9.38     174,027     7.635    80.51     82.62      619      40.50
New York ...........................      482     129,894,678     8.98     269,491     7.150    75.84     78.40      637      41.52
Massachusetts ......................      482     110,353,632     7.63     228,949     7.191    76.40     79.31      633      41.82
New Jersey .........................      293      69,420,572     4.80     236,930     7.587    77.16     78.38      613      41.95
Texas ..............................      614      65,934,978     4.56     107,386     8.071    82.01     87.71      612      39.71
Virginia ...........................      288      49,032,756     3.39     170,253     7.605    78.39     81.90      609      40.21
Michigan ...........................      336      42,984,046     2.97     127,929     8.098    83.80     87.74      607      40.54
Maryland ...........................      154      33,514,202     2.32     217,625     7.427    77.01     79.12      606      40.73
Arizona ............................      184      31,545,015     2.18     171,440     7.736    78.64     81.24      603      39.45
Pennsylvania .......................      254      30,125,807     2.08     118,606     7.954    80.95     86.20      620      37.98
Illinois ...........................      180      27,485,891     1.90     152,699     8.223    80.89     84.03      600      40.05
Connecticut ........................      144      26,061,527     1.80     180,983     7.465    77.71     80.00      611      40.87
Georgia ............................      200      25,580,460     1.77     127,902     8.219    84.83     89.79      604      39.24
Ohio ...............................      236      25,438,506     1.76     107,790     8.051    83.94     89.28      620      40.11
Other ..............................    1,980     268,673,745    18.58     135,694     7.773    81.99     86.68      621      40.35
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                         Distribution by Occupancy Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
          Occupancy Type               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Primary ............................    7,283   1,353,164,381    93.60     185,798     7.362    79.32     82.96      622      41.18
Investment .........................      378      66,928,823     4.63     177,060     7.940    79.53     79.56      666      38.14
Second Home ........................      117      25,612,011     1.77     218,906     7.239    78.40     79.20      654      40.42
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                          Distribution by Property Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Property Type               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Single Family ......................    6,046   1,072,543,878    74.19     177,397     7.408    79.20     82.56      620      40.76
Planned Unit Development ...........      771     168,923,888    11.68     219,097     7.273    80.50     84.93      630      41.83
Condominium ........................      356      67,797,666     4.69     190,443     7.565    80.56     84.83      639      42.49
Two-to-Four Family .................      483     120,695,440     8.35     249,887     7.213    77.98     80.55      649      41.50
Manufactured Housing ...............      122      15,744,343     1.09     129,052     7.731    79.31     79.31      653      40.35
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                          Distribution by Loan Purpose

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Loan Purpose                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Refinance - Cash-out ...............    4,051     889,462,032    61.52     219,566     7.254    76.47     77.21      615      40.61
Purchase ...........................    3,285     480,896,241    33.26     146,392     7.609    84.69     93.20      644      41.78
Refinance - Rate Term ..............      442      75,346,943     5.21     170,468     7.543    78.57     81.15      618      41.10
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                       Distribution by Documentation Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
        Documentation Type             Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Full Documentation .................    5,274     836,296,846    57.85     158,570     7.496    80.68     84.92      613      41.83
Stated Documentation ...............    2,474     599,436,680    41.46     242,295     7.244    77.43     79.73      642      39.88
Limited Documentation ..............       25       8,239,036     0.57     329,561     6.969    76.99     78.85      636      40.60
Alternative Documentation ..........        5       1,732,653     0.12     346,531     6.303    81.62     87.39      614      40.21
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                          Distribution by Credit Score

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Range of Credit Score           Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Not Available ......................       47       5,150,910     0.36     109,594     8.904    71.91     71.91        0      40.46
Less than 500 ......................        1         120,011     0.01     120,011     9.900    95.00     95.00      498      36.71
500 - 519 ..........................      426      75,831,056     5.25     178,007     8.596    73.37     73.64      509      40.81
520 - 539 ..........................      411      71,035,281     4.91     172,835     8.621    74.53     74.60      529      40.08
540 - 559 ..........................      456      80,838,601     5.59     177,278     8.263    73.96     74.11      550      41.15
560 - 579 ..........................      705     106,572,493     7.37     151,167     7.807    73.66     75.24      570      39.86
580 - 599 ..........................    1,099     176,464,892    12.21     160,569     7.581    79.26     83.76      590      41.81
600 - 619 ..........................    1,021     182,161,517    12.60     178,415     7.412    80.81     84.34      609      41.04
620 - 639 ..........................    1,023     192,455,468    13.31     188,129     7.189    81.57     84.95      629      41.44
640 - 659 ..........................      734     141,220,964     9.77     192,399     7.131    81.10     85.25      649      40.79
660 - 679 ..........................      591     121,535,205     8.41     205,643     6.971    82.10     86.98      669      41.66
680 - 699 ..........................      516     110,273,753     7.63     213,709     6.704    82.06     88.40      689      40.20
700 - 719 ..........................      305      70,785,045     4.90     232,082     6.673    80.77     84.84      709      40.64
720 - 739 ..........................      179      43,444,473     3.01     242,707     6.604    82.36     87.35      729      41.67
740 - 759 ..........................      113      24,774,457     1.71     219,243     6.687    81.40     85.40      749      42.76
760 - 779 ..........................       90      27,506,418      1.9     305,627     6.477    78.63     83.03      769      41.70
780 - 799 ..........................       45      12,425,272     0.86     276,117     6.403    80.19     83.67      787      39.64
800 - 819 ..........................       16       3,109,399     0.22     194,337     6.610    76.48     79.48      809      36.87
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Credit Score:                      625
                    Minimum Credit Score:                               498
                    Maximum Credit Score:                               819
                    Standard Deviation Credit Score:                     77

                       The Mortgage Loans (All Collateral)

                     Distribution by Prepayment Penalty Term

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Prepayment Penalty Term (months)      Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
None ...............................    2,457     366,350,653    25.34     149,105     7.848    79.14     81.57      618      40.79
12 .................................      490     141,686,280     9.80     289,156     7.008    76.18     79.20      639      41.73
24 .................................    3,387     650,413,908    44.99     192,032     7.414    81.43     85.73      615      41.29
30 .................................        7       1,309,735     0.09     187,105     7.636    79.76     89.34      594      32.08
36 .................................    1,433     285,066,936    19.72     198,930     6.918    76.26     79.12      649      40.42
60 .................................        4         877,703     0.06     219,426     8.115    85.83     85.83      574      39.11
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                          Distribution by Lien Position

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Lien Position               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1st Lien ...........................    6,564   1,384,716,397    95.78     210,956     7.257    78.57     82.15      624      40.97
2nd Lien ...........................    1,214      60,988,818     4.22      50,238    10.349    96.18     96.18      644      42.32
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                       The Mortgage Loans (All Collateral)

                          Distribution by Credit Grade

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Credit Grade                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
AA+ ................................    6,014   1,125,056,167    77.82     187,073     7.181    80.63     84.83      642      41.16
AA .................................      842     158,944,317    10.99     188,770     7.827    77.45     78.55      573      41.25
A ..................................      401      76,702,874     5.31     191,279     7.999    74.16     74.57      559      40.30
B ..................................      325      56,332,596     3.90     173,331     8.493    71.97     72.29      551      39.94
CC .................................       55       7,324,505     0.51     133,173     9.904    57.35     57.35      556      38.87
C ..................................      141      21,344,756     1.48     151,381     8.964    69.40     69.48      559      38.56
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    7,778   1,445,705,215   100.00     185,871     7.387    79.31     82.74      625      41.03
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                          Distribution by Product Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Product Type                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
10 Year Fixed ......................        1          49,241     0.01      49,241     9.500    82.64     82.64      616      29.06
15 Year Fixed ......................       42       4,284,458     0.87     102,011     7.388    65.85     66.79      631      40.69
20 Year Fixed ......................       15       1,305,727     0.27      87,048     8.056    73.38     73.38      608      38.87
30 Year Fixed ......................      781      80,989,729    16.46     103,700     7.879    75.78     77.82      625      40.65
30 Year Fixed 5 Year Interest Only .        5       1,251,335     0.25     250,267     6.616     72.3     72.30      660      37.81
30/40 Year Fixed (Balloon) .........       10       2,205,931     0.45     220,593     7.003    71.60     73.66      615      44.75
2/13 ARM ...........................        5         590,949     0.12     118,190     8.358    54.82     54.82      566      43.34
3/12 ARM ...........................        2         158,282     0.03      79,141     8.300    72.88     72.88      627      53.49
ARM 30 Year ........................        8       1,365,520     0.28     170,690     7.748    72.12     73.80      560      44.25
2/28 ARM ...........................    1,624     255,443,024    51.91     157,293     7.836    77.20     79.73      596      40.04
2/28 ARM 5 Year Interest Only ......      326      79,230,231    16.10     243,038     7.055    85.64     88.80      628      43.01
3/27 ARM ...........................       64      10,073,158     2.05     157,393     7.369    78.07     81.22      618      37.81
3/27 ARM 5 Year Interest Only ......        8       1,748,150     0.36     218,519     6.944    75.50     80.12      658      39.44
5/25 ARM ...........................      108      20,048,458     4.07     185,634     7.017    78.01     79.78      657      39.13
5/25 ARM 5 Year Interest Only ......       30       7,823,646     1.59     260,788     6.518    75.71     78.62      640      42.11
15/15 ARM ..........................       13         298,387     0.06      22,953    10.339   100.00    100.00      626      39.80
15/15 ARM 5 Year Interest Only .....        2         537,868     0.11     268,934     6.200    66.96     66.96      647      51.94
30/40 Year ARM (Balloon) ...........        3         663,395     0.13     221,132     5.916    87.46     87.46      535      41.63
30/40 Year ARM 2/28 (Balloon) ......       93      22,056,073     4.48     237,162     7.050    77.79     79.70      599      42.91
30/40 Year ARM 3/27 (Balloon) ......        2         346,156     0.07     173,078     5.818    64.08     69.62      612      50.70
30/40 Year ARM 5/25 (Balloon) ......        8       1,592,851     0.32     199,106     7.068    70.68     72.70      611      38.46
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Gross Mortgage Rates (%)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
4.500 - 4.999 ......................        1         149,836     0.03     149,836     4.990    52.91     52.91      680      23.24
5.000 - 5.499 ......................       32       8,590,175     1.75     268,443     5.278    73.49     78.07      657      40.84
5.500 - 5.999 ......................      148      35,489,555     7.21     239,794     5.815    72.41     74.35      655      40.55
6.000 - 6.499 ......................      211      47,020,689     9.56     222,847     6.270    73.60     76.15      643      40.46
6.500 - 6.999 ......................      460      95,308,444    19.37     207,192     6.763    76.74     79.97      626      40.91
7.000 - 7.499 ......................      335      60,162,219    12.23     179,589     7.244    77.34     80.79      619      41.53
7.500 - 7.999 ......................      507      85,272,179    17.33     168,190     7.745    80.06     82.93      605      41.73
8.000 - 8.499 ......................      324      48,735,734     9.90     150,419     8.240    80.77     83.52      591      40.70
8.500 - 8.999 ......................      369      47,856,052     9.73     129,691     8.743    81.54     82.98      577      40.43
9.000 - 9.499 ......................      195      23,359,033     4.75     119,790     9.239    80.42     81.33      565      40.01
9.500 - 9.999 ......................      178      17,456,889     3.55      98,072     9.727    80.61     80.72      571      38.39
10.000 - 10.499 ....................       83       8,329,638     1.69     100,357    10.206    80.53     80.79      564      38.53
10.500 - 10.999 ....................       83       5,970,978     1.21      71,939    10.673    81.46     81.46      580      37.96
11.000 - 11.499 ....................       65       3,238,327     0.66      49,820    11.187    84.14     84.14      572      40.34
11.500 - 11.999 ....................      124       3,809,659     0.77      30,723    11.636    90.76     90.76      570      40.80
12.000 - 12.499 ....................       25         950,532     0.19      38,021    12.105    77.05     78.67      556      35.00
12.500 - 12.999 ....................        5         171,643     0.03      34,329    12.737    81.48     81.48      552      41.03
13.000 - 13.499 ....................        4         144,005     0.03      36,001    13.229    80.67     80.67      539      40.87
13.500 - 13.999 ....................        1          46,981     0.01      46,981    13.600    77.52     77.52      519      47.33
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Gross Mortgage Rate (%):         7.599
                    Minimum Gross Mortgage Rate (%):                  4.990
                    Maximum Gross Mortgage Rate (%):                 13.600
                    Standard Deviation (%):                           1.550

                           The Group I Mortgage Loans

           Distribution by Statistical Cut-off Date Principal Balance

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
 Range of Statistical Cut-off Date    Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
      Principal Balances ($)           Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
0.01 - 50,000.00 ...................      311       9,727,960     1.98      31,280    10.448    87.08     87.08      610      39.45
50,000.01 - 100,000.00 .............      721      54,180,517    11.01      75,146     8.685    77.01     81.88      605      37.85
100,000.01 - 150,000.00 ............      725      90,156,623    18.32     124,354     7.877    77.43     81.85      603      39.58
150,000.01 - 200,000.00 ............      525      91,341,213    18.56     173,983     7.633    78.23     80.42      607      40.75
200,000.01 - 250,000.00 ............      353      78,732,299    16.00     223,038     7.362    77.38     78.79      610      40.84
250,000.01 - 300,000.00 ............      201      55,210,477    11.22     274,679     7.213    76.11     78.22      607      42.55
300,000.01 - 350,000.00 ............      159      51,359,759    10.44     323,017     7.054    78.79     79.78      611      43.29
350,000.01 - 400,000.00 ............      107      40,216,749     8.17     375,857     6.704    81.05     82.55      633      41.67
400,000.01 - 450,000.00 ............       35      14,403,676     2.93     411,534     7.035    80.12     81.24      614      41.60
450,000.01 - 500,000.00 ............        8       3,790,474     0.77     473,809     6.666    85.40     85.40      666      36.58
500,000.01 - 550,000.00 ............        2       1,060,966     0.22     530,483     7.925    87.54     87.54      662      47.30
550,000.01 - 600,000.00 ............        1         557,732     0.11     557,732     7.350    80.00     80.00      697      55.29
600,000.01 - 650,000.00 ............        1         637,504     0.13     637,504     8.240    77.11     77.11      623      39.24
650,000.01 - 700,000.00 ............        1         686,620     0.14     686,620     8.050    80.00     80.00      635      36.08
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

        Average Statistical Cut-off Date Principal Balance ($): 156,210.34 Minimum Statistical Cut-off Date Principal Balance ($): 14,934.58 Maximum Statistical Cut-off Date Principal Balance ($): 686,619.88
        Standard Deviation ($):                                  96,236.63

                           The Group I Mortgage Loans

                   Distribution by Original Principal Balances

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
             Range of                 Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
  Original Principal Balances ($)      Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
0.01 - 50,000.00 ...................      306       9,478,775     1.93      30,976    10.489    87.29     87.29      611      39.53
50,000.01 - 100,000.00 .............      726      54,429,702    11.06      74,972     8.686    77.02     81.87      605      37.85
100,000.01 - 150,000.00 ............      722      89,707,226    18.23     124,248     7.886    77.47     81.88      602      39.60
150,000.01 - 200,000.00 ............      525      91,195,341    18.53     173,705     7.627    78.27     80.50      607      40.75
200,000.01 - 250,000.00 ............      353      78,577,856    15.97     222,600     7.364    77.29     78.64      610      40.78
250,000.01 - 300,000.00 ............      201      55,062,230    11.19     273,941     7.223    76.12     78.32      607      42.55
300,000.01 - 350,000.00 ............      162      52,257,719    10.62     322,579     7.046    78.74     79.71      612      43.31
350,000.01 - 400,000.00 ............      107      40,216,749     8.17     375,857     6.704    81.05     82.55      633      41.67
400,000.01 - 450,000.00 ............       35      14,403,676     2.93     411,534     7.035    80.12     81.24      614      41.60
450,000.01 - 500,000.00 ............        8       3,790,474     0.77     473,809     6.666    85.40     85.40      666      36.58
500,000.01 - 550,000.00 ............        2       1,060,966     0.22     530,483     7.925    87.54     87.54      662      47.30
550,000.01 - 600,000.00 ............        1         557,732     0.11     557,732     7.350    80.00     80.00      697      55.29
600,000.01 - 650,000.00 ............        1         637,504     0.13     637,504     8.240    77.11     77.11      623      39.24
650,000.01 - 700,000.00 ............        1         686,620     0.14     686,620     8.050    80.00     80.00      635      36.08
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Average Original Principal Balance ($):        156,591.46
                    Minimum Original Principal Balance ($):         15,000.00
                    Maximum Original Principal Balance ($):        688,000.00
                    Standard Deviation ($):                         96,423.76

                           The Group I Mortgage Loans

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
     Range of Stated Remaining        Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
     Term to Maturity (months)         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
111 - 120 ..........................        1          49,241     0.01      49,241     9.500    82.64     82.64      616      29.06
171 - 180 ..........................       49       5,033,689     1.02     102,728     7.531    64.78     65.58      623      41.42
231 - 240 ..........................       15       1,305,727     0.27      87,048     8.056    73.38     73.38      608      38.87
341 - 350 ..........................        9         881,637     0.18      97,960     8.513    97.90     97.90      616      46.90
351 - 360 ..........................    3,076     484,792,275    98.52     157,605     7.597    78.29     80.79      610      40.75
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

               Weighted Average Remaining Term to Maturity (months): 354
               Minimum Remaining Term to Maturity (months):          117
               Maximum Remaining Term to Maturity (months):          359
               Standard Deviation (months):                           24

                           The Group I Mortgage Loans

                    Distribution by Original Term to Maturity

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Original Term to Maturity (months)    Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
120 ................................        1          49,241     0.01      49,241     9.500    82.64     82.64      616      29.06
180 ................................       49       5,033,689     1.02     102,728     7.531    64.78     65.58      623      41.42
240 ................................       15       1,305,727     0.27      87,048     8.056    73.38     73.38      608      38.87
360 ................................    3,085     485,673,912    98.70     157,431     7.598    78.32     80.82      610      40.76
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                 Weighted Average Original Term to Maturity (months):  358
                 Minimum Original Term to Maturity (months):           120
                 Maximum Original Term to Maturity (months):           360
                 Standard Deviation (months):                           24

                           The Group I Mortgage Loans

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
             Range of                 Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Original Loan-to-Value Ratios (%)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Less than or equal to 30.00 ........       28       3,269,248     0.66     116,759     7.195    24.49     28.94      613      44.17
30.01 - 35.00 ......................       13       1,342,025     0.27     103,233     7.686    32.56     32.56      592      30.04
35.01 - 40.00 ......................       21       2,601,828     0.53     123,897     7.176    37.75     37.75      610      37.39
40.01 - 45.00 ......................       38       5,336,733     1.08     140,440     7.134    42.60     42.96      611      36.03
45.01 - 50.00 ......................       55       7,848,583     1.60     142,702     7.296    48.13     48.13      593      39.64
50.01 - 55.00 ......................       83      11,991,469     2.44     144,476     7.258    52.69     52.69      600      37.10
55.01 - 60.00 ......................      107      18,906,089     3.84     176,692     7.302    57.81     58.27      581      38.34
60.01 - 65.00 ......................      206      36,695,933     7.46     178,136     7.310    63.65     63.70      589      38.78
65.01 - 70.00 ......................      198      34,772,623     7.07     175,619     7.366    68.62     68.65      581      39.52
70.01 - 75.00 ......................      218      41,888,060     8.51     192,147     7.444    73.97     74.39      596      40.37
75.01 - 80.00 ......................    1,009     154,311,658    31.36     152,935     7.547    79.75     87.33      615      41.00
80.01 - 85.00 ......................      308      51,541,818    10.47     167,344     7.612    84.37     84.40      615      40.28
85.01 - 90.00 ......................      231      44,773,656     9.10     193,825     7.659    89.55     89.58      635      40.87
90.01 - 95.00 ......................      243      46,070,761     9.36     189,592     7.828    94.62     94.62      620      44.27
95.01 - 100.00 .....................      392      30,712,084     6.24      78,347     8.778    99.95     99.95      628      43.52
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                Weighted Average Original Loan-to-Value Ratios (%): 78.17
                Minimum Original Loan-to-Value Ratios (%):           7.17
                Maximum Original Loan-to-Value Ratios (%):         100.00
                Standard Deviation (%):                             14.98

                           The Group I Mortgage Loans

             Distribution by Original Combined Loan-to-Value Ratios

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
             Range of                    of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
  Original Combined Loan-to-Value     Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
            Ratios (%)                 Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Less than or equal to 30.00 ........       27       2,970,037     0.60     110,001     7.099    24.15     24.15      613      42.60
30.01 - 35.00 ......................       13       1,342,025     0.27     103,233     7.686    32.56     32.56      592      30.04
35.01 - 40.00 ......................       21       2,601,828     0.53     123,897     7.176    37.75     37.75      610      37.39
40.01 - 45.00 ......................       36       5,140,292     1.04     142,786     7.127    42.65     42.65      613      36.04
45.01 - 50.00 ......................       56       7,971,181     1.62     142,343     7.293    48.01     48.09      591      39.63
50.01 - 55.00 ......................       83      11,991,469     2.44     144,476     7.258    52.69     52.69      600      37.10
55.01 - 60.00 ......................      105      18,475,225     3.75     175,955     7.315    57.78     57.78      581      38.20
60.01 - 65.00 ......................      206      36,588,183     7.44     177,613     7.303    63.60     63.64      589      38.74
65.01 - 70.00 ......................      198      34,762,897     7.06     175,570     7.365    68.59     68.63      582      39.52
70.01 - 75.00 ......................      214      41,235,897     8.38     192,691     7.443    73.94     73.96      596      40.29
75.01 - 80.00 ......................      567      95,547,468    19.42     168,514     7.764    79.41     79.59      601      39.58
80.01 - 85.00 ......................      306      51,217,635    10.41     167,378     7.606    84.36     84.36      615      40.25
85.01 - 90.00 ......................      235      45,433,622     9.23     193,335     7.662    89.28     89.53      634      40.84
90.01 - 95.00 ......................      256      48,621,843     9.88     189,929     7.791    93.85     94.60      620      44.34
95.01 - 100.00 .....................      827      88,162,967    17.92     106,606     7.755    86.91     99.95      635      43.41
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

      Weighted Average Original Combined Loan-to-Value Ratios (%):   80.65
      Minimum Original Combined Loan-to-Value Ratios (%):             7.17
      Maximum Original Combined Loan-to-Value Ratios (%):           100.00
      Standard Deviation (%):                                        16.62

                           The Group I Mortgage Loans

                           Distribution by Debt Ratio

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Range of Debt Ratios            Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Not Available ......................       23       4,921,706     1.00     213,987     7.306    76.47     76.64      718       0.00
 0.01 - 30.00 ......................      520      67,828,533    13.78     130,439     7.732    74.40     75.52      604      23.93
30.01 - 35.00 ......................      387      58,261,881    11.84     150,547     7.602    76.08     78.13      606      32.68
35.01 - 40.00 ......................      489      76,385,538    15.52     156,208     7.617    77.09     79.02      612      37.64
40.01 - 45.00 ......................      642     102,204,238    20.77     159,197     7.587    79.81     82.52      611      42.61
45.01 - 50.00 ......................      612     101,797,982    20.69     166,337     7.581    79.13     82.33      609      47.39
50.01 - 55.00 ......................      406      67,376,640    13.69     165,952     7.543    81.05     84.60      609      52.36
55.01 and above ....................       71      13,286,050     2.70     187,127     7.421    78.83     81.38      614      56.05
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Debt Ratio (%):                  40.76
                    Minimum Debt Ratio (%):                            2.08
                    Maximum Debt Ratio (%):                           59.78
                    Standard Deviation (%):                           10.27

                           The Group I Mortgage Loans

                          Distribution by Gross Margins

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Range of Gross Margins (%)         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
0.000 - 0.249 ......................        1          67,563     0.02      67,563    12.200    65.00     65.00      505      37.15
2.500 - 2.749 ......................        1         157,578     0.04     157,578     5.500    85.00     85.00      656      16.84
3.000 - 3.249 ......................        3         756,161     0.19     252,054     5.805    75.65     75.65      631      47.32
3.250 - 3.499 ......................        8       1,767,702     0.44     220,963     5.515    59.49     62.32      673      40.86
3.500 - 3.749 ......................       10       2,753,076     0.68     275,308     5.738    72.78     76.45      648      44.36
3.750 - 3.999 ......................       15       3,355,046     0.83     223,670     5.824    71.82     76.51      663      41.46
4.000 - 4.249 ......................       40      10,269,123     2.55     256,728     5.795    74.83     80.20      680      42.64
4.250 - 4.499 ......................       75      16,341,541     4.07     217,887     6.078    71.44     74.96      655      41.25
4.500 - 4.749 ......................       99      21,048,910     5.24     212,615     6.372    75.01     78.21      644      39.40
4.750 - 4.999 ......................      162      34,339,972     8.54     211,975     6.608    76.52     80.04      644      40.62
5.000 - 5.249 ......................      191      39,633,876     9.86     207,507     6.866    76.01     80.14      631      40.93
5.250 - 5.499 ......................      214      38,117,460     9.48     178,119     7.124    79.25     83.65      618      40.83
5.500 - 5.749 ......................      215      36,819,551     9.16     171,254     7.343    80.31     84.19      617      41.26
5.750 - 5.999 ......................      202      34,108,560     8.49     168,854     7.639    80.89     83.88      604      40.35
6.000 - 6.249 ......................      204      37,955,312     9.44     186,055     7.860    81.28     82.45      587      41.93
6.250 - 6.499 ......................      191      33,457,974     8.32     175,173     8.160    82.17     83.18      585      41.05
6.500 - 6.749 ......................      162      23,802,687     5.92     146,930     8.467    83.07     84.15      576      40.26
6.750 - 6.999 ......................      112      17,023,546     4.23     151,996     8.642    82.57     83.70      565      40.22
7.000 - 7.249 ......................      121      16,670,633     4.15     137,774     8.841    80.45     80.93      560      41.66
7.250 - 7.499 ......................       79       9,965,006     2.48     126,139     9.232    78.71     78.87      553      40.16
7.500 - 7.749 ......................       61       7,731,909     1.92     126,753     9.285    78.30     78.49      542      38.89
7.750 - 7.999 ......................       42       5,004,700     1.25     119,160     9.644    81.53     81.67      553      38.04
8.000 - 8.249 ......................       55       6,629,891     1.65     120,543    10.085    75.90     76.13      534      37.89
8.250 - 8.499 ......................       19       2,406,091     0.60     126,636    10.222    77.85     77.85      522      42.23
8.500 - 8.749 ......................        8       1,110,071     0.28     138,759    10.308    80.15     80.15      550      34.32
8.750 - 8.999 ......................        2         256,260     0.06     128,130     9.304    66.27     66.27      517      24.44
9.000 - 9.249 ......................        1         142,491     0.04     142,491    10.125    65.00     65.00      522      41.89
9.250 - 9.499 ......................        3         283,457     0.07      94,486    10.235    78.85     78.85      554      28.34
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Gross Margin (%):          5.765
                    Minimum Gross Margin (%):                   0.100
                    Maximum Gross Margin (%):                   9.300
                    Standard Deviation (%):                     1.038

                           The Group I Mortgage Loans

                      Distribution by Minimum Mortgage Rate

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Minimum Mortgage Rates (%)   Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
4.500 - 4.999 ......................        1         149,836     0.04     149,836     4.990    52.91     52.91      680      23.24
5.000 - 5.499 ......................       29       7,947,027     1.98     274,035     5.277    74.95     79.62      649      41.82
5.500 - 5.999 ......................      107      27,140,748     6.75     253,652     5.836    74.26     76.69      653      41.78
6.000 - 6.499 ......................      152      35,709,071     8.88     234,928     6.283    76.45     79.43      641      40.26
6.500 - 6.999 ......................      380      80,960,669    20.14     213,054     6.770    77.73     81.12      623      41.03
7.000 - 7.499 ......................      276      51,270,396    12.75     185,762     7.249    78.60     82.18      620      41.50
7.500 - 7.999 ......................      410      71,247,761    17.72     173,775     7.745    80.54     83.42      602      41.52
8.000 - 8.499 ......................      268      42,619,782    10.60     159,029     8.236    81.73     84.12      588      40.72
8.500 - 8.999 ......................      291      40,628,833    10.11     139,618     8.743    81.54     82.77      571      40.22
9.000 - 9.499 ......................      148      19,346,701     4.81     130,721     9.240    79.50     80.28      558      39.67
9.500 - 9.999 ......................      120      13,408,887     3.34     111,741     9.728    80.11     80.25      560      37.99
10.000 - 10.499 ....................       52       5,933,951     1.48     114,114    10.188    77.82     78.18      547      38.81
10.500 - 10.999 ....................       31       3,145,869     0.78     101,480    10.641    74.45     74.45      549      35.24
11.000 - 11.499 ....................       19       1,425,289     0.35      75,015    11.189    75.63     75.63      539      37.23
11.500 - 11.999 ....................        7         654,655     0.16      93,522    11.751    75.79     75.79      536      37.59
12.000 - 12.499 ....................        5         386,674     0.10      77,335    12.078    66.87     70.83      538      27.74
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Minimum Mortgage Rate: (%):      7.546
                    Minimum Minimum Mortgage Rate (%):                4.990
                    Maximum Minimum Mortgage Rate (%):               12.200
                    Standard Deviation (%):                           1.244

                           The Group I Mortgage Loans

                     Distribution by Maximum Mortgage Rates

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Maximum Mortgage Rates (%)   Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
10.500 - 10.999 ....................        2         209,753     0.05     104,876     5.807    51.51     51.51      671      23.21
11.000 - 11.499 ....................       31       8,146,694     2.03     262,797     5.353    75.08     79.86      648      41.90
11.500 - 11.999 ....................      107      26,888,158     6.69     251,291     5.815    74.36     76.82      655      41.94
12.000 - 12.499 ....................      153      35,659,420     8.87     233,068     6.285    76.44     79.43      641      40.28
12.500 - 12.999 ....................      380      80,839,360    20.11     212,735     6.773    77.73     81.12      623      41.05
13.000 - 13.499 ....................      275      51,142,793    12.72     185,974     7.244    78.57     82.16      620      41.49
13.500 - 13.999 ....................      410      71,337,369    17.75     173,994     7.745    80.55     83.43      602      41.53
14.000 - 14.499 ....................      267      42,793,187    10.65     160,274     8.236    81.63     83.97      587      40.64
14.500 - 14.999 ....................      289      40,312,808    10.03     139,491     8.744    81.53     82.77      571      40.20
15.000 - 15.499 ....................      148      19,569,973     4.87     132,230     9.235    79.60     80.37      558      39.67
15.500 - 15.999 ....................      118      13,165,399     3.28     111,571     9.729    80.12     80.26      561      37.93
16.000 - 16.499 ....................       52       5,933,951     1.48     114,114    10.188    77.82     78.18      547      38.81
16.500 - 16.999 ....................       31       3,145,869     0.78     101,480    10.641    74.45     74.45      549      35.24
17.000 - 17.499 ....................       19       1,425,289     0.35      75,015    11.189    75.63     75.63      539      37.23
17.500 - 17.999 ....................        7         654,655     0.16      93,522    11.751    75.79     75.79      536      37.59
18.000 - 18.499 ....................        5         386,674     0.10      77,335    12.078    66.87     70.83      538      27.74
18.500 - 18.999 ....................        1         155,846     0.04     155,846     9.550    80.00     80.00      534      35.70
19.500 - 19.999 ....................        1         208,950     0.05     208,950     6.990    80.00     80.00      692      37.85
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Maximum Mortgage Rate (%):      13.550
                    Minimum Maximum Mortgage Rate (%):               10.850
                    Maximum Maximum Mortgage Rate (%):               19.980
                    Standard Deviation (%):                           1.257

                           The Group I Mortgage Loans

                      Distribution by Initial Periodic Cap

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
     Initial Periodic Cap (%)          Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1.000 ..............................       12       2,343,315     0.58     195,276     7.025    75.24     76.22      565      41.73
2.000 ..............................       68      15,363,066     3.82     225,927     6.861    75.24     76.89      584      43.99
3.000 ..............................    2,216     384,269,766    95.60     173,407     7.580    79.02     81.67      608      40.64
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Initial Periodic Cap (%):        2.950
                    Minimum Initial Periodic Cap (%):                 1.000
                    Maximum Initial Periodic Cap (%):                 3.000
                    Standard Deviation (%):                           0.221

                           The Group I Mortgage Loans

                     Distribution by Subsequent Periodic Cap

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Subsequent Periodic Cap (%)        Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1.000 ..............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Subsequent Periodic Cap (%):     1.000
                    Minimum Subsequent Periodic Cap (%):              1.000
                    Maximum Subsequent Periodic Cap (%):              1.000
                    Standard Deviation (%):                           0.000

                           The Group I Mortgage Loans

                    Distribution by Next Rate Adjustment Date

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Next Rate Adjustment Dates         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
February 2006 ......................        5         940,888     0.23     188,178     7.273    79.88     79.88      541      44.36
March 2006 .........................        4         808,370     0.20     202,093     6.245    71.93     71.93      567      46.83
April 2006 .........................        1         164,679     0.04     164,679    10.000    85.00     85.00      507      26.00
May 2006 ...........................        1         114,977     0.03     114,977     8.400    80.00    100.00      601      36.27
September 2006 .....................        1         330,000     0.08     330,000     8.600   100.00    100.00      600      43.25
February 2007 ......................        1         370,500     0.09     370,500     7.550    95.00     95.00      629      53.14
April 2007 .........................        1          95,273     0.02      95,273     7.850    76.19     76.19      708      58.20
May 2007 ...........................        8       1,239,546     0.31     154,943     7.919   100.00    100.00      650      44.94
June 2007 ..........................       43       7,392,246     1.84     171,913     7.898    95.88     96.30      624      40.87
July 2007 ..........................      159      23,750,290     5.91     149,373     7.784    72.33     72.52      595      39.31
August 2007 ........................      395      66,239,970    16.48     167,696     7.415    77.39     81.69      605      41.99
September 2007 .....................      625      98,618,157    24.53     157,789     7.847    78.40     80.68      578      40.29
October 2007 .......................      528     104,752,267    26.06     198,394     7.437    79.80     82.24      612      40.50
November 2007 ......................      286      54,213,127    13.49     189,556     7.655    80.81     83.88      625      41.90
December 2007 ......................        1         318,902     0.08     318,902     8.250    95.00     95.00      707       0.00
June 2008 ..........................        3         317,038     0.08     105,679     8.095    81.18     81.18      639      38.18
July 2008 ..........................        4         471,519     0.12     117,880     8.264    71.13     71.13      609      27.57
August 2008 ........................       19       3,038,816     0.76     159,938     6.759    73.91     80.32      644      42.34
September 2008 .....................       21       3,561,714     0.89     169,605     7.129    78.11     80.04      601      41.18
October 2008 .......................       17       2,841,607     0.71     167,153     7.605    72.58     72.58      611      34.85
November 2008 ......................       12       2,095,052     0.52     174,588     7.493    87.75     95.04      654      36.51
April 2010 .........................        4         869,032     0.22     217,258     6.640    77.12     80.46      715      43.86
May 2010 ...........................       11       2,659,174     0.66     241,743     6.259    78.74     79.61      705      41.22
June 2010 ..........................       10       1,955,958     0.49     195,596     6.520    73.63     75.60      718      37.71
July 2010 ..........................       19       2,905,024     0.72     152,896     7.731    71.40     71.40      627      38.25
August 2010 ........................       22       4,576,749     1.14     208,034     6.615    78.65     83.74      670      41.58
September 2010 .....................       23       4,046,234     1.01     175,923     7.439    79.65     80.31      592      41.57
October  2010 ......................       39       8,977,826     2.23     230,201     6.722    75.98     78.51      640      39.47
November 2010 ......................       18       3,474,958     0.86     193,053     7.075    79.62     80.65      639      37.49
January 2020 .......................        2          56,899     0.01      28,449     9.994   100.00    100.00      630      34.47
February 2020 ......................        3          82,389     0.02      27,463    10.266   100.00    100.00      622      41.93
March 2020 .........................        2          41,849     0.01      20,925    10.893   100.00    100.00      605      47.12
April 2020 .........................        5         102,309     0.03      20,462    10.466   100.00    100.00      633      37.76

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Next Rate Adjustment Dates         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
May 2020 ...........................        1          14,941     0.00      14,941     9.625   100.00    100.00      640      41.77
October 2020 .......................        2         537,868     0.13     268,934     6.200    66.96     66.96      647      51.94
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,296     401,976,148   100.00     175,077     7.549    78.85     81.45      607      40.77
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Next Rate Adjustment Date:    December 2007
                    Minimum Next Rate Adjustment Date:             February 2006
                    Maximum Next Rate Adjustment Date:              October 2020

                           The Group I Mortgage Loans

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
    Geographic Distribution of        Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Mortgaged Properties            Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
California .........................      346      86,462,133    17.57     249,891     6.777    74.74     76.30      617      42.10
Florida ............................      315      47,367,400     9.63     150,373     7.733    78.08     78.90      607      40.37
Massachusetts ......................      184      38,138,152     7.75     207,273     7.168    74.92     75.91      621      41.86
New York ...........................      163      35,402,079     7.19     217,191     7.359    72.40     74.09      612      41.06
New Jersey .........................      130      26,377,568     5.36     202,904     7.682    75.96     76.47      604      42.56
Virginia ...........................      141      21,966,001     4.46     155,787     7.760    77.69     79.83      599      40.63
Michigan ...........................      170      21,547,487     4.38     126,750     8.123    84.02     87.54      604      40.13
Texas ..............................      219      19,508,151     3.96      89,078     8.371    80.92     84.93      598      38.78
Arizona ............................       87      13,784,909     2.80     158,447     7.789    76.34     78.92      599      39.00
Georgia ............................       94      12,568,739     2.55     133,710     8.184    83.83     86.75      594      38.02
Illinois ...........................       84      12,263,708     2.49     145,997     8.262    80.50     82.38      599      39.42
Pennsylvania .......................      117      12,101,464     2.46     103,431     8.214    79.16     83.07      608      37.89
Connecticut ........................       67      11,360,617     2.31     169,561     7.310    77.36     80.41      615      41.08
Ohio ...............................      107      11,082,620     2.25     103,576     8.287    84.40     88.69      610      40.60
Maryland ...........................       57      10,709,952     2.18     187,894     7.334    75.74     76.45      599      40.57
Other ..............................      869     111,421,588    22.64     128,218     7.873    81.75     86.23      614      40.46
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                         Distribution by Occupancy Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
          Occupancy Type               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Primary ............................    2,904     451,481,099    91.75     155,469     7.570    78.03     80.69      606      40.93
Investment .........................      200      32,187,316     6.54     160,937     8.140    80.20     80.23      664      38.42
Second Home ........................       46       8,394,152     1.71     182,482     7.071    77.95     79.88      638      40.49
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                          Distribution by Property Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Property Type               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Single Family ......................    2,506     375,014,360    76.21     149,647     7.610    78.05     80.58      606      40.51
Planned Unit Development ...........      258      46,840,184     9.52     181,551     7.524    80.12     83.36      610      41.50
Condominium ........................      140      21,418,904     4.35     152,992     7.748    77.65     80.78      617      42.58
Two-to-Four Family .................      189      42,191,364     8.57     223,235     7.463    77.24     78.41      639      41.13
Manufactured Housing ...............       57       6,597,756     1.34     115,750     7.889    78.86     78.86      642      41.33
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                          Distribution by Loan Purpose

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Loan Purpose                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Refinance - Cash-out ...............    2,016     360,592,935    73.28     178,866     7.503    76.32     77.20      604      40.22
Purchase ...........................      898      96,139,268    19.54     107,059     7.899    84.44     92.81      634      42.65
Refinance - Rate Term ..............      236      35,330,365     7.18     149,705     7.765    80.03     82.73      612      41.06
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                       Distribution by Documentation Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
        Documentation Type             Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Full Documentation .................    2,229     309,498,218    62.90     138,851     7.663    79.56     82.96      602      41.65
Stated Documentation ...............      916     181,733,555    36.93     198,399     7.485    75.84     76.76      625      39.20
Limited Documentation ..............        5         830,795     0.17     166,159     8.753    70.17     70.17      539      37.87
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                          Distribution by Credit Score

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Range of Credit Score           Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Not Available ......................       23       2,254,203     0.46      98,009     9.081    74.68     74.68     0.00      40.81
500 - 519 ..........................      222      37,161,499     7.55     167,394     8.633    74.77     74.93      510      41.13
520 - 539 ..........................      212      32,004,348     6.50     150,964     8.698    74.00     74.07      529      40.10
540 - 559 ..........................      236      35,578,304     7.23     150,756     8.236    72.91     73.08      549      40.05
560 - 579 ..........................      326      44,995,137     9.14     138,022     7.845    72.74     73.58      569      38.85
580 - 599 ..........................      471      66,519,004    13.52     141,229     7.642    78.33     82.41      589      41.94
600 - 619 ..........................      445      68,254,636    13.87     153,381     7.540    80.95     84.21      609      41.51
620 - 639 ..........................      393      65,255,838    13.26     166,045     7.215    80.87     83.65      629      40.68
640 - 659 ..........................      253      39,030,216     7.93     154,270     7.242    79.02     82.04      649      38.96
660 - 679 ..........................      188      31,778,150     6.46     169,033     7.080    81.11     85.10      670      42.07
680 - 699 ..........................      167      30,917,422     6.28     185,134     6.731    80.94     84.00      689      40.65
700 - 719 ..........................       85      14,212,720     2.89     167,208     6.909    81.88     86.31      709      41.47
720 - 739 ..........................       57      10,411,390     2.12     182,656     7.019    82.21     86.78      729      43.22
740 - 759 ..........................       34       6,643,090     1.35     195,385     6.729    82.16     85.57      750      41.66
760 - 779 ..........................       23       4,530,175     0.92     196,964      7.05    81.86     84.55      770      39.90
780 - 799 ..........................       11       1,996,564     0.41     181,506     6.288    66.38     67.29      785      33.11
800 - 819 ..........................        4         519,872     0.11     129,968     6.657    72.30     79.59      805      46.37
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Credit Score:                      610
                    Minimum Credit Score:                               500
                    Maximum Credit Score:                               809
                    Standard Deviation Credit Score:                     78

                           The Group I Mortgage Loans

                     Distribution by Prepayment Penalty Term

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
  Prepayment Penalty Term (months)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
None ...............................    1,019     141,853,522    28.83     139,209     7.891    77.69     79.36      606      40.82
12 .................................      169      39,145,889     7.96     231,632     7.229    75.15     77.08      621      40.99
24 .................................    1,430     234,505,320    47.66     163,990     7.569    80.07     83.12      604      40.85
30 .................................        2         417,107     0.08     208,554     7.607    80.00     92.65      566      31.37
36 .................................      528      75,943,009    15.43     143,831     7.333    74.75     77.20      632      40.32
60 .................................        2         197,720     0.04      98,860     9.757    80.00     80.00      548      27.26
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                          Distribution by Lien Position

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Lien Position               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1st Lien ...........................    2,809     478,925,474    97.33     170,497     7.516    77.80     80.34      610      40.70
2nd Lien ...........................      341      13,137,094     2.67      38,525    10.642    91.76     91.76      623      42.77
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group I Mortgage Loans

                          Distribution by Credit Grade

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Credit Grade                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
AA+ ................................    2,258     347,343,717    70.59     153,828     7.352    79.61     82.93      630      41.07
AA .................................      407      67,209,395    13.66     165,134     7.830    77.40     78.16      568      40.83
A ..................................      212      36,873,585     7.49     173,932     8.043    74.15     74.31      557      40.18
B ..................................      169      25,505,507     5.18     150,920     8.727    72.63     72.83      548      39.34
CC .................................       30       4,098,159     0.83     136,605     9.854    61.09     61.09      564      35.94
C ..................................       74      11,032,204     2.24     149,084     9.047    70.22     70.36      559      37.47
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    3,150     492,062,568   100.00     156,210     7.599    78.17     80.65      610      40.76
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                          Distribution by Product Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Product Type                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
10 Year Fixed ......................        6         486,119     0.05      81,020     7.841    60.27     60.27      616      37.27
15 Year Fixed ......................       35       4,762,051     0.50     136,059     7.713    70.29     70.56      635      38.33
20 Year Fixed ......................       29       3,898,175     0.41     134,420     7.535    71.89     73.17      623      41.49
30 Year Fixed ......................    1,691     237,567,229    24.91     140,489     7.544    78.82     80.93      652      40.50
30 Year Fixed 5 Year Interest Only .       33      13,460,898     1.41     407,906     6.260    77.16     78.79      681      41.20
30/40 Year Fixed (Balloon) .........       36      11,072,054     1.16     307,557     6.431    75.31     77.53      653      44.20
2/13 ARM ...........................        3       1,024,403     0.11     341,468     6.378    63.42     63.42      584      41.07
ARM 30 Year ........................        9       2,594,442     0.27     288,271     7.006    78.64     81.04      609      49.14
2/28 ARM ...........................    1,762     340,288,020    35.68     193,126     7.632    79.48     84.16      609      40.57
2/28 ARM 5 Year Interest Only ......      592     207,927,853    21.80     351,229     6.809    84.18     89.89      641      42.82
3/27 ARM ...........................       69      15,543,022     1.63     225,261     7.378    79.12     82.04      630      40.97
3/27 ARM 5 Year Interest Only ......       31       9,894,888     1.04     319,190     6.760    82.09     85.13      652      41.04
5/25 ARM ...........................      130      38,585,095     4.05     296,808     6.623    74.77     77.19      656      41.24
5/25 ARM 5 Year Interest Only ......       69      30,704,788     3.22     444,997     6.245    79.74     83.96      667      40.97
15/15 ARM ..........................       25         820,378     0.09      32,815    10.570    98.95     98.95      620      39.99
15/15 ARM 5 Year Interest Only .....        1         171,875     0.02     171,875    10.500    95.00     95.00      646      34.32
30/40 Year ARM 2/28 (Balloon) ......       92      30,118,248     3.16     327,372     7.129    75.97     78.89      595      40.19
30/40 Year ARM 3/27 (Balloon) ......        6       1,981,379     0.21     330,230     6.923    77.86     77.86      636      42.59
30/40 Year ARM 5/25 (Balloon) ......        9       2,741,731     0.29     304,637     6.271    81.22     83.79      603      43.60
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                      Distribution by Gross Mortgage Rates

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
  Range of Gross Mortgage Rates (%)    Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
  5.000 - 5.499 ....................       53      24,322,815     2.55     458,921     5.260    72.92     77.22      690      42.95
  5.500 - 5.999 ....................      370     135,822,016    14.24     367,087     5.831    74.85     79.91      674      40.78
  6.000 - 6.499 ....................      405     133,669,471    14.02     330,048     6.261    77.48     81.83      661      41.61
  6.500 - 6.999 ....................      683     189,650,159    19.89     277,672     6.751    78.23     83.20      638      41.39
  7.000 - 7.499 ....................      487     115,562,741    12.12     237,295     7.250    80.23     84.63      627      41.17
  7.500 - 7.999 ....................      620     130,141,795    13.65     209,906     7.739    81.70     85.87      611      41.06
  8.000 - 8.499 ....................      365      64,608,728     6.77     177,010     8.234    84.07     87.57      602      39.95
  8.500 - 8.999 ....................      414      60,619,552     6.36     146,424     8.716    83.34     84.99      589      41.50
  9.000 - 9.499 ....................      225      27,437,889     2.88     121,946     9.236    83.05     83.92      576      40.76
  9.500 - 9.999 ....................      318      30,792,111     3.23      96,831     9.719    87.25     87.52      609      40.81
10.000 - 10.499 ....................      162      13,752,686     1.44      84,893    10.221    86.75     86.83      599      42.17
10.500 - 10.999 ....................      171      12,122,184     1.27      70,890    10.728    90.34     90.57      600      40.33
11.000 - 11.499 ....................      106       5,818,630     0.61      54,893    11.204    92.17     92.40      596      39.79
11.500 - 11.999 ....................      211       8,097,448     0.85      38,377    11.641    96.34     96.34      580      41.80
12.000 - 12.499 ....................       32       1,025,318     0.11      32,041    12.010    91.07     91.07      567      40.28
12.500 - 12.999 ....................        2          49,964     0.01      24,982    12.830    81.87     81.87      533      43.23
13.000 - 13.499 ....................        3         114,184     0.01      38,061    13.124    81.30     81.30      543      41.04
13.500 - 13.999 ....................        1          34,955     0.00      34,955    13.730    65.92     65.92      509      37.29
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Gross Mortgage Rate (%):         7.278
                    Minimum Gross Mortgage Rate (%):                  5.000
                    Maximum Gross Mortgage Rate (%):                 13.730
                    Standard Deviation (%):                           1.670

                           The Group II Mortgage Loans

           Distribution by Statistical Cut-off Date Principal Balance

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
 Range of Statistical Cut-off Date    Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Principal Balances ($)          Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
         0.01 - 50,000.00 ..........      499      16,284,037     1.71      32,633    10.589    94.43     94.43      619      39.57
    50,000.01 - 100,000.00 .........      916      69,222,030     7.26      75,570     8.980    82.92     87.28      624      38.83
   100,000.01 - 150,000.00 .........      858     106,273,175    11.14     123,862     7.989    79.99     86.25      619      39.54
   150,000.01 - 200,000.00 .........      602     104,393,644    10.95     173,411     7.621    79.14     84.32      616      40.08
   200,000.01 - 250,000.00 .........      441      99,050,881    10.39     224,605     7.268    78.77     83.39      623      40.95
   250,000.01 - 300,000.00 .........      341      93,827,753     9.84     275,155     7.161    79.17     83.72      628      42.11
   300,000.01 - 350,000.00 .........      218      70,563,027     7.40     323,684     6.931    80.55     84.59      634      42.48
   350,000.01 - 400,000.00 .........      150      55,941,436     5.87     372,943     6.809    80.27     85.06      639      42.30
   400,000.01 - 450,000.00 .........      154      65,976,870     6.92     428,421     6.787    80.85     83.87      640      41.68
   450,000.01 - 500,000.00 .........      140      66,544,093     6.98     475,315     6.534    81.45     84.41      652      42.15
   500,000.01 - 550,000.00 .........       94      49,276,030     5.17     524,213     6.686    79.77     83.08      648      43.34
   550,000.01 - 600,000.00 .........       66      38,032,144     3.99     576,245     6.908    83.15     84.44      646      41.44
   600,000.01 - 650,000.00 .........       38      23,694,449     2.48     623,538     6.792    81.30     83.74      630      39.98
   650,000.01 - 700,000.00 .........       34      22,999,476     2.41     676,455     6.679    77.30     79.39      653      43.37
   700,000.01 - 750,000.00 .........       17      12,254,870     1.29     720,875     6.225    79.96     81.71      673      45.14
   750,000.01 - 800,000.00 .........       16      12,535,263     1.31     783,454     6.190    76.64     79.16      660      42.32
   800,000.01 - 850,000.00 .........       11       9,105,404     0.95     827,764     6.309    74.46     74.46      646      38.68
   850,000.01 - 900,000.00 .........        7       6,182,117     0.65     883,160     6.455    70.19     73.02      618      41.93
   900,000.01 - 950,000.00 .........        5       4,632,934     0.49     926,587     6.519    82.01     82.01      663      42.55
   950,000.01 - 1,000,000.00 .......       10       9,839,096     1.03     983,910     6.722    65.87     65.87      623      41.39
1,000,000.01 and above .............       11      17,013,918     1.78    1,546,720    6.053    66.03     66.03      666      38.73
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

    Average Statistical Cut-off Date Principal Balance ($):   206,059.34
    Minimum Statistical Cut-off Date Principal Balance ($):    14,980.46
    Maximum Statistical Cut-off Date Principal Balance ($): 3,159,167.63
    Standard Deviation ($):                                   178,249.15

                           The Group II Mortgage Loans

                   Distribution by Original Principal Balance

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
              Range of                Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
   Original Principal Balances ($)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
         0.01 - 50,000.00 ..........      497      16,209,053     1.70      32,614    10.589    94.68     94.68      620      39.60
    50,000.01 - 100,000.00 .........      915      68,997,348     7.24      75,407     8.983    82.88     87.26      624      38.80
   100,000.01 - 150,000.00 .........      858     106,123,942    11.13     123,688     7.991    79.98     86.25      619      39.57
   150,000.01 - 200,000.00 .........      604     104,642,545    10.97     173,249     7.622    79.14     84.31      616      40.05
   200,000.01 - 250,000.00 .........      440      98,751,746    10.36     224,436     7.274    78.87     83.46      624      40.93
   250,000.01 - 300,000.00 .........      341      93,727,065     9.83     274,859     7.156    79.08     83.69      629      42.13
   300,000.01 - 350,000.00 .........      216      69,765,669     7.32     322,989     6.921    80.65     84.73      634      42.38
   350,000.01 - 400,000.00 .........      154      57,338,615     6.01     372,329     6.826    80.13     84.80      637      42.44
   400,000.01 - 450,000.00 .........      154      65,976,870     6.92     428,421     6.787    80.85     83.87      640      41.68
   450,000.01 - 500,000.00 .........      139      66,045,278     6.93     475,146     6.536    81.48     84.45      651      42.13
   500,000.01 - 550,000.00 .........       95      49,774,845     5.22     523,946     6.682    79.75     83.03      649      43.35
   550,000.01 - 600,000.00 .........       66      38,032,144     3.99     576,245     6.908    83.15     84.44      646      41.44
   600,000.01 - 650,000.00 .........       38      23,694,449     2.48     623,538     6.792    81.30     83.74      630      39.98
   650,000.01 - 700,000.00 .........       34      22,999,476     2.41     676,455     6.679    77.30     79.39      653      43.37
   700,000.01 - 750,000.00 .........       17      12,254,870     1.29     720,875     6.225    79.96     81.71      673      45.14
   750,000.01 - 800,000.00 .........       16      12,535,263     1.31     783,454     6.190    76.64     79.16      660      42.32
   800,000.01 - 850,000.00 .........       11       9,105,404     0.95     827,764     6.309    74.46     74.46      646      38.68
   850,000.01 - 900,000.00 .........        7       6,182,117     0.65     883,160     6.455    70.19     73.02      618      41.93
   900,000.01 - 950,000.00 .........        5       4,632,934     0.49     926,587     6.519    82.01     82.01      663      42.55
   950,000.01 - 1,000,000.00 .......       10       9,839,096     1.03     983,910     6.722    65.87     65.87      623      41.39
1,000,000.01 and above .............       11      17,013,918     1.78    1,546,720    6.053    66.03     66.03      666      38.73
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Average Original Principal Balance ($):         206,545.73
                    Minimum Original Principal Balance ($):          15,000.00
                    Maximum Original Principal Balance ($):       3,190,000.00
                    Standard Deviation ($):                         178,679.26

                           The Group II Mortgage Loans

                   Distribution by Remaining Term to Maturity

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
              Range of                Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Remaining Term to Maturity(months)    Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
111 - 120 ..........................        6         486,119     0.05      81,020     7.841    60.27     60.27      616      37.27
171 - 180 ..........................       38       5,786,454     0.61     152,275     7.477    69.07     69.30      626      38.81
231 - 240 ..........................       29       3,898,175     0.41     134,420     7.535    71.89     73.17      623      41.49
341 - 350 ..........................       19       2,800,021     0.29     147,370     7.667    99.06     99.06      657      43.18
351 - 360 ..........................    4,536     940,671,878    98.64     207,379     7.274    79.96     83.92      633      41.17
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Remaining Term to Maturity (months):   355
                    Minimum Remaining Term to Maturity (months):            115
                    Maximum Remaining Term to Maturity (months):            359
                    Standard Deviation (months):                             21

                           The Group II Mortgage Loans

                    Distribution by Original Term to Maturity

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
      Stated Original Term to         Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
         Maturity (months)             Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
120 ................................        6         486,119     0.05      81,020     7.841    60.27     60.27      616      37.27
180 ................................       38       5,786,454     0.61     152,275     7.477    69.07     69.30      626      38.81
240 ................................       29       3,898,175     0.41     134,420     7.535    71.89     73.17      623      41.49
360 ................................    4,555     943,471,899    98.93     207,129     7.275    80.01     83.96      633      41.18
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

               Weighted Average Original Term to Maturity (months):  358
               Minimum Original Term to Maturity (months):           120
               Maximum Original Term to Maturity (months):           360
               Standard Deviation (months):                           21

                           The Group II Mortgage Loans

                  Distribution by Original Loan-to-Value Ratios

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
             Range of                 Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Original Loan-to-Value Ratios (%)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Less than or equal to 30.00 ........       28       3,380,619     0.35     120,736     7.516    24.01     24.01      604      39.04
30.01 - 35.00 ......................       14       2,816,200     0.30     201,157     7.504    32.48     32.48      634      39.82
35.01 - 40.00 ......................       31       6,358,144     0.67     205,101     7.154    37.97     37.97      617      39.96
40.01 - 45.00 ......................       32       5,118,415     0.54     159,950     7.337    42.85     43.15      599      44.02
45.01 - 50.00 ......................       60      10,002,479     1.05     166,708     7.306    47.99     47.99      602      35.90
50.01 - 55.00 ......................       83      18,175,020     1.91     218,976     7.003    53.12     53.22      604      38.03
55.01 - 60.00 ......................      127      31,267,714     3.28     246,202     6.809    58.23     58.33      605      38.59
60.01 - 65.00 ......................      212      56,062,256     5.88     264,445     6.855    63.41     63.96      606      39.54
65.01 - 70.00 ......................      220      59,808,009     6.27     271,855     6.854    68.76     69.25      628      38.90
70.01 - 75.00 ......................      246      66,223,446     6.94     269,201     6.996    73.91     74.19      610      39.68
75.01 - 80.00 ......................    1,580     351,698,492    36.88     222,594     6.988    79.77     90.13      640      41.35
80.01 - 85.00 ......................      316      77,142,189     8.09     244,121     7.107    84.17     84.17      634      41.61
85.01 - 90.00 ......................      302      78,202,336     8.20     258,948     7.349    89.49     89.50      649      42.91
90.01 - 95.00 ......................      386     102,079,740    10.70     264,455     7.654    94.72     94.72      632      42.88
95.01 - 100.00 .....................      991      85,307,587     8.95      86,082     9.120    99.90     99.90      646      42.46
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                Weighted Average Original Loan-to-Value Ratios (%):  79.90
                Minimum Original Loan-to-Value Ratios (%):           15.83
                Maximum Original Loan-to-Value Ratios (%):          100.00
                Standard Deviation (%):                              14.64

                           The Group II Mortgage Loans

             Distribution by Original Combined Loan-to-Value Ratios

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
             Range of                    of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
  Original Combined Loan-to-Value     Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
            Ratios (%)                 Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Less than or equal to 30.00 ........       28       3,380,619     0.35     120,736     7.516    24.01     24.01      604      39.04
30.01 - 35.00 ......................       14       2,816,200     0.30     201,157     7.504    32.48     32.48      634      39.82
35.01 - 40.00 ......................       31       6,358,144     0.67     205,101     7.154    37.97     37.97      617      39.96
40.01 - 45.00 ......................       31       5,061,591     0.53     163,277     7.314    42.87     42.87      600      44.04
45.01 - 50.00 ......................       60      10,002,479     1.05     166,708     7.306    47.99     47.99      602      35.90
50.01 - 55.00 ......................       82      18,058,807     1.89     220,229     7.010    53.12     53.12      604      38.06
55.01 - 60.00 ......................      126      31,198,796     3.27     247,609     6.805    58.24     58.24      605      38.58
60.01 - 65.00 ......................      206      54,681,624     5.73     265,445     6.854    63.39     63.39      606      39.71
65.01 - 70.00 ......................      221      58,651,128     6.15     265,390     6.861    68.65     68.73      629      38.54
70.01 - 75.00 ......................      244      64,353,487     6.75     263,744     6.991    73.89     73.90      611      39.57
75.01 - 80.00 ......................      634     167,681,701    17.58     264,482     7.159    79.46     79.51      624      40.62
80.01 - 85.00 ......................      318      78,090,002     8.19     245,566     7.091    84.08     84.18      634      41.68
85.01 - 90.00 ......................      307      81,400,919     8.54     265,150     7.326    88.87     89.45      646      43.05
90.01 - 95.00 ......................      416     109,441,215    11.48     263,080     7.603    93.72     94.73      634      42.85
95.01 - 100.00 .....................    1,910     262,465,936    27.52     137,417     7.580    86.42     99.95      652      42.08
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

       Weighted Average Original Combined Loan-to-Value Ratios (%):   83.82
       Minimum Original Combined Loan-to-Value Ratios (%):            15.83
       Maximum Original Combined Loan-to-Value Ratios (%):           100.00
       Standard Deviation (%):                                        16.10

                           The Group II Mortgage Loans

                           Distribution by Debt Ratio

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Range of Debt Ratios            Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Not Available ......................       34       8,275,756     0.87     243,405     7.048    76.66     76.66      702       0.00
 0.01 - 30.00 ......................      670     113,209,558    11.87     168,969     7.392    75.32     78.03      624      24.28
30.01 - 35.00 ......................      590     112,541,992    11.80     190,749     7.229    77.63     81.45      633      32.85
35.01 - 40.00 ......................      757     151,540,336    15.89     200,185     7.304    80.52     84.47      635      37.77
40.01 - 45.00 ......................      969     196,959,565    20.65     203,261     7.311    81.54     86.25      638      42.57
45.01 - 50.00 ......................      946     229,247,382    24.04     242,333     7.192    80.61     84.25      633      47.44
50.01 - 55.00 ......................      573     121,443,229    12.73     211,943     7.326    81.84     86.38      625      52.20
55.01 and above ....................       89      20,424,829     2.14     229,492     7.156    79.39     83.31      621      56.19
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Debt Ratio (%):                  41.17
                    Minimum Debt Ratio (%):                            0.47
                    Maximum Debt Ratio (%):                           59.98
                    Standard Deviation (%):                            9.80

                           The Group II Mortgage Loans

                          Distribution by Gross Margin

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Range of Gross Margins (%)         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
2.000 - 2.249 ......................        1         324,330     0.05     324,330     5.830    77.20     77.20      669      40.78
3.000 - 3.249 ......................        3       4,541,864     0.67    1,513,955    5.111    65.31     65.31      692      46.98
3.250 - 3.499 ......................        3       1,118,358     0.16     372,786     5.242    67.78     67.78      741      38.61
3.500 - 3.749 ......................       16       4,838,160     0.71     302,385     5.887    74.78     83.76      699      39.62
3.750 - 3.999 ......................       41      20,228,010     2.96     493,366     5.655    75.77     83.31      696      40.41
4.000 - 4.249 ......................       92      31,841,113     4.67     346,099     5.880    77.60     86.37      679      41.65
4.250 - 4.499 ......................      113      38,865,561     5.70     343,943     6.049    77.76     85.76      668      42.08
4.500 - 4.749 ......................      194      64,985,351     9.52     334,976     6.288    77.51     84.63      657      42.78
4.750 - 4.999 ......................      228      66,422,894     9.73     291,328     6.549    77.44     84.19      647      40.68
5.000 - 5.249 ......................      256      63,472,127     9.30     247,938     6.798    79.47     85.80      636      41.02
5.250 - 5.499 ......................      270      69,806,333    10.23     258,542     7.078    81.60     86.05      622      40.94
5.500 - 5.749 ......................      259      58,933,446     8.64     227,542     7.346    81.84     86.70      620      41.80
5.750 - 5.999 ......................      267      63,050,925     9.24     236,146     7.558    82.72     85.80      610      41.74
6.000 - 6.249 ......................      226      50,514,975     7.40     223,518     7.834    83.38     86.56      597      41.59
6.250 - 6.499 ......................      193      37,205,431     5.45     192,774     8.148    85.05     86.60      592      40.92
6.500 - 6.749 ......................      144      28,847,826     4.23     200,332     8.387    86.82     87.89      591      41.52
6.750 - 6.999 ......................      118      21,844,029     3.20     185,119     8.582    83.14     83.88      576      38.99
7.000 - 7.249 ......................      101      17,669,397     2.59     174,945     8.838    82.77     83.50      562      38.95
7.250 - 7.499 ......................       68       8,823,097     1.29     129,751     9.289    82.35     82.64      557      40.45
7.500 - 7.749 ......................       57       8,808,117     1.29     154,528     9.337    81.17     81.33      544      43.17
7.750 - 7.999 ......................       47       7,193,969     1.05     153,063     9.553    83.51     83.72      544      43.51
8.000 - 8.249 ......................       73       9,942,430     1.46     136,198    10.014    78.80     79.09      538      41.44
8.250 - 8.499 ......................       13       1,568,563     0.23     120,659     9.977    86.24     86.24      539      41.07
8.500 - 8.749 ......................       11       1,460,551     0.21     132,777     9.869    56.85     56.85      528      38.86
8.750 - 8.999 ......................        4          89,265     0.01      22,316    10.750   100.00    100.00      611      39.95
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Gross Margin (%):                5.478
                    Minimum Gross Margin (%):                         2.000
                    Maximum Gross Margin (%):                         8.750
                    Standard Deviation (%):                           1.040

                           The Group II Mortgage Loans

                      Distribution by Minimum Mortgage Rate

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Minimum Mortgage Rates (%)   Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
 5.000 - 5.499 .....................       42      20,222,225     2.96     481,482     5.254    75.15     79.71      678      42.30
 5.500 - 5.999 .....................      216      83,702,359    12.27     387,511     5.802    75.98     83.28      668      41.21
 6.000 - 6.499 .....................      252      88,763,228    13.01     352,235     6.267    79.78     85.16      657      42.35
 6.500 - 6.999 .....................      483     141,485,258    20.73     292,930     6.755    79.85     85.67      635      41.94
 7.000 - 7.499 .....................      373      91,338,861    13.39     244,876     7.249    81.35     86.07      623      41.17
 7.500 - 7.999 .....................      491     106,455,863    15.60     216,814     7.741    82.51     86.91      607      41.08
 8.000 - 8.499 .....................      282      54,639,119     8.01     193,756     8.234    84.63     87.67      599      40.17
 8.500 - 8.999 .....................      283      47,351,352     6.94     167,319     8.721    83.16     84.87      576      41.46
 9.000 - 9.499 .....................      149      21,287,739     3.12     142,871     9.243    81.49     82.30      558      40.09
 9.500 - 9.999 .....................      108      15,595,282     2.29     144,401     9.730    80.67     81.06      547      39.96
10.000 - 10.499 ....................       62       6,846,875     1.00     110,433    10.207    80.38     80.38      558      42.97
10.500 - 10.999 ....................       38       3,215,247     0.47      84,612    10.730    81.39     82.24      553      34.98
11.000 - 11.499 ....................       13       1,094,783     0.16      84,214    11.207    77.92     79.17      553      35.58
11.500 - 11.999 ....................        4         256,155     0.04      64,039    11.678    84.60     84.60      562      41.69
12.000 - 12.499 ....................        2         141,775     0.02      70,888    12.035    68.60     68.60      520      46.66
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Minimum Mortgage Rate: (%):      7.213
                    Minimum Minimum Mortgage Rate (%):                5.000
                    Maximum Minimum Mortgage Rate (%):               12.100
                    Standard Deviation (%):                           1.234

                           The Group II Mortgage Loans

                      Distribution by Maximum Mortgage Rate

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
 Range of Maximum Mortgage Rates (%)   Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
 9.500 - 9.999 .....................        1         187,690     0.03     187,690     6.990    80.00    100.00      631      47.22
10.000 - 10.499 ....................        1         230,747     0.03     230,747     7.350    95.00     95.00      669      48.00
10.500 - 10.999 ....................        2         363,331     0.05     181,665     7.797    81.93     81.93      604      48.83
11.000 - 11.499 ....................       43      20,393,210     2.99     474,261     5.280    75.19     79.71      676      42.33
11.500 - 11.999 ....................      220      84,068,554    12.32     382,130     5.815    75.99     83.25      667      41.22
12.000 - 12.499 ....................      251      88,471,642    12.96     352,477     6.263    79.78     85.18      657      42.34
12.500 - 12.999 ....................      481     141,096,113    20.68     293,339     6.755    79.85     85.65      635      41.94
13.000 - 13.499 ....................      373      91,399,701    13.39     245,039     7.249    81.31     86.03      623      41.16
13.500 - 13.999 ....................      488     105,863,147    15.51     216,933     7.739    82.51     86.94      607      41.05
14.000 - 14.499 ....................      282      54,756,099     8.02     194,171     8.232    84.59     87.62      599      40.15
14.500 - 14.999 ....................      279      46,713,010     6.85     167,430     8.717    83.73     85.45      576      41.28
15.000 - 15.499 ....................      149      21,287,739     3.12     142,871     9.243    81.49     82.30      558      40.09
15.500 - 15.999 ....................      107      15,450,984     2.26     144,402     9.730    80.63     81.03      547      39.90
16.000 - 16.499 ....................       62       6,846,875     1.00     110,433    10.207    80.38     80.38      558      42.97
16.500 - 16.999 ....................       38       3,215,247     0.47      84,612    10.730    81.39     82.24      553      34.98
17.000 - 17.499 ....................       13       1,094,783     0.16      84,214    11.207    77.92     79.17      553      35.58
17.500 - 17.999 ....................        4         256,155     0.04      64,039    11.678    84.60     84.60      562      41.69
18.000 - 18.499 ....................        2         141,775     0.02      70,888    12.035    68.60     68.60      520      46.66
18.500 - 18.999 ....................        2         559,320     0.08     279,660     8.732    45.42     45.42      545      55.45
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Maximum Mortgage Rate (%):      13.211
                    Minimum Maximum Mortgage Rate (%):                9.990
                    Maximum Maximum Mortgage Rate (%):               18.990
                    Standard Deviation (%):                           1.248

                           The Group II Mortgage Loans

                      Distribution by Initial Periodic Cap

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
     Initial Periodic Cap (%)          Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1.000 ..............................        9       2,594,442     0.38     288,271     7.006    78.64     81.04      609      49.14
2.000 ..............................       89      29,445,846     4.32     330,852     6.891    74.01     76.56      593      40.07
3.000 ..............................    2,700     650,355,833    95.30     240,873     7.229    80.84     85.60      626      41.39
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Initial Periodic Cap (%):        2.949
                    Minimum Initial Periodic Cap (%):                 1.000
                    Maximum Initial Periodic Cap (%):                 3.000
                    Standard Deviation (%):                           0.208

                           The Group II Mortgage Loans

                     Distribution by Subsequent Periodic Cap

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Subsequent Periodic Cap (%)        Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1.000 ..............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Subsequent Periodic Cap (%):     1.000
                    Minimum Subsequent Periodic Cap (%):              1.000
                    Maximum Subsequent Periodic Cap (%):              1.000
                    Standard Deviation (%):                           0.000

                           The Group II Mortgage Loans

                    Distribution by Next Rate Adjustment Date

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Next Rate Adjustment Dates         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
February 2006 ......................        1         247,021     0.04     247,021     7.250    80.00    100.00      715      53.28
March 2006 .........................        5       1,235,082     0.18     247,016     7.048    75.82     76.84      560      47.39
April 2006 .........................        1         514,025     0.08     514,025     6.250    91.24     91.24      717      50.22
May 2006 ...........................        1         249,496     0.04     249,496     5.950   100.00    100.00      649      46.21
June 2006 ..........................        2         517,064     0.08     258,532     7.195    99.27     99.27      655      44.78
July 2006 ..........................        2         828,385     0.12     414,193     8.376    80.57     80.57      589      45.40
August 2006 ........................        1         469,991     0.07     469,991     7.100   100.00    100.00      638      39.16
November 2006 ......................        1         378,038     0.06     378,038     6.800   100.00    100.00      634      43.93
January 2007 .......................        1         468,492     0.07     468,492     6.700    95.19     95.19      712      47.80
March 2007 .........................        1         120,966     0.02     120,966     7.500   100.00    100.00      755      48.52
April 2007 .........................        1         140,966     0.02     140,966     7.700   100.00    100.00      728      47.56
May 2007 ...........................       20       4,447,968     0.65     222,398     7.754    99.14     99.14      639      41.39
June 2007 ..........................       58      10,100,138     1.48     174,140     8.064    96.95     97.91      629      42.67
July 2007 ..........................      144      23,001,615     3.37     159,733     7.810    75.42     76.06      606      38.03
August 2007 ........................      487     102,282,456    14.99     210,026     7.217    78.48     85.69      617      41.36
September 2007 .....................      758     153,484,755    22.49     202,486     7.650    80.91     85.20      589      40.41
October 2007 .......................      654     195,742,325    28.68     299,300     6.981    81.13     85.88      634      41.59
November 2007 ......................      315      85,789,668    12.57     272,348     7.309    81.64     87.54      643      43.22
December 2007 ......................        5       1,934,515     0.28     386,903     7.409    84.49     88.74      698      41.59
June 2008 ..........................        5       1,334,880     0.20     266,976     8.204   100.00    100.00      649      34.35
July 2008 ..........................       10       1,631,367     0.24     163,137     7.404    70.79     70.79      634      41.27
August 2008 ........................       24       5,495,948     0.81     228,998     6.877    73.54     78.09      658      41.07
September 2008 .....................       27       6,414,262     0.94     237,565     7.414    84.36     87.99      608      39.48
October 2008 .......................       29       8,642,558     1.27     298,019     6.818    81.20     83.37      653      43.49
November 2008 ......................       11       3,900,274     0.57     354,570     7.172    76.96     79.12      628      40.79
April 2010 .........................        2       1,007,955     0.15     503,978     5.459    66.27     66.27      720      44.64
May 2010 ...........................        8       5,129,271     0.75     641,159     5.420    67.10     67.10      713      44.34
June 2010 ..........................       15       5,147,421     0.75     343,161     6.037    72.81     78.35      735      40.58
July 2010 ..........................       18       4,428,659     0.65     246,037     6.949    76.47     77.27      620      41.33
August 2010 ........................       36       9,134,422     1.34     253,734     6.403    76.85     81.32      652      38.98
September 2010 .....................       37      10,429,149     1.53     281,869     6.979    79.97     82.05      614      41.36
October 2010 .......................       62      25,216,262     3.70     406,714     6.329    78.09     81.37      658      39.93
November 2010 ......................       30      11,538,475     1.69     384,616     6.801    80.29     84.85      659      44.15
January 2020 .......................        5         126,487     0.02      25,297    10.410   100.00    100.00      619      36.29
February 2020 ......................        4         160,090     0.02      40,022    10.655   100.00    100.00      631      42.85

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
    Next Rate Adjustment Dates         Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
March 2020 .........................        3          79,326     0.01      26,442    10.267   100.00    100.00      631      48.62
April 2020 .........................        7         211,957     0.03      30,280    10.710   100.00    100.00      620      40.23
May 2020 ...........................        3          71,919     0.01      23,973    10.685   100.00    100.00      615      30.87
September 2020 .....................        2         115,887     0.02      57,943    11.154    97.26     97.26      578      45.58
October 2020 .......................        1          54,712     0.01      54,712     9.200    90.00     90.00      676      26.84
November 2020 ......................        1         171,875     0.03     171,875    10.500    95.00     95.00      646      34.32
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    2,798     682,396,122   100.00     243,887     7.214    80.54     85.19      625      41.36
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Next Rate Adjustment Date:    January 2008
                    Minimum Next Rate Adjustment Date:             February 2006
                    Maximum Next Rate Adjustment Date:             November 2020

                           The Group II Mortgage Loans

         Distribution by Geographic Distribution of Mortgaged Properties

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
    Geographic Distribution of        Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Mortgaged Properties            Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
California .........................      826     287,629,856    30.16     348,220     6.605    78.96     82.77      648      42.21
New York ...........................      319      94,492,599     9.91     296,215     7.071    77.13     80.02      646      41.69
Florida ............................      464      88,200,009     9.25     190,086     7.582    81.82     84.62      626      40.57
Massachusetts ......................      298      72,215,480     7.57     242,334     7.202    77.18     81.11      639      41.81
Texas ..............................      395      46,426,827     4.87     117,536     7.945    82.47     88.88      618      40.11
New Jersey .........................      163      43,043,004     4.51     264,068     7.528    77.89     79.55      618      41.59
Virginia ...........................      147      27,066,755     2.84     184,128     7.479    78.96     83.58      617      39.87
Maryland ...........................       97      22,804,251     2.39     235,095     7.470    77.61     80.37      609      40.80
Michigan ...........................      166      21,436,559     2.25     129,136     8.073    83.58     87.93      610      40.94
Pennsylvania .......................      137      18,024,343     1.89     131,565     7.778    82.16     88.30      628      38.04
Arizona ............................       97      17,760,106     1.86     183,094     7.694    80.43     83.04      606      39.81
Illinois ...........................       96      15,222,183     1.60     158,564     8.191    81.21     85.37      601      40.55
Connecticut ........................       77      14,700,910     1.54     190,921     7.585    77.97     79.68      608      40.71
Ohio ...............................      129      14,355,887     1.51     111,286     7.869    83.58     89.74      628      39.74
Rhode Island .......................       75      13,326,251     1.40     177,683     7.267    77.55     82.45      623      42.17
Other ..............................    1,142     156,937,627    16.46     137,423     7.785    82.85     87.85      625      40.12
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                         Distribution by Occupancy Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
          Occupancy Type               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Primary ............................    4,379     901,683,282    94.55     205,911     7.258    79.97     84.10      631      41.31
Investment .........................      178      34,741,506     3.64     195,177     7.755    78.91     78.94      668      37.88
Second Home ........................       71      17,217,859     1.81     242,505     7.321    78.62     78.87      662      40.39
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                          Distribution by Property Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Property Type               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Single Family ......................    3,540     697,529,518    73.14     197,042     7.300    79.82     83.62      628       40.9
Planned Unit Development ...........      513     122,083,705    12.80     237,980     7.176    80.64     85.53      638      41.95
Condominium ........................      216      46,378,762     4.86     214,716     7.480    81.90     86.70      649      42.45
Two-to-Four Family .................      294      78,504,075     8.23     267,021     7.079    78.37     81.70      655       41.7
Manufactured Housing ...............       65       9,146,587     0.96     140,717     7.617    79.64     79.64      661      39.64
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                          Distribution by Loan Purpose

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Loan Purpose                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Purchase ...........................    2,387     384,756,973    40.35     161,189     7.537    84.75     93.30      647      41.57
Refinance - Cash-out ...............    2,035     528,869,097    55.46     259,887     7.084    76.58     77.22      623      40.88
Refinance - Rate Term ..............      206      40,016,577     4.20     194,255     7.347    77.28     79.77      623      41.13
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                       Distribution by Documentation Type

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
        Documentation Type             Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Full Documentation .................    3,045     526,798,628    55.24     173,004     7.397    81.34     86.08      619      41.94
Stated Documentation ...............    1,558     417,703,125    43.80     268,102      7.14    78.13     81.02      649      40.18
Limited Documentation ..............       20       7,408,241     0.78     370,412     6.769    77.75     79.83      644      40.91
Alternative Documentation ..........        5       1,732,653     0.18     346,531     6.303    81.62     87.39      614      40.21
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                          Distribution by Credit Score

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
       Range of Credit Score           Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
Not Available ......................       24       2,896,707     0.30     120,696     8.765    69.76     69.76        0      40.19
Less than 500 ......................        1         120,011     0.01     120,011     9.900    95.00     95.00      498      36.71
500 - 519 ..........................      204      38,669,557     4.05     189,557     8.559    72.03     72.40      509       40.5
520 - 539 ..........................      199      39,030,933     4.09     196,135     8.557    74.97     75.04      529      40.06
540 - 559 ..........................      220      45,260,296     4.75     205,729     8.284    74.78     74.93      550      42.01
560 - 579 ..........................      379      61,577,356     6.46     162,473     7.780    74.34     76.46      570       40.6
580 - 599 ..........................      628     109,945,888    11.53     175,073     7.543    79.83     84.58      590      41.73
600 - 619 ..........................      576     113,906,880    11.94     197,755     7.335    80.74     84.41      610      40.76
620 - 639 ..........................      630     127,199,630    13.34     201,904     7.176    81.92     85.62      629      41.84
640 - 659 ..........................      481     102,190,747    10.72     212,455     7.089    81.89     86.48      649      41.49
660 - 679 ..........................      403      89,757,054     9.41     222,722     6.932    82.45     87.65      669      41.51
680 - 699 ..........................      349      79,356,331     8.32     227,382     6.693    82.50     90.12      689      40.03
700 - 719 ..........................      220      56,572,325     5.93     257,147     6.614    80.50     84.47      708      40.44
720 - 739 ..........................      122      33,033,083     3.46     270,763     6.473    82.40     87.53      728       41.2
740 - 759 ..........................       79      18,131,367     1.90     229,511     6.671    81.13     85.34      749      43.16
760 - 779 ..........................       67      22,976,243     2.41     342,929     6.364    77.99     82.73      769      42.02
780 - 799 ..........................       34      10,428,709     1.09     306,727     6.425    82.83     86.81      787      40.64
800 - 819 ..........................       12       2,589,527     0.27     215,794     6.600    77.32     79.45      810      34.96
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278     79.9     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                    Weighted Average Credit Score:                      633
                    Minimum Credit Score:                               498
                    Maximum Credit Score:                               819
                    Standard Deviation Credit Score:                     76

                           The Group II Mortgage Loans

                     Distribution by Prepayment Penalty Term

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
  Prepayment Penalty Term (months)     Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
None ...............................    1,438     224,497,130    23.54     156,118     7.821    80.06     82.97      626      40.77
12 .................................      321     102,540,391    10.75     319,440     6.923    76.58     80.00      646      42.02
24 .................................    1,957     415,908,588    43.61     212,524     7.327    82.19     87.20      622      41.54
30 .................................        5         892,628     0.09     178,526     7.650    79.65     87.80      607      32.42
36 .................................      905     209,123,927    21.93     231,076     6.767    76.80     79.82      656      40.46
60 .................................        2         679,983     0.07     339,992     7.638    87.52     87.52      582      42.55
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                          Distribution by Lien Position

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Lien Position               Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
1st Lien ...........................    3,755     905,790,923    94.98     241,223     7.120    78.98     83.10      632      41.11
2nd Lien ...........................      873      47,851,724     5.02      54,813    10.268    97.39     97.39      650      42.19
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278    79.90     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

                           The Group II Mortgage Loans

                          Distribution by Credit Grade

                                                                 % of
                                                               Mortgage
                                                               Pool by    Average
                                                 Aggregate    Aggregate    Stat-                        Weighted
                                                   Stat-       Cut-off    istical             Weighted  Average
                                                  istical       Stat-     Cut-off   Weighted  Average   Original
                                       Number     Cut-off      istical     Date      Average  Original  Combined  Weighted  Weighted
                                         of        Date         Date     Principal   Gross    Loan-to-  Loan-to-  Average   Average
                                      Mortgage   Principal    Principal   Balance   Interest   Value     Value     Credit     Debt
           Credit Grade                Loans     Balance($)    Balance      ($)      Rate(%)    (%)       (%)      Score     Ratio
------------------------------------  -------- -------------  ---------  ---------  --------  --------  --------  --------  --------
AA+ ................................    3,756     777,712,450    81.55     207,059     7.105    81.08     85.67      647      41.20
AA .................................      435      91,734,921     9.62     210,885     7.825    77.48     78.83      578      41.56
A ..................................      189      39,829,289     4.18     210,737     7.959    74.17     74.80      562      40.41
B ..................................      156      30,827,089     3.23     197,610     8.300    71.43     71.84      553      40.44
CC .................................       25       3,226,346     0.34     129,054     9.968    52.60     52.60      546      42.58
C ..................................       67      10,312,552     1.08     153,919     8.875    68.53     68.53      559      39.72
                                      -------   ------------- --------    --------   -------  -------   -------    -----    -------
Total: .............................    4,628     953,642,647   100.00     206,059     7.278     79.9     83.82      633      41.17
                                      =======   ============= ========    ========   =======  =======   =======    =====    =======

PROSPECTUS
July 11, 2005

                      HSI Asset Securitization Corporation
                                    Depositor

                             Asset-Backed Securities
                              (Issuable in Series)

      HSI Asset Securitization Corporation from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

      For each series we will establish a trust fund consisting primarily of

      o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

      o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

      The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
      You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

      The securities will not represent obligations of HSI Asset Securitization Corporation or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including HSBC Holdings plc, HSBC Bank USA, National Association, and HSBC Securities (USA) Inc., will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

      You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                      HSBC

      We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

      This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF TERMS .........................................................     7
RISK FACTORS .............................................................    16
  Limited Liquidity of Securities May Adversely
    Affect the Market Value of Your Securities ...........................    16
  Assets of Trust Fund Are Limited .......................................    16
  Credit Enhancement Is Limited in Amount and Coverage ...................    16
  Yield Is Sensitive to Rate of Principal Prepayment .....................    17
  Borrower May Be Unable to Make Balloon Payment .........................    17
  Nature of Mortgages Could Adversely Affect Value of Properties .........    18
  Violations of Environmental Laws May Reduce Recoveries
    on Properties ........................................................    20
  Violations of Federal Laws May Adversely Affect Ability
    to Collect on Loans ..................................................    20
  Rating of the Securities Are Limited and May be
    Withdrawn or Lowered .................................................    21
  Adverse Conditions in the Residential Real Estate Markets
    May Result in a Decline in Property Values ...........................    22
  Book-Entry System for Certain Classes May Decrease Liquidity
    and Delay Payment ....................................................    22
  Unsecured Home Improvement Contracts May Experience Relatively
    Higher Losses ........................................................    23
  Mortgage Loans Underwritten as Non-Conforming Credits May Experience
    Relatively Higher Losses .............................................    23
  Assets of the Trust Fund May Include Delinquent and
    Sub-Performing Residential Loans .....................................    24
  Changes in the Market Value of Properties May Adversely
    Affect Payments on the Securities ....................................    24
DEFINED TERMS ............................................................    24
THE TRUST FUNDS ..........................................................    24
  Residential Loans ......................................................    24
  Agency Securities ......................................................    31
  Stripped Agency Securities .............................................    35
  Additional Information Concerning the Trust Funds ......................    36
USE OF PROCEEDS ..........................................................    38
YIELD CONSIDERATIONS .....................................................    38
MATURITY AND PREPAYMENT CONSIDERATIONS ...................................    40
THE DEPOSITOR ............................................................    42
RESIDENTIAL LOANS ........................................................    43
  Underwriting Standards .................................................    43
  Representations by Unaffiliated Sellers; Repurchases ...................    43
  Sub-Servicing ..........................................................    44
DESCRIPTION OF THE SECURITIES ............................................    44
  General ................................................................    44
  Assignment of Assets of the Trust Fund .................................    46
  Deposits to the Trust Account ..........................................    49
  Pre-Funding Account ....................................................    49
  Payments on Residential Loans ..........................................    49
  Payments on Agency Securities ..........................................    50
  Distributions ..........................................................    51
  Principal and Interest on the Securities ...............................    52
  Available Distribution Amount ..........................................    54
  Subordination ..........................................................    54
  Advances ...............................................................    56
  Statements to Holders of Securities ....................................    57
  Book-Entry Registration of Securities ..................................    58
  Collection and Other Servicing Procedures ..............................    62
  Realization on Defaulted Residential Loans .............................    63
  Retained Interest, Administration Compensation and
    Payment of Expenses ..................................................    65
  Evidence as to Compliance ..............................................    66
  Certain Matters Regarding the Master Servicer, the
    Depositor and the Trustee ............................................    66
  Deficiency Events ......................................................    69
  Events of Default ......................................................    70

  Amendment ..............................................................    74
  Termination ............................................................    75
  Voting Rights ..........................................................    75
DESCRIPTION OF PRIMARY INSURANCE COVERAGE ................................    75
  Primary Credit Insurance Policies ......................................    76
  FHA Insurance and VA Guarantees ........................................    76
  Primary Hazard Insurance Policies ......................................    78
DESCRIPTION OF CREDIT SUPPORT ............................................    80
  Pool Insurance Policies ................................................    81
  Special Hazard Insurance Policies ......................................    83
  Bankruptcy Bonds .......................................................    85
  Reserve Funds ..........................................................    85
  Cross-Support Provisions ...............................................    86
  Letter of Credit .......................................................    86
  Insurance Policies and Surety Bonds ....................................    86
  Excess Spread ..........................................................    86
  Overcollateralization ..................................................    87
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS ...............................    87
  General ................................................................    87
  Mortgage Loans .........................................................    88
  Cooperative Loans ......................................................    88
  Tax Aspects of Cooperative Ownership ...................................    89
  Manufactured Housing Contracts Other Than Land Contracts ...............    90
  Foreclosure on Mortgages ...............................................    92
  Foreclosure on Cooperative Shares ......................................    95
  Repossession with respect to Manufactured Housing Contracts that
    are not Land Contracts ...............................................    96
  Rights of Redemption with respect to Residential Properties ............    96
  Notice of Sale; Redemption Rights with respect to
    Manufactured Homes ...................................................    97
  Anti-Deficiency Legislation, Bankruptcy Laws and Other
    Limitations on Lenders ...............................................    97
  Junior Mortgages .......................................................    99
  Consumer Protection Laws ...............................................   100
  "High Cost" Loans and Predatory Lending Laws ...........................   102
  Enforceability of Certain Provisions ...................................   102
  Prepayment Charges and Prepayments .....................................   103
  Subordinate Financing ..................................................   104
  Applicability of Usury Laws ............................................   104
  Alternative Mortgage Instruments .......................................   105
  Environmental Legislation ..............................................   105
  Servicemembers Civil Relief Act and the California Military
    and Veterans Code ....................................................   106
  Forfeiture for Drug, RICO and Money Laundering Violations ..............   107
FEDERAL INCOME TAX CONSEQUENCES ..........................................   107
  General ................................................................   107
REMICs ...................................................................   108
  General ................................................................   108
  Taxation of Owners of Regular Securities ...............................   111
  Taxation of Owners of Residual Securities ..............................   120
  Taxes That May Be Imposed on the REMIC Pool ............................   129
  Liquidation of the REMIC Pool ..........................................   130
  Administrative Matters .................................................   130
  Limitations on Deduction of Certain Expenses ...........................   131
  Taxation of Certain Foreign Investors ..................................   131
  Backup Withholding .....................................................   132
  Reporting Requirements .................................................   133
  Grantor Trust Funds ....................................................   134
  Classification of Grantor Trust Funds ..................................   134
  Standard Securities ....................................................   134
  Stripped Securities ....................................................   137
  Reporting Requirements and Backup Withholding ..........................   141
  Partnership Trust Funds ................................................   141
  Classification of Partnership Trust Funds ..............................   141
  Characterization of Investments in Partnership Securities
    and Debt Securities ..................................................   142
  Taxation of Holder of Debt Securities ..................................   142
  Taxation of Owners of Partnership Securities ...........................   142
  Reportable Transactions ................................................   147
STATE AND OTHER TAX CONSEQUENCES .........................................   148
ERISA CONSIDERATIONS .....................................................   148
LEGAL INVESTMENT .........................................................   152
PLAN OF DISTRIBUTION .....................................................   154
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................   155

LEGAL MATTERS ............................................................   156
FINANCIAL INFORMATION ....................................................   156
ADDITIONAL INFORMATION ...................................................   156
RATING ...................................................................   156
GLOSSARY OF TERMS ........................................................   158

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

      Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

      (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

      (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

      If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                   ----------

    If you require additional information, the mailing address of our principal executive offices is HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018 and the telephone number is (212) 525-4010.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Depositor................  HSI Asset Securitization Corporation, the
                              depositor, is a corporation organized under the laws of Delaware. The depositor is a direct wholly owned subsidiary of HSBC Markets (USA) Inc.

   Master Servicer .........  The entity or entities named as master servicer in the related prospectus supplement.

   Trustees ................  The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuer of Notes .........  The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate trust. The depositor, and the owner trustee will enter into a separate trust agreement to form each owner trust.

Securities

   Description
   of Securities ...........  The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time. The depositor will offer these securities in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate, nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o  subordinated distributions of scheduled
                                 payments of principal, prepayments of
                                 principal, interest or any combination of these payments;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time;

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest ................  Interest on each class of securities for a series:

                              o will accrue at the applicable security interest rate on its outstanding security principal balance;

                              o  will be distributed to holders of the
                                 securities as provided in the related
                                 prospectus supplement on the related
                                 distribution date; and

                              o  may be reduced to the extent of certain
                                 delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional

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                              amount as described in this prospectus and in the related prospectus supplement.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal ...............  The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

   The Trust Funds .........  Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o certain other assets as described in this prospectus and in the related prospectus supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities--Pre-Funding Account" in this prospectus.

   A. Residential Loans ....  The residential loans will consist of any combination of:

                              o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

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                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                              o  a manufactured home, which may have a
                                 subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured housing conditional sales
                                 contracts and installment loan agreements which may be secured by either liens on:

                                 o   new or used manufactured homes; or

                                 o the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                 o in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                              Each trust fund may contain any combination of the following types of residential loans:

                              o fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

                              o  fully amortizing loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o payments of interest that increase annually at a predetermined rate until the loan is repaid or for a

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                                     specified number of years, after which
                                     level monthly payments resume;

                              o  fully amortizing loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

                                 o   followed by level monthly payments;

                              o  fixed interest rate loans providing for

                                 o level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing loans with

                                 o   an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                              These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

                              o adjustable interest rate loans providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

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                              o other types of residential loans as may be described in the related prospectus supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o  primary mortgage insurance policies;

                              o  insurance issued by the Federal Housing
                                 Administration; or

                              o  partial guarantees of the Veterans
                                 Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

   B. Agency Securities ....  The agency securities may consist of any combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association;

                              o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association; and

                              o mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation.

   C. Mortgage Securities ..  A trust fund may include previously issued:

                              o  asset-backed certificates;

                              o  collateralized mortgage obligations; or

                              o participation certificates evidencing interests in, or collateralized by, residential loans or agency securities.

   D. Trust Account ........  Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See "Description of the Securities -- Deposits to the Trust Account" in this prospectus.

   E. Credit Support .......  One or more classes of securities within any series may be covered by any combination of:

                              o  a surety bond;

                              o  a guarantee;

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                              o  a letter of credit;

                              o  an insurance policy;

                              o  a bankruptcy bond;

                              o  a reserve fund;

                              o  a cash account;

                              o  reinvestment income;

                              o  overcollateralization;

                              o  subordination of one or more classes of
                                 securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement;

                              o cross-support between securities backed by different asset groups within the same trust fund; or

                              o another type of credit support to provide partial or full coverage for certain defaults and losses relating to the residential loans.

                              The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and "Description of the Securities -- Subordination" in this prospectus.

Pre-Funding Account ........  The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing And Advances .....  The master servicer, directly or through sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

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                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances" in this prospectus.

Optional Termination .......  The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities -- Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status .................  The treatment of the securities for federal income tax purposes will depend on:

                              o whether a REMIC election is made with respect to a series of securities; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations .......  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the IRS.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment ...........  The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the

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                              suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use Of Proceeds ............  The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings ....................  Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

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                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your
  Securities

      We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

      The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

      o     payments with respect to the assets of the trust fund; and

      o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

      You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

      o     all payments due on the securities of your series;

      o adequate provision for future payments on certain classes of securities; and

      o     any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

      The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

      Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield Is Sensitive to Rate of Principal Prepayment

      The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

      o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

      o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

      o     the exercise of any right of optional termination; and

      o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

      Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      The rate of prepayments is influenced by a number of factors, including:

      o     prevailing mortgage market interest rates;

      o     local and national interest rates;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain refinancing.

      Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal and Interest on the Securities" in this prospectus.

Borrower May Be Unable to Make Balloon Payment

      Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

      o     timely refinance the loan; or

      o     timely sell the related residential property.

      A number of factors will affect a borrower's ability to accomplish either of these goals, including:

      o the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related residential property;

      o     the financial condition of the borrower; and

      o     the tax laws.

      A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

      Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

      o an overall decline in the residential real estate market in the areas in which the residential properties are located;

      o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

      o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

    Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

      o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

      o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

      o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

      In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

      If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

      o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

      o     incur losses if any deficiency judgment obtained is not realized on.

      In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

      Applicable state laws generally:

      o     regulate interest rates and other charges;

      o     require certain disclosures; and

      o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

      o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

      o     may entitle the borrower to a refund of amounts previously paid; and

      o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

Violations of Environmental Laws May Reduce Recoveries on Properties

      Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

      The residential loans may also be subject to federal laws, including:

      o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

      o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

      o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

      o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

      o     affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

      o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

      o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

      Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

      Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

      o     the adequacy of the value of the assets of the trust fund;

      o     any credit enhancement with respect to the class; and

      o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

      The rating will not be based on:

      o the likelihood that principal prepayments on the related residential loans will be made;

      o the degree to which prepayments might differ from those originally anticipated; or

      o the likelihood of early optional termination of the series of securities.

      You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

      o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

      o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

      o if in the judgment of the rating agency, circumstances in the future so warrant;

      o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

      o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

    Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

      o that the historical data supporting the actuarial analysis will accurately reflect future experience;

      o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

      o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a
  Decline in Property Values

    The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

      o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

      o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

      o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

      Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

      o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

      o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

      o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

      See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

    A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively
  Higher Losses

      The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

      A mortgage loan made to a "non-conforming credit" means a residential loan that is:

      o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

      o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

      o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

      Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential
  Loans

      The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential loans could increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

      See "The Trust Funds -- Residential Loans" in this prospectus.

Changes in the Market Value of Properties May Adversely Affect Payments on the
  Securities

      We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 158.

                                 THE TRUST FUNDS

      The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

      The residential loans may consist of any combination of:

      o Mortgage loans secured by first or junior liens on one -to four-family residential properties;

      o     Multifamily Loans;

      o     Home Improvement Contracts;

      o     Home Equity Loans;

      o     Cooperative Loans; or

      o     Manufactured Housing Contracts

    The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

      (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

      (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

      (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

      (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

      (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

      (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

      (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

      (8) Any other types of residential loans as may be described in the related prospectus supplement.

      The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

      o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

      o     have been issued previously by:

            o     the depositor or an affiliate of the depositor;

            o     a financial institution; or

            o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

      If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

      o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

      (1) offered and distributed to the public pursuant to an effective registration statement, or

      (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

      Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

      o     the mortgage securities;

      o     any related credit enhancement;

      o     the residential loans underlying the mortgage securities; and

      o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

      The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

      The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

      Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

      o     detached and attached dwellings;

      o     townhouses;

      o     rowhouses;

      o     individual condominium units;

      o     individual units in planned-unit developments; and

      o     individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

      o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

            o first, to the payment of court costs and fees in connection with the foreclosure;

            o     second, to real estate taxes; and

            o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

      If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

            o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

            o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

            o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

            o the risk of loss if the deficiency judgment is not realized on; and

            o the risk that deficiency judgments may not be available in certain jurisdictions.

      o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

      Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      The related prospectus supplement may specify that the Multifamily Loans:

      o     contain a Lockout Period;

      o     prohibit prepayments entirely; or

      o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

      Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

      Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

      The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

      o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

      o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

      FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

      There are two primary FHA insurance programs that are available for Multifamily Loans:

      o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

      o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

            (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

            (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

      o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

      We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

      The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

      GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

      o     the GNMA guaranty program;

      o     the characteristics of the pool underlying the GNMA Certificates;

      o     the servicing of the related pool;

      o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the GNMA Certificates.

      Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

      The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

      GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

      o collecting payments from borrowers and remitting the collections to the registered holder;

      o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

      o     maintaining primary hazard insurance; and

      o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

      The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

      Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

      Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

      o must meet the applicable standards of the Fannie Mae purchase program;

      o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

      o     is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

      o     the Fannie Mae program;

      o     the characteristics of the pool underlying the Fannie Mae
            Certificates;

      o     the servicing of the related pool;

      o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Fannie Mae Certificates.

      Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

      The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

      The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

      Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

      o     the Freddie Mac guaranty program;

      o     the characteristics of the pool underlying the Freddie Mac
            Certificate;

      o     the servicing of the related pool;

      o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Freddie Mac Certificates.

      Except as described below with respect to Stripped Agency Securities:

      o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

      o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

      o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

            o     foreclosure sale;

            o     payment of the claim by any mortgage insurer; and

            o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

      The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

      The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

      o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

      o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

      o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

      o the payments of principal and interest on the Stripped Agency Securities and

      o     other relevant matters with respect to the Stripped Agency
            Securities.

Additional Information Concerning the Trust Funds

      Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

      o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

      o     the types of related residential properties--e.g.,

            o     one- to four-family dwellings,

            o     multifamily residential properties,

            o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

            o     condominiums and planned-unit development units,

            o     vacation and second homes, and

            o     new or used manufactured homes;

      o     the original terms to maturity;

      o     the outstanding principal balances;

      o     the years in which the loans were originated;

      o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

      o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

      o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

      o the geographical distribution of the residential properties on a state-by-state basis;

      o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

      o information as to the payment characteristics of the residential loans.

      If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8 K will be filed with the SEC within fifteen days after the initial issuance of those securities.

      The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

      The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

      The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

      The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

      o     any applicable trust administration fee payable to the trustee,

      o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

      o any applicable withholding tax required to be withheld by the trustee and

      o     as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

      o     to purchase the related assets of the trust fund;

      o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

      o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

      o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

      The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

      The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

      o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

      o     in later months in the case of agency securities; or

      o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

      When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

      o     payments to senior lienholders,

      o     legal fees and costs of legal action,

      o     real estate taxes, and

      o     maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

      o     entitle the borrower to a refund of amounts previously paid, and

      o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

      The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

      The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

      Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

      o     homeowner mobility;

      o     economic conditions;

      o     enforceability of due-on-sale clauses;

      o     market interest rates and the availability of funds;

      o     the existence of lockout provisions and prepayment penalties;

      o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

      o     the relative tax benefits associated with the ownership of property;
            and

      o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

      Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

      o     the amounts of the underlying senior mortgage loans;

      o     the interest rates on the underlying senior mortgage loans;

      o the use of first mortgage loans as long-term financing for home purchase; and

      o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

            o     home improvement;

            o     education expenses; and

            o     purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

      In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

      In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

      With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

      With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

      In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

      The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

      HSI Asset Securitization Corporation, the depositor, is an indirect wholly-owned subsidiary of HSBC Holdings plc. HSBC Holdings plc is one of the largest banking and financial services organizations in the world with total assets of $1,277 billion at December 31, 2004. Headquartered in London, HSBC Holdings plc's international network comprises over 9,800 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. Through an international network linked by advanced technology, including a rapidly growing e-commerce capability, HSBC Holdings plc provides a comprehensive range of financial services: personal finance services; commercial banking; corporate, investment banking and markets; private banking; and other activities.

      The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

      Neither the depositor nor any of the depositor's affiliates, including HSBC Holdings plc, will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

Underwriting Standards

      The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

      o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

      o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

      o that the residential property was free from damage and was in good repair;

      o that there were no delinquent tax or assessment liens against the residential property;

      o     that each residential loan was current as to all required payments;
            and

      o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

    The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

      o     the unpaid principal balance of the residential loans;

      o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

      o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

      An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

      Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

      Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

      The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

      Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

      As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

      o residential loans, including any mortgage securities, or agency securities, exclusive of

            o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

            o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

      o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

      o     with respect to trust funds that include residential loans:

            o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

            o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

            o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

            o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

      o     if specified in the related prospectus supplement, the reserve fund;
            and

      o     any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Each series of securities may consist of any combination of:

      o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

      o     one or more classes of securities which will be entitled to:

            o principal distributions, with disproportionate, nominal or no interest distributions; or

            o interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

      o other types of classes of securities, as described in the related prospectus supplement.

      Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

      At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

      o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

      o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

      o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

      o     the pass-through rate on the agency securities;

      o and with respect to a series of securities evidencing interests in residential loans, for each loan:

            o     information respecting its interest rate;

            o     its current scheduled payment of principal and interest;

            o     its Loan-to-Value Ratio; and

            o     certain other information.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. , or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

      o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

      o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

      o     an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

      o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

      o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

      o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

      The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

      With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

      Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

      o     the related cooperative note;

      o     the original security agreement;

      o     the proprietary lease or occupancy agreement;

      o the related stock certificate and related stock powers endorsed in blank; and

      o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

      Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

      o the original Manufactured Housing Contract endorsed to the order of the trustee; and

      o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

      The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

      Agency Securities. Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

      Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

      We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

      The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

      The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

      The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

      The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

      (1) all payments on account of principal, including principal prepayments, on the residential loans;

      (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

      (3)   all proceeds of

            o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

            o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

      (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

      (5) any advances made as described under "--Advances" in this prospectus;

      (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

      (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

      (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

      (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

      (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

      (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

      (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

      The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

    Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

      Distributions will be made either:

            o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

            o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

      Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

      The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

      Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

      o     substantial payments of principal on the assets of the trust fund,

      o low rates then available for reinvestment of payments on assets of the trust fund,

      o     substantial Realized Losses or

      o     some combination of the foregoing, and

      o     based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

      The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

      All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

      Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

      Some classes of securities will not be entitled to interest payments.

      With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

      The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

      Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

      Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

      The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

      With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

      o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

      o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

      Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

      As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

      A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

      Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

      All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

      As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

      Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

      The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

      Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

      If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

      Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

      Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

      The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

      Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

      Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

      The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

      The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

      On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

      (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

      (2) the amount of the distribution, if any, allocable to interest;

      (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

      (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

      (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

      (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

      (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

      (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

      (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

      (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

      (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

      (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

      (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

      (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

      (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

      The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

      If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

      The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a

"clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

      To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

      We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

      (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

      (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

      (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

      If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

      Residential Loans. The master servicer, directly or through sub-servicers, will be required to

      o make reasonable efforts to collect all required payments under the residential loans and

      o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

    In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

      The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

      Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

      As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

      If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

      (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

      (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

      o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

      o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

      o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement

      o     the trust fund will realize a loss in the amount of this difference.

      If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

      In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

      With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

      If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

      The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

      With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

      As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

      With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

      We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

      Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

      Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

      The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

      o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

      o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

      o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

      Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

      o against any liability for any breach of warranties or representations made in the servicing agreement; or

      o     against any specific liability imposed on the master servicer; or

      o     by the terms of the servicing agreement; or

      o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

      o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

      o     entitled to indemnification by the trust fund and

      o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

            o any loss, liability, or expense related to any specific residential loan or residential loans,

            o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

            o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

      In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

      The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

      The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

      o     the agreement or the securities;

      o     any Pool Insurance Policy;

      o     any special hazard insurance policy and the Bankruptcy Bond; or

      o     any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

      In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

      The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

      Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

      Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

      With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

      A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

      If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

      The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

      If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

      If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

      Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

      o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

      No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

      o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

      o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

      o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

      o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

      o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

      Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

      o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o     any other servicing default specified in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

      o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

      o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

      o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

      o maintain possession of the collateral securing the notes of the series and

      o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

      In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

      o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

      o the trustee satisfies the other requirements as may be set forth in the related indenture.

      If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

      If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

      No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

      o the holder previously has given to the trustee written notice of default and the continuance of a default;

      o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

            o have made written request to the trustee to institute the proceeding in its own name as trustee; and

            o     have offered to the trustee reasonable indemnity;

      o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

      o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

      o exercise any of the trusts or powers vested in it by the indenture or

      o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

      With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

      (1) to cure any ambiguity;

      (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

      (3) to make any other provisions with respect to matters or questions arising under the agreement; and

      (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

      (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

      (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

      The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

      o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

      o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

      Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                   DESCRIPTION OF PRIMARY INSURANCE COVERAGE

      The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

      The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

      The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

      The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

      As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

      o     advance or discharge

            o     hazard insurance premiums; and

            o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

      o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

      Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

      The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA.

The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

      Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including

VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

      With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

      The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

    The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

    Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     nuclear reactions,

      o     wet or dry rot,

      o     vermin, rodents, insects or domestic animals,

      o     theft, and,

      o     in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

      (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

      (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

      (1) the replacement cost of the improvements less physical depreciation;
and

      (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

    The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

      The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

      (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

      (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

    The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

      The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

      o     a Pool Insurance Policy;

      o     a special hazard insurance policy;

      o     a Bankruptcy Bond;

      o     a reserve fund; or

      o     a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

      To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

      The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

      Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

      Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

      o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

      o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

      o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

      o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

      (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

      (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

      Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

      (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

      (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

      The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

      In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

      If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

      Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

      Claims under each special hazard insurance policy will generally be limited to:

      (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

      (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

      (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

      As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

      o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

      o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

      Special hazard insurance policies will typically not cover losses such as those occasioned by

      o     normal wear and tear,

      o     war,

      o     civil insurrection,

      o     certain governmental actions,

      o     errors in design,

      o faulty workmanship or materials, o except under certain circumstances, nuclear or chemical reaction or contamination,

      o flood, if the property is located in a federally designated flood area, and

      o     certain other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

      (1) the cost of repair to the property; and

      (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

      (a) accrued interest at the interest rate to the date of claim settlement and

      (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

      (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

      (b)   any amount paid as the cost of repair of the property.

      Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

      The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

      A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

      o     Primary Hazard Insurance Policy premiums,

      o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

      o     real estate property taxes, if applicable,

      o     property protection and preservation expenses and

      o     foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

      Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

      The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

      Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

      The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

      The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

Letter of Credit

      The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

      The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

      The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

      The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

      All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

      (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

      (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

      (3) Manufactured Housing Contracts evidencing both

      o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

      o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

      The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

      Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

      o     the law of the state in which the real property is located,

      o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

      o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

      The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations

      (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the

Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

      As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party.
Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

      o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

      o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

      A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

      (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

      (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

      In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

      (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

      Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

      o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

      o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

      o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

      In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

      Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land
  Contracts

      Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

      (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

      (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

      While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

      States have taken a number of approaches to anti-deficiency and related legislation:

      o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

      o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

      o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

      A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

      Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

      In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

      Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

      The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

      Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure on Mortgages" in this prospectus.

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

      Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

      o     the federal Truth-in-Lending Act and Regulation Z,

      o     Real Estate Settlement Procedures Act and Regulation X,

      o     Equal Credit Opportunity Act and Regulation B,

      o     Fair Credit Billing Act,

      o     Fair Credit Reporting Act,

      o     Fair Housing Act, Housing and Community Development Act,

      o     Home Mortgage Disclosure Act,

      o     Federal Trade Commission Act,

      o     Fair Debt Collection Practices Act,

      o     Uniform Consumer Credit Code,

      o     Consumer Credit Protection Act,

      o     Riegle Act,

      o     Depository Institutions Deregulation and Monetary Control Act,

      o     Gramm-Leach-Bliley Act, and

      o     related statutes and regulations.

      In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

      o     the disclosures required to be made to borrowers,

      o     licensing of originators of residential loans,

      o     debt collection practices,

      o     origination practices, and

      o     servicing practices.

      These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

      o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

      o     subject the trust to an administrative enforcement action,

      o     provide the borrower with the right to rescind the loan, and

      o     provide the borrower with set-off rights against the trust.

      Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

      Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

      If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

      Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

      In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

      Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

      Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

      Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

      o     prohibiting prepayment for a specified period after origination,

      o     prohibiting partial prepayments entirely or

      o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

      The laws of certain states may

      o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

      o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision , referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

      When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

      Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

      (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      (3) all other non-federally chartered housing creditors, including without limitation

      o     state-chartered savings and loan associations,

      o     savings banks and mutual savings banks and

      o     mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

      Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

            (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

            (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

      Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

      Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

      The following discussion addresses securities of four general types:

      (1) REMIC Securities,

      (2) Grantor Trust Securities,

      (3) Partnership Securities, and

      (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

      (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

      (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

      (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

      The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

      General

      Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

      (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

      (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

      (i) in exchange for any qualified mortgage within a three-month period after that date; or

      (ii) in exchange for a "defective obligation" within a two-year period thereafter.

      A "defective obligation" includes

      (i) a mortgage in default or as to which default is reasonably foreseeable;

      (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

      (iii) a mortgage that was fraudulently procured by the borrower; and

      (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

      A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

      (1) one or more classes of regular interests or

      (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

      o     issued on the Startup Day with fixed terms,

      o     designated as a regular interest,

      o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

      o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

      Taxation of Owners of Regular Securities

      General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular

Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

      To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

      Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

      Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

      (1)   the sum of:

            (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

            (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

      (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      (1)   the yield to maturity of the Regular Security at the issue date,

      (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

      (3)   the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

      In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

      (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

      (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

      The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

      (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

      (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      (1) the issue price does not exceed the original principal balance by more than a specified amount, and

      (2) the interest compounds or is payable at least annually at current values of:

      (a) one or more "qualified floating rates,"

      (b) a single fixed rate and one or more qualified floating rates,

      (c) a single "objective rate," or

      (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

      (1) within the control of the issuer or a related party, or

      (2) unique to the circumstances of the issuer or a related party.

      A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

      (1)   a fixed rate, or

      (2)   a variable rate that is:

            (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

            (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

            (c) the weighted average of rates on some or all of the qualified mortgages,

            (d)   the product:

                  i. of a rate in (a) through (c) above and a fixed multiplier, or

                  ii. plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

            (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

            (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

            (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

            (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

      Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

      Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

      (1) is exceeded by the then-current principal amount of the Regular Security, or

      (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

      Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

      (1) on the basis of a constant interest rate, or

      (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

      Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

      By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

      (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

      (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

      Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

      While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

      Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

      (1) the cost of the Regular Security to the seller,

      (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security, and

      (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

      (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

      (3) to the extent that the gain does not exceed the excess, if any, of:

            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

            (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

      In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Taxation of Owners of Residual Securities

      Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (2) all bad loans will be deductible as business bad debts, and

      (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes:

      (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

      (2) reduced by amortization of any premium on the mortgage loans,

      (3) plus income from amortization of issue premium, if any, on the Regular Securities,

      (4) plus income on reinvestment of cash flows and reserve assets, and

      (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool's deductions include:

      (1) interest and original issue discount expense on the Regular
Securities,

      (2) servicing fees on the mortgage loans,

      (3) other administrative expenses of the REMIC Pool, and

      (4) realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

      The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

      If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

      Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

      (1) first, by a cash distribution from the REMIC Pool, and

      (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

      A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

      (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

      (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

      For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

      (1) could not be offset by net operating losses of its shareholders,

      (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

      (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

      (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

      (2) the highest marginal federal income tax rate applicable to corporations.

      The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

      (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

      (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes,

      (1)   "Disqualified Organization" means:

            (a)   the United States,

            (b) any state or political subdivision of the United States or any state,

            (c)   any foreign government,

            (d)   any international organization,

            (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

            (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

            (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

      (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

      (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

      The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

      (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

      (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

      (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

      (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

      The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      (1)   the transferor

            (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

            (b) found that the transferee historically paid its debts as they came due, and

            (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

      (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

      (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

      (4) one of the following two tests is satisfied: either

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

                  (i) the present value of any consideration given to the transferee to acquire the interest;

                  (ii) the present value of the expected future distributions on the interest; and

                  (iii) the present value of the anticipated tax savings
                        associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

            (b)   (i)   the transferee must be a domestic "C" corporation
                        (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
                        (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                  (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

                  (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

      (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

      (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

      Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income:

      (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

      (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

      Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

      Taxes That May Be Imposed on the REMIC Pool

      Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

      (1)   the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

            (b) foreclosure, default, or imminent default of a qualified mortgage,

            (c)   bankruptcy or insolvency of the REMIC Pool, or

            (d)   a qualified (complete) liquidation,

      (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      (3)   the receipt of compensation for services, or

      (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

      (1)   a default or reasonably foreseeable default,

      (2)   an assumption of the mortgage loan,

      (3)   the waiver of a due-on-sale or due-on-encumbrance clause, or

      (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

      (1)   during the three months following the Startup Day,

      (2)   made to a qualified Reserve Fund by a Residual Securityholder,

      (3)   in the nature of a guarantee,

      (4)   made to facilitate a qualified liquidation or clean-up call, and

      (5)   as otherwise permitted in Treasury regulations yet to be issued.

      We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

      Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

      Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

      Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

      Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

      In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

      Taxation of Certain Foreign Investors

      Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

      (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

      (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

      If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

      In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

      (1) the certification described above be provided by the partners rather than by the foreign partnership and

      (2) the partnership provide certain information, including a United States taxpayer identification number.

      In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

      Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

      (1) the mortgage loans were issued after July 18, 1984, and

      (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

      Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

      Backup Withholding

      Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of

28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

      Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

      o     corporations,

      o     non-calendar year taxpayers,

      o     securities or commodities dealers,

      o     real estate investment trusts,

      o     investment companies,

      o     common trust funds,

      o     thrift institutions and

      o     charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

      The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

      Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC

Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

Grantor Trust Funds

      Classification of Grantor Trust Funds

      With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

      Standard Securities

      General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

      (1)   interest at the coupon rate on the mortgage loans,

      (2)   original issue discount, if any,

      (3)   prepayment fees,

      (4)   assumption fees, and

      (5)   late payment charges received by the servicer.

      A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

      As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

      Tax Status. Tax Counsel has advised the depositor that:

      (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

      (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

      Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

      Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

      Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

      Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

      (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Stripped Securities

      General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

      (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

      (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

      (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

      (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

      This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

      (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

      (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

      (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

      (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

      (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

      Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

      (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

      (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

      (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

      Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

      Reporting Requirements and Backup Withholding

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

      On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

      Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

      Classification of Partnership Trust Funds

      With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      Characterization of Investments in Partnership Securities and Debt Securities

      For federal income tax purposes:

      (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

      (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

      Taxation of Holder of Debt Securities

      Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

      (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

      (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

      (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

      Taxation of Owners of Partnership Securities

      Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

      (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

      (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

      (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

      (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

      (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

      That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

      Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

      Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

      The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

      Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

      (1) the name, address and taxpayer identification number of the nominee and

      (2) as to each beneficial owner:

            (x) the name, address and identification number of the beneficial owner,

            (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

            (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

      In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January

31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

      Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

      Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

      Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

      Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

      In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

      Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

      (1) the underwriter to whom the Exemption was issued,

      (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

      (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

      (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

      (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

      (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

            (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

            (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

      (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Exemption also requires that the trust fund meet the following requirements:

      (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

      (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

      A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

      (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

      (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

      (b)   an affiliate of that person,

      (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

      (3) the holding of certificates by an ERISA Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

      Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

      (1) that the certificates constitute "certificates" for purposes of the Exemption and

      (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

      In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

      Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

      If so specified in the Prospectus Supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

      Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by HSBC Securities (USA) Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

      Alternatively, the related prospectus supplement may specify that the securities will be distributed by HSBC Securities (USA) Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If HSBC Securities (USA) Inc. acts as agent in the sale of securities, HSBC Securities (USA) Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that HSBC Securities (USA) Inc. elects to purchase securities as principal, HSBC Securities (USA) Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

      The depositor will indemnify HSBC Securities (USA) Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments HSBC Securities (USA) Inc. and any underwriters may be required to make in respect of any liability.

      The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      In the ordinary course of business, HSBC Securities (USA) Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

      As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018, Attention: Norman Chaleff, or by telephone at (212) 525-4010.

      We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

                                  LEGAL MATTERS

      The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

      This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

      It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

      (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

      (2) the degree to which the rate of prepayments might differ from that originally anticipated or

      (3) the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

      The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

      If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                                GLOSSARY OF TERMS

      "1986 Act" is the Tax Reform Act of 1986.

      "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

      "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

      "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      "Available Subordination Amount" is an amount equal to the difference between

      (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

      (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

      "Bankruptcy Bond" is a bond insuring residential loans which covers

      (1) certain losses resulting from

            (a)   an extension of the maturity of a residential loan, or

            (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

      (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

      "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

      "California Military Code" is the California Military and Veterans Code, as amended.

      "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

      (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

      (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

      (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

      "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Clearstream" is Clearstream Banking, societe anonyme.

      "Code" is the Internal Revenue Code of 1986, as amended.

      "Collateral Value" is

      (1) with respect to a residential property or cooperative unit, it is the lesser of:

            (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

            (b)   the sales price of the property.

      (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

      "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

      "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

      "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

      "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

      "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

      "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

      "DTC" is The Depository Trust Company.

      "Due Period" is the period of time specified in the related prospectus supplement.

      "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

      "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

      "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

      "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

      "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

      "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

      "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

      "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

      "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

      "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

      "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

      "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

      "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

      "IRS" is the federal Internal Revenue Service.

      "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

      "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

      "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

      "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

      "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

      (1) new or used manufactured homes;

      (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

      (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

      "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

      "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

      "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

      "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

      "OTS" means the federal Office of Thrift Supervision.

      "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

      "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

      "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

      "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

      "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

      "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

      (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

      (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

      "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

      "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

      "PTCE" is the Prohibited Transaction Class Exemption.

      "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

      "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

      "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

      "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

      "Regular Securityholder" is a holder of a Regular Security.

      "Relief Act" is the Servicemembers Civil Relief Act.

      "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

      "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

      "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

      "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

      "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

      "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

      "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

      "Residual Securityholder" is a holder of a Residual Security.

      "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

      "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

      "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

      "SEC" is the U.S. Securities and Exchange Commission.

      "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

      "Security Owner" is a person who has beneficial ownership interests in a security.

      "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

      "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

      "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

      "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

      "Startup Day" is the date the REMIC securities are issued.

      "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

      (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

      (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

      "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

      "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

      "U.S. Person" is

      (1) A citizen or resident of the United States,

      (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

      (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

      "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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